As filed with the Securities and Exchange Commission on December 3, 2010
Registration No. 333-169533

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Cole Advisor Retail Income REIT, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

2575 East Camelback Road
Suite 500
Phoenix, AZ 85016
(602) 778-8700
(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Richard R. Lavin
Cole Advisor Retail Income REIT, Inc.
Executive Vice President and Secretary
2575 East Camelback Road
Suite 500
Phoenix, AZ 85016
(602) 778-8700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ettore A. Santucci
Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED DECEMBER 3, 2010
PROSPECTUS

Cole Advisor Retail Income REIT, Inc.
Maximum Offering of $4,000,000,000 — Minimum Offering of $2,500,000

Cole Advisor Retail Income REIT, Inc. is a newly organized corporation formed to invest primarily in single-tenant necessity retail properties, which are leased to some of America’s best-known and creditworthy national and regional retail companies, under long-term net leases. We use the term necessity retailers to refer to retail companies that provide consumers with products that are integrated into their daily lives. By utilizing this conservative and disciplined investment approach, our objective is to serve as the landlord of where America shops, and thereby generate a relatively predictable and stable current stream of income for investors, along with the potential for long-term capital appreciation in the value of our real estate. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes, and we are externally managed by our advisor, Cole Advisors: Retail Income, LLC, an affiliate of our sponsor, Cole Real Estate Investments.

We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time, by filing a new registration statement before the end of each prior offering, subject to regulatory approval. We will initially offer up to $4,000,000,000 in shares of common stock, consisting of up to $3,500,000,000 in shares in our primary offering and up to $500,000,000 in shares pursuant to our distribution reinvestment plan. Until the release of proceeds from escrow, the per share purchase price for shares of our common stock in our primary offering will be $10.00 per share, an amount that was arbitrarily determined by our board of directors. Thereafter, the per share purchase price will vary from day-to-day and, on each day, will equal the sum of our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day (NAV per share). Our independent valuation expert will be principally responsible for valuing our assets and liabilities, subject to the review and approval by our independent board of directors. Although we do not intend to list our common stock for trading on a stock exchange or other trading market, we have adopted a redemption plan designed to provide our stockholders with limited liquidity on a daily basis for their investment in our shares.

We intend to distribute our shares principally through registered investment advisors and broker/dealers that charge their clients a fee for their services (typically referred to as wrap or fee based accounts). As a result, we expect that our total expenses, including costs of distribution, will be significantly less than those of a traditional defined life non-exchange traded REIT. We will take purchase orders and hold investors’ funds in escrow until we receive purchase orders for at least $2,500,000 in shares and our board of directors authorizes the release of the escrow funds.

This investment involves substantial risk. You should purchase these securities only if you can afford a significant decline in the value of your investment. See “Risk Factors” beginning on page 25 for risks to consider before buying our shares, including:

•	We are a “blind pool.” We have not identified any assets to be purchased with the net proceeds from this offering and have no operating history.

•	The valuation methodologies used by our independent valuation expert to determine our daily NAV involve subjective judgments and estimates, and may not accurately reflect the actual price at which our assets could be liquidated on any given day.

•	There is no public market for our shares of common stock, and our charter does not require us to effect a liquidity event at any point in time in the future.

•	Our redemption plan will provide stockholders with the opportunity to redeem their shares on a daily basis, but redemptions will be subject to available liquidity and other potential restrictions.

•	We may pay distributions from sources other than cash flow from operations, including borrowings, proceeds from this offering or asset sales, and we have no limits on the amounts we may pay from such other sources.

•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates

•	We may suffer from delays in identifying suitable investments, which may adversely impact the value of your investment.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, any state securities commission, nor the Attorney General of the State of New York has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Per Share	Total Minimum	Total Maximum(1)

Public Offering Price(2)	$10.00	$2,500,000	$4,000,000,000
Organization and Offering Costs	$0.05	$12,500	$17,500,000	(3)
First Year Underwriting Compensation(4)	$0.05	$25,000	$20,000,000
Proceeds to Us, Before Expenses	$9.90	$2,462,500	$3,962,500,000

(1)	Includes shares of common stock being offered under our distribution reinvestment plan.

(2)	The price per share shown was arbitrarily determined by our board and will only apply until funds are released to us from the escrow account. Thereafter, our price per share will vary from day-to-day and will be based on our NAV.

(3)	Calculated on $3,500,000,000 of gross proceeds from our primary offering. See “Use of Proceeds.”

(4)	During our first year after the escrow period, we may use up to 1% of our offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds and excluding share issued under our distribution reinvestment plan) along with our cash flows from operations, to pay for the costs of distribution and other underwriting compensation. See “Use of Proceeds,” and “Compensation.”

The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, is an affiliate of our advisor and will offer the shares on a best efforts basis.

The date of this prospectus is          , 2010

Suitability Standards

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

Alabama:  Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

California:  Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

Iowa and Ohio:  Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

Kansas:  It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Michigan, Oregon, Pennsylvania and Tennessee:  Investors must have a liquid net worth of at least ten times their investment in us.

Maine:  Investors must have either (i) a minimum net worth of at least $250,000, or (ii) an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, the investment in us (plus any investments in our affiliates) by an investor must not exceed ten percent (10%) of the net worth of the investor.

Texas:  Investors must have (excluding the value of their home, furnishings and automobiles) (i) a net worth of at least $300,000, or (ii) a gross annual income of at least $100,000 and a net worth of at least $100,000. In addition, the investor’s investment in the shares and securities of other REITs must not exceed ten percent (10%) of the “liquid net worth” of the investor. “Liquid net worth” means that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Because the minimum offering of our common stock is less than $400,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

Our sponsor and affiliated dealer manager are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will rely on participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor and affiliated dealer manager are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor. By written agreement, a participating broker may delegate this responsibility to our dealer manager.

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Unless the responsibility for determining suitability has been delegated to our dealer manager, it shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, as well as whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the limited liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved our shares of common stock as an available investment option under such plan. In addition, in the case of sales to fiduciary accounts (such as a trust, pension or profit sharing plan), the suitability standards may be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

IMPORTANT NOTE FOR BROKER-DEALERS:  This prospectus will be supplemented on each business day after the escrow period. All sales literature used in connection with this offering must be accompanied by (1) the original prospectus dated          , 2010, (2) all prospectus supplements (other than pricing supplements) and (3) the most recent pricing supplement filed through the close of business on the business day immediately preceding delivery or, if delivered after the close of business, then through the close of business on the day such sales literature is delivered.

IMPORTANT NOTE FOR INVESTORS:  Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

IMPORTANT NOTE ABOUT THIS PROSPECTUS: The term “sponsor” refers to Cole Real Estate Investments, our sponsor; the terms “advisor” and “Cole Retail Advisors” refers to Cole Advisors: Retail Income, LLC, our advisor and an affiliate of our sponsor, and the term “transfer agent” refers to Cole Services, LLC, our transfer agent and an affiliate of our sponsor. In this prospectus, the term “operating partnership” refers to Cole Advisor Retail Income Operating Partnership, LP of which Cole Advisor Retail Income REIT, Inc. is the sole general partner. The words “we,” “us,” and “our” refer to Cole Advisor Retail Income REIT, Inc. and our operating partnership, taken together, unless the context requires otherwise.

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Questions and Answers About This Offering

Set forth below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. They are not a substitute for disclosures elsewhere in this prospectus and the latest prospectus supplement furnished to you. You are strongly encouraged to read the “Prospectus Summary,” the “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for the acquisition of real estate;

• typically offers the benefit of a diversified real estate portfolio under professional management;

• must distribute to investors at least 90% of its annual REIT taxable income; and

• is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

We expect to qualify as a REIT beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We will also use the so-called UPREIT (Umbrella Partnership Real Estate Investment Trust) structure, where a REIT holds all or substantially all of its assets through a partnership the REIT controls as a general partner. We chose this structure because it may be attractive to sellers of real estate who wish to defer taxable gain by exchanging their asset for limited partnership interests.

Q:	Why should I consider an investment in real estate?

A:	For many institutional investors, real estate is a major asset class for allocation within a diversified investment portfolio. The largest U.S. endowments and pension funds have historically allocated a significant portion of their portfolio to direct investments in commercial real estate. In fact, according to the 2009 plan sponsor survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate increased from 7.9% for 2006 to 10.2% for 2009.

Our goal is to provide a professionally managed, diversified portfolio of institutional quality commercial real estate to retail investors who generally have had very limited access to such investments in the past. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

• a reasonably predictable and stable level of current income from the investment;

• diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market generally; and

• the opportunity for capital appreciation.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:	Under that strategy, we intend to invest primarily in single-tenant, necessity retail properties, which are leased to national and regional creditworthy tenants, under long-term triple and double net leases. We also intend to invest in “power centers” that are anchored by multiple necessity retailers, subject to long-term net leases. We expect that our leases will generally have lease terms in excess of ten years, and that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In addition, we expect to have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value).

Our goal is to serve as the landlord of where America shops, and thereby achieve a relatively predictable and stable stream of income for investors in our common stock, along with the potential for long-term appreciation in the value of our real estate assets. For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing real estate assets primarily in the retail sector. We believe that our sponsor’s experience in the single-tenant, necessity retail sector will provide us with a competitive advantage. In addition, our sponsor has built an organization of over 200 employees, who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and we believe that our access to these resources also will provide us with an advantage.

Q:	What are “necessity retail” properties?

A:	We use the term necessity retail to describe retail companies that provide consumers with products that are important to, and part of, their everyday lives. Examples of necessity retail properties include pharmacies, home improvement stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region. Historically, the retail sector of commercial real estate has been able to withstand most market cycles better than other sectors, due to the long-term resilience of consumer spending. By focusing our investment strategy on necessity retailers subject to long-term net leases, our objective is to provide our stockholders with a relatively stable stream of current income, while avoiding a significant decline in the value of our real estate portfolio.

Q:	What is the experience of your sponsor and advisor in managing commercial real estate?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc., Cole Capital Partners, LLC and other affiliates of our advisor. From January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 67 prior commercial real estate programs, including 65 privately offered programs and two publicly offered REITs, Cole Credit Property Trust II, Inc. (“Cole Credit Property Trust II”) and its current offering Cole Credit Property Trust III, Inc. (“Cole Credit Property Trust III”). These prior programs have raised approximately $3.8 billion from over 72,000 investors and have purchased 1,013 properties located in 43 states and the U.S. Virgin Islands at an acquisition cost of $5.0 billion as of December 31, 2009.

Our advisor is Cole Advisors: Retail Income, LLC, an affiliate of our sponsor that was formed solely for the purpose of managing our company. Mr. Cole is the chief executive officer and president of our advisor and other key personnel of our advisor have been associated with Cole Real Estate Investments for many years. The members of our advisor’s real estate management team each have more than years of experience in acquiring, structuring, developing and selling necessity retail properties. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.” Further, our sponsor has built an organization of over 200 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and most of these employees will serve as dual employees acting in part, on behalf of our advisor.

Q:	What is an open-ended, publicly offered, non-exchange traded REIT?

A:	First, a non-exchange traded REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. A public non-exchange traded REIT is registered with the Securities and Exchange Commission (“SEC”) and is required to file financial statements and other reports required by the SEC.

Second, we use the term “open-ended” non-exchange traded REIT to describe an investment vehicle of indefinite duration focused principally on acquiring a portfolio of commercial real estate, where the shares of common stock are continuously available for purchase and redemption on a daily basis at a price equal to net asset value per share (“NAV per share”). This is a structure similar to that employed by “open-ended” investment companies, or mutual funds, except that mutual funds invest primarily in securities that are either listed on an exchange or frequently traded, while REITs invest primarily in commercial real estate, which is an asset that is not frequently traded and is therefore generally illiquid.

Non-exchange traded REITs have traditionally had a finite life with a specified date by which there would be some type of liquidity event for the benefit of all stockholders. In our open-ended structure, the investor or his financial advisor will determine when to purchase or liquidate an investment in shares of our common stock and our charter does not require us to effect a liquidity event at any point-in-time in the future. We are not aware of any open-ended, publicly offered, non-exchange traded REITs being currently available in the market, although we are aware that some have filed for registration with the SEC. We will be one of two new programs structured as open-ended, publicly offered, non-exchange traded REITs that our sponsor is launching. See “Risk Factors — Risks Related to Our Relationship with Our Advisor and Its Affiliates.”

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	Investing in REITs whose shares are listed for trading on a national securities exchange is one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there is a relatively close relationship or correlation between changes in price of listed REITs and changes in value of the stock market generally. For example, according to data provided by Morningstar, Inc.,*( for the period from 1985 to 2009, on average, approximately 60% of the change in share price of listed REITs was the same as, or in direct alignment with, the average change in value of the Standard & Poor’s 500 Index, a commonly used index to reflect the equity stock market as a whole. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general. By comparison, the Morningstar data showed that, on average, approximately 20% of the change in price of a direct investment in commercial real estate, as measured by actual transactions, was the same as, or in direct alignment with, the average change in value of the Standard & Poor’s 500 Index. That is, shares of listed REITs, on average, were three times more likely than a direct investment in real estate to reflect a change in price in accordance with, or at the same time as, a change in value of the Standard & Poor’s 500 Index.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the market value of our portfolio of real estate and real estate related assets, as determined by an independent valuation expert. The expert’s estimate of the market value of our real estate will not, for example, vary with the number of shares available for purchase in the market, as our shares will be offered for sale on a continuous basis by the Company, or with the number of investors looking to sell shares, as redemptions will be based on NAV per share, regardless of the volume of redemption requests. Because of these valuation guidelines, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in prices of direct investments in real estate, as compared to changes in prices of listed REITs. Since direct investments in real estate are not highly correlated with the Standard & Poor’s 500 Index, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange. Investors should bear in mind that investing in our shares differs from investing directly in real estate in significant ways, including expenses related to this offering and other fees and expenses payable by us.

(* © 2010 Morningstar, Inc. All rights reserved. 09/13/2010. Past performance is no guarantee of future results. This is for illustrative purposes only and not indicative of any investment. An investment cannot be made directly in an index.

In addition, the Morningstar data showed that, on average, a direct investment in real estate, as measured by actual transactions, exhibited significantly less volatility, on average, than an investment in listed REITs — that is, on average, a direct investment in real estate did not change in value, over the period from 1985 to 2009, to the same extent as the prices of listed REITs. Again, since the NAV of our shares will be based on an estimate of the value of the real estate that we own, we expect that an investment in our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional non-exchange traded REIT?

A:	Generally, an investment in shares of our common stock differs from a traditional non-exchange traded REIT because:

• Following the escrow period, the per share purchase and redemption price of our common stock will be based on our NAV and will vary from day to day, while traditional non-exchange traded REITs sell shares at a fixed price throughout the offering period and typically value their common stock no more frequently than annually, thereafter. Daily pricing of our shares at NAV per share will enable investors to calculate a reasonable estimate of the total return on their investments as of any given time.

• Contrary to traditional non-exchange traded REITs, which typically limit redemptions to 5% or less of the weighted average number of shares outstanding during the trailing twelve-month period, the goal of our redemption plan is to provide significantly greater liquidity to our stockholders by eliminating any cap on the amount of redemptions and by maintaining a liquid reserve available to fund redemptions. There are, however, circumstances under which our redemption program may be limited, modified or suspended.

• Unlike most traditional non-exchange traded REITs, which typically provide for a two to five year offering period and a single liquidity event, such as a listing on a national exchange or liquidation within 10 years of the end of the offering period, we will be an open-ended entity with no defined life and we will continuously offer shares for purchase and allow redemptions. This will provide our stockholders with greater flexibility in determining when they want to make or liquidate their investment.

• Finally, by targeting investors in wrap or fee based accounts, where the investor pays a fee for the investment services provided by his investment advisor or broker-dealer, we will avoid paying up-front selling commissions. We expect that our total expenses, including our costs of distribution, will be significantly lower than those of a traditional non-exchange traded REIT, resulting in a greater percentage of investors’ capital being available for investing in real estate and real estate related investments.

Q:	What is the purchase price for shares of your common stock?

A:	Our board of directors approved our initial offering price of $10.00, which will be the purchase price of our shares during the escrow period. Thereafter, the per share purchase price will vary from day-to-day and, on each business day, will be equal to our NAV divided by the number of shares outstanding as of the end of business on such day. After the close of business on each day that the New York Stock Exchange is open (a business day), we will file with the SEC a pricing supplement, which shall identify the NAV per share for that day. Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any business day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after 4:00 p.m. Eastern time will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions — Buying Shares” for more details.

Q:	How will your NAV per share be calculated?

A:	Our NAV per share will be calculated daily by our advisor using a process that incorporates (1) regular quarterly valuations of our portfolio by an independent valuation expert, (2) ongoing assessment by our independent valuation expert of the estimated impact of any events that require adjustments to the most recent quarterly valuation, (3) daily updates in the price of liquid assets and liabilities for which market quotes are available, and (4) estimates of daily accruals on a net basis, of our operating expenses, fees and distributions.

We will engage an independent valuation expert to provide estimates of the market value of our principal assets and liabilities, all or substantially all of which will be held in our operating partnership. Our assets will consist primarily of a portfolio of commercial real estate, as well as notes receivable where the underlying collateral will typically be commercial real estate. We will also invest in liquid real estate related assets and hold cash and cash equivalents. Our liabilities will consist primarily of mortgage loans secured by our commercial real estate, as well as accrued operating expenses, accrued distribution fees and accrued advisory fees.

Each quarter, our independent valuation expert will provide an estimate of the market value of our real estate portfolio. Based on all information deemed relevant, the independent valuation expert will analyze the cash flow from, and other characteristics of, each property in the portfolio and compile a projection of cash flows for the portfolio, as a whole. Primarily utilizing a discounted cash flow approach to valuation, the independent valuation expert will analyze the portfolio’s projected cash flows in order to determine an estimate of the market value of our real estate portfolio. While we expect that a discounted cash flow approach will be the principal methodology used in valuing the portfolio, our independent valuation expert will consider, as appropriate, additional valuation methodologies, opinions and judgments, all of which will be consistent with industry practices. We expect that as we acquire assets over time, our NAV is likely to reflect a portfolio premium as compared to the mathematical sum of the liquidation value of each individual real estate asset that comprises the portfolio.

Between quarterly valuations our independent valuation expert and our advisor will continuously monitor our portfolio to determine whether there have been any events that have a material impact on the most recent estimate of market value. If in the opinion of our independent valuation expert the events are likely to have a material impact on our NAV, adjustments will be made to the estimated value of our real estate portfolio prior to the next quarterly valuation. Any such adjustment will be an estimate of the market impact of specific events as they occur, based on assumptions and judgments about future events that may or may not prove to be correct, and may also be based on limited information, as full and complete information may not be readily available.

In addition to providing an estimate of our real estate portfolio, the independent valuation expert will also provide, on a quarterly basis, an estimate of the market value of our notes receivable, primarily relying on a discounted cash flow analysis, and an estimate of the market value of our mortgages, primarily by comparing the terms of our mortgages to the terms of mortgages on comparable properties, as seen in the market generally. These quarterly valuations will also be adjusted, between quarters, if deemed necessary by our independent valuation expert. Liquid assets and assets that are traded with reasonable frequency will be valued by third party pricing institutions on a daily basis, assuming market quotes are available.

The advisor will be permitted to review and comment on the valuations provided by the independent valuation expert, but the independent valuation expert will ultimately be responsible for recommending an estimate of the market value of the portfolio of commercial real estate, the notes receivable and the mortgages. The board of directors, including a majority of the independent directors, will be responsible for ensuring that the independent valuation expert acted in accordance with our valuation guidelines, and will review and approve the quarterly valuations provided by the independent valuation expert, as well as any daily adjustments made by the independent valuation expert.

Based on the net valuation of our operating partnership’s principal assets and liabilities, as described above, our advisor will calculate our daily NAV at the end of each business day during the quarter. First, our advisor will subtract from the net value of the operating partnership the other partnership liabilities, including estimates of accrued fees and expenses attributable to the offering, and estimates of accrued operating fees and expenses. Our advisor will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner will be our advisor, which will hold a 0.1% interest. Our advisor will then add any assets held directly by the REIT, which will primarily include cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT, which will primarily include accrued distributions and certain legal and administrative costs. The result of this calculation will be our NAV as of the end of any business day.

Our NAV per share will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV will be calculated.

Q:	How exact will the calculation of the daily NAV per share be?

A:	Our goal is to provide a reasonable estimate of the market value of our shares. However, as with any real estate valuation protocol, the methodologies utilized by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of market value. As a result, the daily calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction. Further, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per share may inure to the benefit of redeeming or non-redeeming stockholders or purchases of our common stock. See “Valuation Policies — Calculation of Our NAV Per Share.”

Q:	Will I have the opportunity to redeem my shares of common stock?

A:	While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a redemption plan whereby, on a daily basis, stockholders may request that we redeem all or any portion of their shares. The redemption price per share on any business day will be equal to the purchase price for that day (i.e., NAV per share, determined as described above). Subject to limited exceptions, shares redeemed within four months of the date of purchase will be subject to a short-term trading fee equal to 2% of the aggregate NAV per share of such shares redeemed. See “Share Purchases and Redemptions — Redemption Plan.”

Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. While we designed our redemption plan to allow stockholders to request redemptions on a daily basis, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. The vast majority of our assets will consist of retail real estate properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. However, to fund our redemption plan, we will maintain a number of sources for a liquidity reserve, including (i) cash, cash equivalents and other short-term investments, (ii) investments in reasonably liquid real estate related assets, such as commercial mortgage-backed securities, or CMBS, and notes receivable secured by commercial real estate and (iii) in the discretion of our advisor, a line of credit.

In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will generally seek to maintain the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $2 billion and (2) 5% of our NAV in excess of $2 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or the sale of our assets.

Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares under the plan. Further, to protect our operations and our non-redeeming stockholders or to preserve our status as a REIT, our board of directors may limit, or suspend our redemption program, and under certain circumstances, our advisor may limit the amount of redemptions on a quarterly basis. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Q:	How do you intend to distribute your shares?

A:	We intend to distribute our shares of common stock principally through registered investment advisors and broker-dealers that are paid a fee by their clients for the services provided — typically referred to as wrap or fee based accounts. As a result, we expect that our total expenses, including costs of distribution, will be less than the total expenses of a traditional finite-life non-exchange traded REIT.

Q:	Will I be charged upfront selling commissions?

A:	No. Investors will not pay upfront selling commissions as part of the price per share of our common stock purchased in our primary offering or issued under our distribution reinvestment plan.

We will pay our dealer manager an asset-based distribution fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month that were purchased in our primary offering, multiplied by (b) 1/365th of 0.40% of our NAV per share during such day. Our dealer manager does not intend to reallow any portion of the distribution fee. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. See “Plan of Distribution.”

In addition, our advisor or its affiliates, will advance on our behalf all other costs incurred in connection with our organization and the offering of our shares, including (i) our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, and broker/dealer due diligence expenses; (ii) costs incurred in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) other marketing and organization costs. We will reimburse our advisor for our organization and offering costs (excluding the distribution fee and underwriting compensation paid to participating broker-dealers described below) in an amount up to (a) the number of shares of our common stock sold each day, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of our NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable in arrears on a monthly basis. If, during any period, the total unreimbursed amount of such organization and offering costs exceeds this reimbursement limit, any unreimbursed costs will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full

Q:	Will you pay any other underwriting compensation?

A:	Yes. While we expect to distribute our shares principally through registered investment advisors and broker/dealers that charge a fee to their clients for the services they provide (typically referred to as fee-based or wrap accounts), we also expect that our participating broker-dealers will provide a variety of ongoing services, including responding to customer inquiries, providing information on investments and reviewing customer holdings on a regular basis, and providing access to their platforms so our stockholders may buy and sell shares of our common stock. We will pay a shareholder servicing fee directly to participating broker-dealers for these services, on a monthly basis and in arrears, in an amount that will accrue daily and not to exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such participating broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share on each such day. We will treat such payments as underwriting compensation.

In addition, our transfer agent may, in its discretion, pay to certain of our participating broker-dealers a portion of the record keeping fee, as and when received by our transfer agent, record keeping services, account maintenance services and other administrative services for our stockholders. Payments to such participating broker-dealers will be made on a monthly basis and in arrears, and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of our NAV per share on each such day. We will treat such payments as underwriting compensation.

The total amount of underwriting compensation paid to our dealer-manager and participating broker-dealers from all sources, including any payments that may be paid directly by our advisor or its affiliates, shall not exceed 10% of the gross proceeds of this offering.

Q:	What other fees will you pay to our advisor or any of its affiliates?

A:	After the escrow period, we will pay our advisor a monthly advisory fee, based on our monthly average NAV, at an annualized rate of up to 1.25%. The annualized rate includes breakpoints, which will reduce the annualized rate as our NAV increases over certain thresholds. After the escrow period, we will also pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6.5% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year.

We will pay our transfer agent, an affiliate of our advisor, an asset-based record keeping fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month that were purchased in our primary offering, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share during such day. As described above, our transfer agent may, in its discretion, pay a portion of this fee, as and when received by our transfer agent, to certain of our participating broker-dealers for services provided by them.

The payment of all such fees will reduce the cash available for investment and distribution and will directly impact our daily NAV. We will not pay our advisor, our transfer agent or any of their affiliates a separate fee for property acquisitions, financings, property management, leasing or property dispositions. See “Compensation” for more details regarding the fees that will be paid to our advisor and its affiliates.

Q:	Will the advisor or its affiliates be reimbursed for personnel and/or overhead expenses?

A:	No. The advisor and its affiliated dealer manager and transfer agent will bear all of their own costs related to providing services to us, as set forth in each of their agreements. Such costs may include, but are not limited to, overhead, such as rent and utilities, and personnel costs for individuals whose primary job function relates to providing services to us. We will be obligated to pay only for services provided to us that are outside the scope of the advisory agreement, the dealer manager agreement and the transfer agent agreement, such as audit and legal costs, real estate closing costs and the like.

Q:	Will you invest in anything other than retail properties?

A:	Yes. We may also invest in office and industrial properties that share some of the same characteristics as our retail properties, such as a principal creditworthy tenant, a long-term net lease and a strategic location — attributes that will ensure that the property’s role is mission critical in the operation of the tenant’s business. Our sponsor has invested over $1 billion in office and industrial properties that share many of these attributes.

Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the retail sector. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a high quality investment because it does not precisely fit our presently expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (the “Code”), and that result in an overall real estate portfolio that is consistent with our investment objectives, our portfolio composition may vary from time to time. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which generates a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives, Strategies and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what will be the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, before or at the time we acquire a property. We expect that many of our leases will be triple net or double net leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses and, we believe, will result in greater predictability and stability of our cash distributions to stockholders. We intend to enter into leases that have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease. A number of our leases, however, may have a shorter term. In addition, we expect that a number of our leases will be guaranteed by the corporate parent of the tenant, ensuring that, unless the parent company goes into bankruptcy, the rent on the property will be paid, even if the individual store is closed for any reason.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In some instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we expect that we will meet with the senior management of the company to discuss the company’s business plan and strategy.

Q:	Will you use leverage?

A:	Yes, we intend to use leverage. Our targeted leverage, after we have acquired a substantial portfolio is, 50% of the greater of cost (before deducting depreciation or other non cash reserves) or market value of our gross assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage in order to build quickly a diversified portfolio of assets. Please see “Investment Objectives, Strategy and Policies” for more details.

Q:	How often will I receive distributions?

A:	We intend to make distributions on a monthly basis to stockholders of record as of the last business day of each month, commencing in the first full month after the escrow period concludes. Any distributions we make will be at the discretion of our board of directors, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect the board of directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. In addition, the board of directors’ discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. See “Description of Capital Stock — Distributions” and “Material U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through monthly distributions, while at the same time maintaining a fair level of consistency in our NAV. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative) will produce your total return.

Q:	What will be the source of your distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flows from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes. Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and redeemed on a daily basis at NAV per share. As a result, distributions that represent a return of capital or exceed our operating cash flow will be reflected in our daily calculation of NAV.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is not currently taxable and is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until you redeem or sell your shares. Distributions made to you in excess of current and accumulated earnings and profits and in excess of your tax basis in our stock will be treated as sales proceeds from the sale of our stock. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional shares of our common stock. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share on the date that the distribution is payable, after giving effect to the distribution. No distribution fee will be payable with respect to shares purchased under our distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

Q:	Do you expect to acquire properties and loans in transactions with your advisor or its affiliates?

A:	In order to avoid potential conflicts of interest, our charter prohibits acquisitions or dispositions of real estate assets to, and loans from or to, affiliates of our advisor other than as set forth below.

• Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. Pursuant to our charter and contrary to many non-exchange traded REITs, our board of directors will not have the power to acquire properties from an affiliate other than as described above.

• From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us.

• We may defer payment of fees to our advisor or its affiliates which would not be considered a loan under our charter.

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to joint ventures that exceed the percentage of our investment in the joint venture.

Q:	For whom is an investment in your shares recommended?

A:	An investment in our shares may be appropriate for you if you:

• meet the minimum suitability standards mentioned above under “Suitability Standards;”

• seek to diversify your portfolio by allocating a portion of your portfolio to a direct, long-term investment in retail real estate that is non-correlated to the stock market;

• seek to receive current income through our payment of distributions;

• wish to obtain the benefits of potential long-term capital appreciation; and

• are able to hold your investment in our shares as a long-term investment, as our redemption program may not always be available to redeem your shares.

Q:	How do I buy shares?

A:	You can buy shares pursuant to this prospectus by working with your financial advisor to (1) complete the required documentation and (2) pay for the shares at the time your purchase order is settled. Please see “Share Purchases and Redemptions — Buying Shares” for more information about how to purchase shares.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Q:	Is there any minimum investment required?

A:	Subject to limited exceptions, the minimum initial investment in shares of our common stock is $2,500, and the minimum subsequent investment in our shares is $1,000 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan.

Q:	At what point will the offering proceeds be released from escrow?

A:	We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive aggregate purchase orders for at least $2,500,000 in shares of our common stock and our board of directors authorizes release of the escrowed funds so that we can commence our operations. The released escrow funds will only be used for the purposes set forth in this prospectus and in a manner approved by our board of directors, who acts as a fiduciary to our stockholders. If we do not raise the minimum amount and commence our operations within 180 days following the initial offering date, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us.

Q:	What is the term or expected life of this offering?

A:	We have registered $3,500,000,000 in shares of our common stock to be sold in our primary offering and up to $500,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $10.00 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such amendment until it is declared effective, if at all.

This is a “best efforts” offering, which means that our dealer manager and the participating brokers are only required to use their best efforts to sell the shares.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• in the case of certain U.S. stockholders, an annual Internal Revenue Service, or IRS, Form 1099-DIV and/or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

• confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through automatic investment or withdrawal programs); and

• if you participate in our distribution reinvestment plan, an annual statement providing all material information regarding the plan and your participation in it, including the tax consequences thereof.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

• U.S. mail or other courier;

• facsimile;

• electronic delivery; and

• posting on our website, www.colecapital.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. Except for an annual report and any other reports required to be physically delivered to stockholders, we will not mail stockholders periodic or other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, on each business day after the escrow period, our current NAV per share will be posted on our website, made publicly available on our toll-free, automated information line and the pricing prospectus supplement will be filed with the SEC and posted on its website each day, after it has been calculated at the end of each business day.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV and/or Form 1099-B tax information, if required, will be mailed by January 31 and February 15 respectively of each year. In the case of non-U.S. stockholders, Form 1042-S will be mailed by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Cole Capital Corporation
2575 E. Camelback Road, Suite 500
Phoenix, AZ 85016
(866) 341-2653
Attn: Investor Services
www.colecapital.com

Prospectus Summary

This summary highlights some of the most significant information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information discussed under the caption “Risk Factors” before making a decision to invest in our shares.

Cole Advisor Retail Income REIT, Inc.

Cole Advisor Retail Income REIT, Inc. is a Maryland corporation formed on July 27, 2010 to invest primarily in single-tenant, necessity retail properties, which are leased to some of America’s best-known and creditworthy national and regional retail companies, under long-term net leases. We also intend to invest in “power centers” that are anchored by multiple necessity retailers, subject to long-term net leases. We use the term necessity retailers to refer to retail companies that provide consumers with products that are integrated into their daily lives. By utilizing this conservative investment approach, our objective is to serve as the landlord of where America shops, and thereby generate a relatively predictable and stable current stream of income for investors, along with the potential for long-term capital appreciation in the value of our real estate. In addition, an investment in our common stock will provide investors with exposure to a major asset class (commercial real estate) that historically has not been correlated with the stock market, has demonstrated less volatility than equity stocks over time and may provide diversification as part of an investment portfolio.

We will be structured as an open-ended, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we will be selling shares of our common stock on a continuous basis and for an indefinite period of time. In addition, after the escrow period, we will sell our shares at a price based on the daily net asset value, or NAV, of our underlying assets, as determined by an independent valuation expert and approved by our board of directors. Although our common stock will not be listed for trading on a stock market or other trading exchange, we expect to provide our investors with limited liquidity through a redemption program that will permit investors to request redemption of all or a portion of their shares on any business day, at the daily NAV per share, subject to certain limitations described in this prospectus. As an open-ended, non-exchange traded REIT, our investment strategy will not be restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.”

Additionally, we intend to distribute our shares principally through registered investment advisors and broker/dealers that charge their clients a fee for their services, typically referred to as wrap or fee based accounts. As a result, we will not pay any upfront selling commissions and we expect that our total expenses, including our costs of distribution, will be less than the total expenses paid by a traditional defined life non-exchange traded REIT. Our advisor will advance all costs incurred in connection with our organization and offering, other than underwriting compensation that we will pay in the form of asset-based trails over a period of time. See “Plan of Distribution.” We will reimburse our advisor for such organization and offering costs in an amount up to (a) the number of shares of our common stock sold each day, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of our NAV per share as of the day of sale, for the period of one year from the date of such sale. In addition, during our first year after escrow, we may use up to 1% of our gross offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds and excluding shares issued under our distribution reinvestment plan) along with our cash from operations, to pay for the costs of distribution and other underwriting compensation, while we assemble our portfolio of real estate and real estate related assets. Through this approach, we expect that approximately 99% of our aggregate gross offering proceeds will be available for investment in real estate and real estate related assets. See “Compensation” for more details regarding the fees that will be paid to our dealer manager, our advisor and our transfer agent.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $2,500,000 in shares of our common stock and our board of directors has authorized the release of funds in the escrow account, at which time we will commence our operations. Investors’ funds will not be subject to any fees until we commence operations. If we do not raise the

minimum offering amount and commence operations before          , 2011 (180 days following the first date in which our shares are offered for sale to the public), this offering will be terminated and our escrow agent will promptly send you a full refund of your investment and without a deduction for escrow expenses.

We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, of the Investment Company Act.

Our offices are located at 2575 East Camelback Road, Suite 500, Phoenix, Arizona 85016. Our telephone number is 866-341-     . Our fax number is 602-778-     , and the e-mail address of our investor relations department is investorservices@colecapital.com. We maintain a toll-free, automated information line at 866-341-     , where you may obtain the daily determination of our NAV and the most recent offering price per share. You may find additional information about us at our website, www.               .com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, the value of your investment may decline and liquidity under our redemption program may not be available at all times. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	We have no prior operating history and there is no assurance that we will achieve our investment objectives. In addition, because we have not yet identified any assets to be purchased with the net proceeds from this offering, this is a “blind pool” offering and you will not be able to evaluate our assets prior to the time of purchase.

•	The purchase and redemption price for shares of our common stock will be based on our NAV per share each business day, which will require an estimate of the market value of our assets and liabilities as determined each quarter by our independent valuation expert, and updated daily, as deemed appropriate by our independent expert. The valuation methodologies used to determine our daily NAV involve subjective judgments and estimates, and may not accurately reflect the actual price at which your shares could be liquidated on any given day. The resulting potential disparity in our NAV may inure to the benefit of redeeming or non-redeeming stockholders or purchasers of our common stock.

•	There is no public market for our shares of common stock, we do not expect that a public market will develop and our charter does not require us to effect a liquidity event at any time in the future. Our goal is to provide stockholders with limited liquidity through redemptions at our NAV per share; however, we will be investing primarily in retail real estate properties that cannot generally be readily liquidated. This means that there may be times during which we do not have sufficient liquid resources to satisfy all redemption requests. Further, to protect our operations and our non-redeeming stockholders, our independent board of directors may modify our redemption program, and under certain circumstances, our advisor may limit the amount of redemptions on a quarterly basis. As a result, our shares should be considered a potentially long-term investment with limited liquidity.

•	Our sponsor has used our investment strategy, of focusing on necessity retail single-tenant properties, subject to long-term net leases to creditworthy tenants, in past and current real estate programs, and, as a result, we expect that we will compete with these other programs for properties and tenants.

•	We may pay distributions from sources other than cash flow from operations, including borrowings, proceeds from the sale of our common stock and proceeds from the sale of assets that we acquire, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, which may negatively impact the value of your investment and directly impact our daily NAV per share.

•	We are dependent on our advisor and its affiliates to conduct our business and to distribute our shares. There are substantial conflicts of interest between us and our advisor and its affiliates, including with respect to allocation of investment and borrowing opportunities and allocation of their time and resources. Further, we will pay substantial fees to our advisor and its affiliates, including fees based on our daily NAV, and our advisor will be involved in performing the calculation of our NAV.

•	We may suffer from delays if our advisor is not able to locate suitable investments, which could adversely affect our ability to pay distributions and to achieve our investment objectives.

•	Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and to our stockholders as fiduciaries. Currently, we have two directors, Christopher H. Cole and Marc T. Nemer. Prior to the commencement of this offering, we expect to have a five-member board of directors, a majority of whom will be independent directors. Our charter requires that, upon and after the commencement of this offering, a majority of our directors be independent of our advisor. Among its other responsibilities, our board of directors (including the independent directors) will adopt our valuation guidelines for establishing our NAV on each business day, and will review and approve the quarterly valuation of our principal assets and liabilities, as determined by our independent valuation expert. Our charter provides that our independent directors will also be responsible for reviewing the performance of our advisor, overseeing the investments made by our advisor and approving the compensation paid to our advisor and its affiliates. Our independent directors will retain independent legal counsel in order to assist them in the discharge of their responsibilities. Our directors will be elected on an annual basis by our stockholders. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus.

Our Sponsor and Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole. Our sponsor has been involved in acquiring, managing and disposing of commercial real estate for over three decades. During that time, our sponsor developed and refined its investment strategy of purchasing primarily single-tenant necessity properties that are leased to brand-name creditworthy tenants, subject to long-term net leases.

Our advisor, a Delaware limited liability company, is an affiliate of our sponsor and was formed solely for the purpose of managing our affairs on a day-to-day basis. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner and chief executive officer of our advisor. In addition, a significant number of our sponsor’s executives and employees also serve as executives and employees of our advisor. See “— Summary of Prior Offerings” below.

Our advisor is obligated to use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio and provide information to our independent valuation expert concerning our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among retail real estate properties, real estate properties in other sectors and real estate related assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations. The advisor’s role in the portfolio valuation and NAV determination process would include providing information about the portfolio to our independent valuation expert, estimating our accrued expenses and performing the administrative tasks necessary to calculate our daily NAV. Our advisor will perform its duties and responsibilities under an advisory agreement as our fiduciary. See “Management — The Advisor.”

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of the Financial Industry Regulatory Authority, or FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a best efforts basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Transfer Agent

Our transfer agent is Cole Services, LLC, an affiliate of our sponsor formed in Delaware to act as transfer agent for this offering and for our sponsor’s simultaneous offering of Cole Advisor Retail Income REIT, Inc., another publicly offered open-ended, non-exchange traded REIT. Our transfer agent will be responsible for, among other matters, maintaining the records of our stockholders’ accounts, including purchases and redemptions of our common stock, changes in value of our stockholders’ accounts, effecting transfers, distributions made by us to our stockholders, any required tax reporting and the issuance of confirmations and periodic account statements. Our transfer agent will perform these services on our behalf under a transfer agent agreement. Under the agreement, our transfer agent may delegate certain of these responsibilities to certain of our participating broker-dealers, but any costs of such delegation will be borne by our transfer agent, and will not result in any additional costs to us, over and above the record keeping fees. See “Description of Capital Stock — Our Transfer Agent.”

Our Operating Partnership

We intend to own substantially all of our investments through Cole Advisor Retail Income Operating Partnership, LP, our operating partnership, in order to be organized as an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership that the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate acquisitions of retail real estate properties, as well as other types of real estate. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. We are the sole general partner of our operating partnership and have contributed $900 to our operating partnership in exchange for our general partner interest. Initially, the only limited partner will be our advisor, and our advisor will hold a 0.1% interest. See “Our Structure and Formation” for a chart showing our ownership structure.

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity retail real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. See the “Investment Objectives, Strategy and Policies” section of this prospectus for a more complete description of our investment objectives and policies, as well as our investment restrictions. We may not achieve our investment objectives. See “Risk Factors” below.

Investment Strategy

Our investment strategy is to invest primarily in a diversified portfolio of (1) necessity retail properties that are single-tenant or multi-tenant power centers, which are anchored by band-name creditworthy national or regional retailers, under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) income-producing properties in other sectors that have some of the same characteristics as our retail properties, (3) other real estate related assets, such as equity and debt securities of other real estate companies, CMBS and notes receivable secured by commercial real estate and (4) cash, cash equivalents and other short-term investments. See “Investment Objectives, Strategy and Policies” for more details regarding our investment strategy. We believe that our organization as an open-ended REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Investment Policies

We expect that our independent board of directors will adopt our investment policies before we begin our primary offering. Our directors will formally review, at a duly called meeting, our investment policies on an annual basis and our real estate portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our board of directors, including a majority of our independent directors, must approve any changes to our investment policies. We expect that, under our investment policies, our advisor will be delegated broad authority to execute real estate property acquisitions and dispositions. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. See “Investment Objectives, Strategy and Policies” for more details regarding our investment policies.

Valuation Policies

We will engage an independent valuation expert to provide, on a quarterly basis, and to update daily, for any events that may have a material impact, an estimate of the market value of our real estate assets and liabilities, all or substantially all of which will be held in our operating partnership. Our real estate assets will consist primarily of a portfolio of commercial real estate, as well as mortgage loans issued by us, or notes receivable, where the underlying collateral will typically be commercial real estate. We expect that as we acquire assets over time, our NAV is likely to reflect a portfolio premium as compared to the mathematical sum of the liquidation value of each individual real estate asset that comprises the portfolio. Our real estate liabilities will consist primarily of mortgage loans secured by our commercial real estate. In addition, our assets will include liquid real estate related assets, which will be priced daily by third party pricing sources, and cash and cash equivalents. Our liabilities will include accrued fees and operating expenses, accrued distribution fees and accrued advisory fees, which will be estimated by our advisor. Our independent board of directors will be responsible for ensuring that the valuation expert acted in accordance with our valuation guidelines, and will review and approve the quarterly estimates provided by the valuation expert, any daily adjustments to our real estate portfolio made by the valuation expert, and the daily calculation of our NAV as performed by our advisor. See “Valuation Policies — Valuation”.

At the end of each business day during the quarter, our NAV per share will be calculated by our advisor using a process that incorporates (1) regular quarterly valuations of our portfolio by an independent valuation expert, (2) ongoing assessment by our independent valuation expert of the estimated impact of any material events that require adjustments to the most recent quarterly valuation, (3) daily updates in the price of liquid assets and liabilities for which market quotes are available, and (4) estimates of daily accruals on a net basis, of our operating expenses, fees and distributions. Our NAV per share will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day.

Our goal is to provide a reasonable estimate of the market value of our shares. However, as with any real estate valuation methodology, the methodologies utilized by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of value. In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the daily calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction, and any potential disparity in our NAV per share may inure to the benefit of redeeming or non-redeeming stockholders or purchasers of our common stock.

Daily Purchases of Shares at NAV

Our board of directors approved our initial offering price of $10.00, which will be the purchase price of our shares during the escrow period. Thereafter, the per share purchase price will vary from day-to-day and, on each business day, will be equal to our NAV per share as of the end of business on such day, in each case prior to giving effect to any share purchases or redemptions to be effected on such day.

After the end of the escrow period, we will file with the SEC after the close of business on each business day a prospectus supplement disclosing the daily determination of our NAV per share for that business day, which we refer to as the pricing supplement. Each business day, we will also post that pricing supplement on our public website. The website will also contain this prospectus, including any supplements and amendments. You may also obtain the daily determination of our NAV per share by calling our toll-free, automated information line at 866-341-     .

Any purchase orders that we receive prior to 4:00 p.m. Eastern time on any day the New York Stock Exchange is open for trading (a business day) will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after 4:00 p.m. Eastern time will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day. To help ensure that our investors have had an opportunity to review the terms of our offering as well as the risks of investing in shares of our common stock, the investor will have the right to cancel their purchase and receive their funds back (without interest) for five business days. See “Share Purchases and Redemptions — Buying Shares” for more details.

Daily Redemption of Shares at NAV

While you should view your investment as long-term, we have adopted a redemption plan, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received before 4:00 p.m. Eastern time will be effected at a redemption price equal to our NAV per share calculated after the close of business on that day (that is, at the same price as any purchase orders received that day). Redemption requests received after 4:00 p.m. Eastern time on any business day, or received on a day other than a business day, will be effected at our NAV per share calculated after the close of business on the next business day. Subject to limited exceptions, shares redeemed within four months of the date of purchase will be subject to a short-term trading fee equal to 2% of the aggregate NAV per share of such shares redeemed, which will inure indirectly to the benefit of our remaining stockholders. We also have the right to monitor the trading patterns of stockholders or their financial advisors and we reserve the right to reject any purchase or redemption transaction at any time based on what we deem to be a pattern of excessive, abusive or short-term trading. Requests for redemption will be settled promptly, subject to the limitations set forth below. We expect that there will be no regular secondary trading market for shares of our common stock.

Although the vast majority of our assets will consist of commercial real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity including (i) cash equivalents and other short-term investments, (ii) investments in liquid real estate related assets, such as CMBS and notes receivable secured by commercial real estate and (iii) in the discretion of our advisor, a line of credit. In order to maintain a reasonable level of liquidity, our investment guidelines provide that we will generally seek to maintain the following aggregate allocation to the above sources of liquidity: (1) 10% of our NAV up to $2 billion and (2) 5% of our NAV in excess of $2 billion. In addition, we may also fund redemptions from any available source of funds, including operating cash flows, borrowings, proceeds from this offering and/or sales of our assets. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests and you may not always be able to redeem your shares under the plan.

Under our redemption plan, our board of directors may modify or suspend redemptions under the redemption plan at any time in its sole discretion if it believes that such action is in the best interest of our stockholders. In addition, in the event that our advisor’s business judgment is that redemptions for an upcoming quarter will place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our advisor has authorization from our board of directors to set a limit, prior to the beginning of any calendar quarter, on the number of shares that each stockholder may redeem, so long as at a minimum each stockholder may be permitted to redeem, during the quarter, at least 10% of the NAV of the total shares owned by the stockholder as of the last day of the previous calendar quarter. See “Shares Purchases and Redemptions — Redemption Plan — Redemption Process.”

Distributions

In order to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board may deem relevant. We have not established a minimum distribution level. We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources.

We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid from proceeds of this offering, borrowings or any other source available to the Company. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes. Contrary to traditional non-exchange traded REITs, however, whose shares are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and redeemed on a daily basis at NAV per share. As a result, distributions that represent a return of capital or exceed our operating cash flow will be reflected in our daily calculation of NAV.

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions or distribution fees will be charged with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Capital Stock — Distribution Reinvestment Plan.”

Leverage

We intend to use leverage to provide additional funds to support our investment activities. Our target leverage after we have acquired an initial substantial portfolio of diversified investments is 50% of the greater of cost (before deducting depreciation or other non cash reserves) or market value of our gross assets. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter generally restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates 75% of the cost of our investments, but does not restrict the form of indebtedness we may incur. Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives, Strategy and Policies” for more details regarding our leverage policies.

Our Status Under the Investment Company Act

We do not believe that we are required, and we do not intend to, register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors — Risks Related to our Corporate Structure.”

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs previously offered by our sponsor, Cole Real Estate Investments, from January 1, 2000 through December 31, 2009. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. At the same time, we expect that our total expenses, including the costs of distributing our shares, will be less than the total expenses of our prior public program.

Fees and Expenses

We will pay our dealer-manager, our advisor and our transfer agent the fees and reimbursements described below in connection with performing services for us. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing. In addition, we will not reimburse our advisor or any of its affiliates for overhead or personnel costs incurred in connection with fulfilling their respective responsibilities under these agreements with us.

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Organization and Offering Stage
Upfront Selling Commission	We will not pay any upfront selling commissions.	None
Distribution Fee — Our Dealer Manager	We will pay our dealer manager an asset-based distribution fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.40% of our NAV per share during such day. Our dealer manager does not intend to reallow any portion of the distribution fee.	The actual amount will depend on the number of shares sold, the dates on which the shares are sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; (ii) all of the shares are held until the end of the two-year offering period; and (iii) our NAV per share remains at $10.00 at all times, then we estimate that the distribution fee will equal approximately $7,000,000 in year one after the escrow period and $14,000,000 in year two. After year two, assuming all of the shares sold continue to be held and our NAV per share remains at $10.00, the distribution fee will equal approximately $14,000,000 per annum. In the aggregate, underwriting compensation from all sources, including the distribution fee and underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Organization and Offering Expense Reimbursement — Our Advisor	Our advisor has agreed to fund on our behalf all costs of our organization and offering, other than the distribution fee and other underwriting compensation paid to participating broker-dealers in the form of asset-based trails. We will reimburse our advisor for such organization and offering costs in an amount up to (a) the number of shares of our common stock sold each day in our primary offering, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of our NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable monthly. If, during any period, the total unreimbursed amount of such organization and offering costs exceeds the reimbursement limit described above, the excess will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full.	The timing and amount of reimbursements are dependent on the actual expenses incurred, the number of shares sold, the dates on which the shares are sold and the daily NAV per share on the date the shares are sold. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; and (ii) our NAV per share remains at $10.00 at all times, then the maximum amount of organization and offering expenses that can be reimbursed to our advisor will equal approximately $8,750,000 in year one after the escrow period and $8,750,000 in year two.

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Operational Stage

Advisory Fee —
Our Advisor

We will pay our advisor a monthly advisory fee based upon our monthly average NAV, according to the following fee schedule:

Monthly	Average
Average	Annualized
NAV	Rate

$0 - $1.5 billion	1.25%
$1.5 billion - $3 billion	1.20%
$3 billion - $4.5 billion	1.15%
over $4.5 billion	1.10%

The annualized advisory fee, and the actual dollar amounts, are dependent upon our monthly average NAV and, therefore, cannot be determined at the present time. Based on the following assumed levels of our monthly average NAV, our annualized advisory fee will be as follows:

	Effective	Total
Monthly	Annualized	Annualized
Average	Advisory	Advisory
NAV	Fee (%)	Fee ($)

$1.5 billion	1.25%	$18,750,000
$2 billion	1.24%	$24,750,000
$4.5 billion	1.20%	$54,000,000

Type of Compensation — Recipient	Method of Compensation	Estimated Amount

Record Keeping Fee — Our Transfer Agent	We will pay our transfer agent an asset-based fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month that were purchased in our primary offering, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share during such day. Our transfer agent may, in its discretion, pay a portion of this fee, as and when received by our transfer agent, to certain of our participating broker-dealers, for providing record keeping, account maintenance
	and administrative services for our stockholders. The amount of the payments to such participating broker-dealers will be on a monthly basis and in arrears, and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of our NAV per share on each such day.	The actual amount will depend on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming the shares are outstanding for a full year and our NAV per share remains at $10.00, the record keeping fee will equal approximately $6,250 per annum if we sell the minimum offering and approximately $8,750,000 per annum if we sell the maximum offering.

Performance Fee — Our Advisor	We will pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6.5% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year.	The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares and, therefore, can not be determined at this time.

Our Structure

The organizational chart in the section “Our Structure and Formation” shows our ownership structure and our relationship with our advisor, our dealer manager, our transfer agent and Cole Capital Holding upon consummation of the formation transactions. Our operating partnership will own our investments in retail real estate properties and other assets, directly or indirectly, generally through special purpose entities.

Conflicts of Interest

Our advisor, our dealer manager, our transfer agent and their respective affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.

•	Our advisor, our dealer manager, our transfer agent and their affiliates will receive substantial fees in connection with the services provided to us, which will create potential conflicts of interest. While those fees must be approved on an annual basis by our independent directors, the approval process may be constrained, to some extent, because the independent directors are likely to consider, among other factors, our stockholders’ expectation that affiliates of Cole Real Estate Investments sponsored and will serve in the roles of our advisor and dealer manager and transfer agent.

•	The advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the administrative calculation of our daily NAV.

•	We will rely on the personnel of our advisor and its respective affiliates to manage our assets and daily operations. Our officers and our non-independent director are also officers of our advisor and are affiliated with other Cole-sponsored programs and therefore will have conflicts of interest in allocating their time and resources.

•	The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, some of which have investment objectives similar to ours.

•	Our dealer manager is an affiliate of our advisor and therefore is not in a position to make an independent review of us or this offering.

Our charter contains provisions, and our independent board has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest.

In addition, our executive officers and the chairman of our board of directors will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See “Conflicts of Interest.”

Risk Factors

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in Cole Advisor Retail Income REIT, Inc.

We have no prior operating history and there is no assurance that we will achieve our investment objectives. Further, this is a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase. For this and other reasons, an investment in our shares is speculative.

We are a newly formed entity with no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than affiliates of our advisor. Since we currently own no properties, and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Advisor Retail Income REIT, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	rely on our advisor, its affiliates and our independent board of directors to be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose a significant portion of your investment. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies” section of this prospectus.

Your purchase and redemption of our shares will be based on our NAV per share, and the daily determination of our NAV per share will be based upon subjective judgments, assumptions and opinions about future events, that may or may not turn out to be correct. As a result, our daily NAV per share may not reflect the precise amount that might be paid to for your shares in a market transaction.

The purchase and redemption price for shares of our common stock will be based on our NAV per share each business day, which will require an estimate of the market value of our assets and liabilities — consisting principally of illiquid commercial real estate and illiquid commercial real estate mortgages. Although quarterly valuations of our real estate portfolio will be performed by an independent valuation expert and monitored daily by the independent expert for the events that may have a material impact on the value of our real estate portfolio, the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events, which may or may not turn out to be correct. Any resulting potential disparity in our NAV per share may inure to the benefit of the redeeming or non-redeeming stockholder or purchasers of our common stock. See “Valuation Policies — Calculation of Our NAV Per Share” for more details about how our NAV will be calculated.

It may be difficult to reflect, fully and accurately, material events that may impact our daily NAV between quarterly valuations.

Since our daily NAV per share will be based in significant part on the independent expert’s quarterly estimate of our real estate portfolio, the published NAV per share on any given day may not fully reflect any and all changes in value that may have occurred since the prior quarterly valuation. Our independent valuation expert and our advisor will monitor our portfolio on a daily basis, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of retail real estate property to change materially, yet obtaining sufficient relevant information and/or analyzing fully the financial impact of such an event may be difficult to perform in a very short time frame. As a result, the NAV per share published after the announcement of an material event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Once again, the resulting potential disparity in our NAV may inure to the benefit of redeeming or non-redeeming stockholders or purchasers of our common stock.

An investment in shares of our common stock will have limited liquidity. There is no public market for our shares of common stock and our limited redemption program may not have sufficient liquidity at all times to redeem your shares. As a result, you should purchase your shares as a long-term investment.

There is no current public market for shares of our common stock, we do not expect that a public market will ever develop and our charter does not require a liquidity event at a fixed time in the future. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. While we designed our redemption plan to allow stockholders to request redemptions, on a daily basis, of all or any portion of their shares, our ability to fulfill redemption requests is subject to a number of limitations. Most significantly, the vast majority of our assets will consist of retail real estate properties, which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Further, to protect our operations, our status as a REIT, and our non-redeeming stockholders, our board of directors may limit, modify or suspend our redemption program, and under certain circumstances, our advisor may limit the amount of redemptions on a quarterly basis. Additionally, subject to limited exceptions, shares of our common stock redeemed within four months of the date of purchase may be subject to a short-term trading fee of 2% of the aggregate NAV per share of such shares redeemed. As a result, your ability to have your shares redeemed by us may be limited, and our shares should be considered a potentially long-term investment with limited liquidity. See “Share Purchases and Redemptions — Redemption Plan — Redemption Limitations.”

Economic events that may cause our stockholders to seek to redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the general negative performance of the retail real estate sector or the negative performance of the U.S. economy as a whole, could cause our stockholders to seek to redeem their shares. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we elect to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our retail real estate property portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected.

We may fund redemptions from sources other than cash flow from operations, including borrowings by the REIT, proceeds from this offering or proceeds from asset sales, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to fund all requests for redemptions, we may fund all or some of the redemptions from borrowings by the REIT, proceeds from this offering or proceeds from the sale of assets, and we have no limits on the amounts we may pay from such other sources. The payment of redemptions from sources other than cash flow from operations may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return. We expect that, especially during the early stages of our development, as well as from time to time thereafter, we may fund redemptions from sources other than cash flow.

This is our sponsor’s and affiliated advisor’s first real estate program structured as an “open-ended” REIT.

This will be our sponsor’s first program structured as an “open-ended” REIT, or an investment vehicle of indefinite duration focused principally on acquiring a portfolio of real estate that has no target date for sale of the portfolio or other liquidity event. While the officers and other key personnel of our advisor and its affiliates have significant experience acquiring and managing real estate for defined life non-exchange traded REITs, and, to a more limited extent, listed REITs of indefinite duration, this will be our sponsor’s first program structured as a non-exchange traded REIT with an indefinite life. Acquiring and managing a portfolio of commercial real estate that has no target liquidation event may present challenges that are different than acquiring and managing a portfolio of real estate that is expected to be owned for a limited and specified investment period. For this and other reasons, the prior performance of other Cole-sponsored REITs may not be indicative of our future results.

The amount and source of distributions we may make to our stockholders is uncertain and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have no properties and will commence operations only upon the conclusion of the escrow period, we may not generate sufficient income to make distributions to our stockholders. Although we intend, over time, to make regular monthly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form and amount of any such distributions. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, our debt service obligations, our debt covenants, and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our real estate portfolio, in the early stages of our development;

•	our inability to invest, on a timely basis and in attractive commercial properties, the proceeds from sales of our shares;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our properties; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

We may suffer adverse tax consequences if the amount of distributions do not comply with certain tax requirements, and we expect that a substantial portion of our distributions will be taxed as ordinary income to our stockholders.

To qualify for taxation as a REIT, we will be required to distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code.

In addition, dividends that we pay to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our common stock. Distributions in excess of our earnings and profits and a stockholder’s tax basis in our shares will be treated as gain from the sale of our shares.

We may pay some or all of our distributions from sources other than cash flow from operations, including borrowings by the REIT, proceeds from this offering or proceeds from asset sales, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to make distributions to you, we may pay all or some of our distributions from borrowings by the REIT, proceeds from the sale of our common stock in this offering or proceeds from the sale of assets, and we have no limits on the amounts we may pay from such other sources. The payment of distributions from sources other than cash flow from operations may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return. Distributions in excess of earnings and profits will be treated as a return of capital that reduces your basis in your investment in our common stock and any such distributions in excess of your basis will be treated as gain from the sale of your shares. We expect that, especially during the early stages of our development, as well as from time to time thereafter, we may declare distributions in excess of cash flows from operations and in anticipation of future cash flows.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $2,500,000 in shares of our common stock and our board of directors determines it is in our best interest to cause such proceeds to be released to us and authorizes our escrow agent to do so, but in no event longer than 180 days following the initial offering date. If we do not receive purchase orders for the minimum offering amount within such 180 day period, this offering will terminate and any funds that you deposited into escrow will be returned to you, along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies — Change in Investment Policies” section of this prospectus.

If we raise substantially less than the maximum offering amount, we may not be able to construct a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

We are dependent upon the proceeds to be received from this offering to conduct our proposed investment activities. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker/dealers that participate in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we do not know the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we may not be able to invest in a diverse portfolio in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock would be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering.

We may suffer from delays if our advisor is not able to locate suitable investments, which could adversely affect our ability to pay distributions and to achieve our investment objectives.

If we are able to raise capital quickly during this offering, we may have difficulty in identifying and purchasing suitable retail real estate properties in a timely and efficient fashion. This may impact the value of your investment in our common stock and our ability to pay distributions to you.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Except for changes to the investment objectives and investment restrictions contained in our charter, which require stockholder consent to amend, our independent board of directors may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and retail real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Our participation in a co-ownership arrangement may subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies, objectives or status as a REIT;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that a default by any co-tenant would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-tenants;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We may want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Our Relationship with Our Advisor and Its Affiliates

Our advisor and its affiliates, including our dealer manager and our transfer agent, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager and our transfer agent, are entitled to substantial fees from us under the terms of the advisory agreement, the dealer manager agreement and the transfer agent agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates;

•	property acquisitions from third parties, which entitle our advisor to additional advisory fees;

•	borrowings to acquire properties, which borrowings will increase the advisory fees payable to our advisor;

•	the advisor’s role in the calculation of our daily NAV, as the fees of our advisor and its affiliates are based on our NAV; and

•	the amount of fees paid to our advisor and its affiliates. While the fees must be approved on an annual basis by our independent directors, the approval process may be constrained, to some extent, because the independent directors are likely to consider, among other factors, our stockholders’ expectation that affiliates of Cole Real Estate Investments sponsored and will serve in the roles of our advisor, our dealer manager and our transfer agent.

Payment of fees to our advisor, our dealer manager and our transfer agent will reduce the cash available for investment and distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor, its affiliated dealer manager and transfer agent, will perform services for us in connection with the distribution of our shares, the selection and acquisition of our investments, the management of our assets and the record keeping of our stockholder accounts. We will pay our advisor, our dealer manager and our transfer agent fees for these services, which will reduce the amount of cash available for investments or distributions to our stockholders. The fees we pay to our advisor and its affiliates decrease the value of our portfolio and increase the risk that stockholders may receive a lower price when they request redemption of their shares than the purchase price they initially paid for their shares.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. For example, the advisory fee is based on our NAV, and not on the costs or book value of our investments, and our advisor is entitled to an incentive fee, based on the annual performance of our stock. Nevertheless, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation.

Our advisor will face conflicts of interest with respect to the allocation of investment opportunities between us and other real estate programs that our managed by affiliates of our advisor.

We will rely on our advisor to identify and select potential real estate investment opportunities on our behalf. At the same time, our advisor’s affiliates and our advisor’s officers manage other Cole-sponsored real estate programs that may have investment objectives and investment strategies that are similar to our objectives and strategies. As a result, our advisor could face conflicts of interest in allocating real estate acquisition opportunities as they become available. While the Cole-sponsored programs have allocation procedures in place, there is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to implement successfully our business strategy and to generate returns to you.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also serve as officers of our advisor and our dealer manager. In addition, our executive officers serve as officers of one or more entities affiliated with our advisor that provides investment management advice to other Cole-sponsored real estate programs, as well as executive officers and/or board members of these other real estate programs. As a result, these individuals owe fiduciary duties to these other entities and their stockholders, members and limited partners. These additional fiduciary duties may create conflicts with the duties that they owe to us and to our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts between the best interests of our business and the best interests of these other entities are most likely to arise from involvement in activities related to (i) allocation of new acquisition opportunities, (ii) allocation of their time, (iii) allocation of tenants,

(iv) allocation of opportunities to sell assets, and (v) allocation of our dealer manager’s time. If these potential conflicts are not appropriately managed, we may not be able to implement our investment strategy in a successful manner, generate cash needed to pay distributions to you and maintain or increase the value of our assets.

We depend on our advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition of retail real estate properties and other real estate related assets, the management of our portfolio, the selection of tenants for our properties and the determination of any financing arrangements. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, our advisor may be unable to allocate sufficient time and resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or pay distributions to our stockholders. See “Conflicts of Interest — Potential Conflicts Arising From Other Activities of Our Advisor and its Affiliates.”

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, as listed beginning on page 84 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, might become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The termination or replacement of our advisor could trigger a repayment event under our mortgage loans for some of our properties and the credit agreement governing for any line of credit we obtain.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisor an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them. If we elect to obtain a line of credit and are able to do so, the termination or replacement of our advisor could trigger repayment of outstanding amounts under the credit agreement governing our line of credit. If a repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

Our board of directors will not approve, in advance, the investment decisions made by our advisor.

Our board of directors has approved investment guidelines that delegate to our advisor the authority to execute (1) retail real estate property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are consistent with our investment guidelines. As a result, our advisor will have substantial latitude within these broad parameters in determining the types of assets that are proper investments for us. Our directors will not review, in advance, the investment decisions made by our advisor. Instead, the directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. In conducting these periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

The dealer manager is an affiliate of our advisor, and, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Our dealer manager may compensate its registered employees who market and sell this investment more than it compensates them to market and sell other Cole-sponsored investments.

Our dealer manager may have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. This compensation program may result in Cole Capital Corporation’s registered employees receiving more or less compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest, by motivating our dealer manager’s registered employees to promote one investment over another Cole-sponsored investment. You and your participating broker dealer must determine if this investment is appropriate for you.

Our transfer agent, an affiliate of our advisor, was recently formed and has no prior experience serving as a transfer agent.

Our transfer agent, Cole Services, LLC, is an affiliate of advisor. It was recently formed to act as transfer agent for this offering and for our sponsor’s simultaneous offering of Cole Advisor Retail Income REIT, Inc., another open-ended, non-exchange traded REIT. Our transfer agent will be responsible for, among other matters, maintaining the records of our stockholders’ accounts, including purchases and redemptions of our common stock, changes in value of our stockholders’ accounts, distributions made by us to our stockholders, any required tax reporting and the issuance of confirmations and periodic account statements. As a result of our transfer agent’s lack of operating history, there is no assurance as to the level of service it will be able provide to us and our stockholders.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor, and any such transaction could result in conflicts of interest.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor on a limited basis as set forth below, and any such transaction could result in a conflict of interest.

Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. Further, we will not acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair and reasonable to us. Finally, we may defer payment of fees to our advisor or its affiliates, which would not be considered a loan under our charter.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments, Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons will face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if a Cole-affiliated co-venturer or co-owner becomes listed for trading on a national securities exchange, that entity may develop more divergent goals and objectives than ours, since we do not expect to be listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a defined life, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to Investments in Real Estate

Our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business or a lease termination, of a single tenant.

Our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by such tenants could cause us to reduce the amount of distributions we pay. A default of a single or major tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or such tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

In addition, any of our major tenants, or any guarantor of one of our major tenant’s lease obligations, could be subject to bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. The bankruptcy of such a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a major tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. Accordingly, the bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenant. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. Accordingly, the bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely impact our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and we would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, we could be treated as co-venturer with the lessee with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	current and future adverse national retail real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area that will result in changes in market rental rates or occupancy levels;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We face risks associated with property acquisitions, which may adversely impact our ability to pay distributions and the value of your investment in our common stock.

We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

These acquisition risks may reduce our ability to pay distributions and may negatively impact the value of your investment in our common stock.

The current market environment may adversely affect our operating results, financial condition and our ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. To the extent that the global economic recession continues and/or, intensifies, it has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. Although the government intervention is intended to stimulate the flow of capital and to strengthen the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us.

The insurance we carry on our real estate may be insufficient to pay for all potential losses or damage to our properties.

Generally, we expect our tenants will be responsible for insuring their goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including comprehensive liability, fire, extended coverage, business interruption and rental loss insurance. The advisor will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

In order to pay for future tenant improvements or capital needs, we may need to use sources other than cash flows from operations, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs and other expenses, we may be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from available sources, including operating cash flows, borrowings sales from this offering or property sales. The use of cash from these sources may reduce the amount of capital we have available to invest in real estate, negatively impact the value of your investment and reduce your overall return.

We will face significant competition for tenants for our properties, which may impact our ability to attract and retain tenants at reasonable rent levels.

We will face significant competition from owners, operators and developers of retail real estate properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

We may face potential difficulties or delays renewing leases or re-leasing space, which could adversely impact our cash flows and our ability to pay distributions.

We will derive a significant portion of our net income from rent received from our tenants. We will seek to lease the rentable square feet at our real estate properties to creditworthy tenants. However, if a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Also, when our tenants decide not to renew their leases or terminate early, we may not be able to re-let the space. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income and ability to pay distributions to stockholders could be materially adversely affected.

We are exposed to inflation risk as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to inflation risk, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may have difficulty selling our retail real estate properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our retail real estate properties on favorable terms. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could he in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might he in the best interests of our stockholders.

In the event we obtain options to acquire real estate properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

In some instances, our advisor may rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Under our advisory agreement, our advisor is obligated to manage our properties and find tenants to lease our vacant properties. We expect that, in some instances, our advisor will rely on third party property managers and leasing agents. The third party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives, including, without limitation, diversification of our retail real estate properties portfolio by property type and location, moderate financial leverage, conservative levels of operating risk and an attractive level of current income.

Risks Related to Investments in Real Estate Related Assets

The real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in equity securities of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate related securities that we may invest in may be volatile.

The value of real estate related securities fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements.

We expect a portion of our real estate related securities portfolio to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

CMBS in which we may invest are subject to several types of risks that may adversely impact our performance.

CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process. Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid. Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

The mortgage instruments in which we may invest may be impacted by unfavorable real estate market conditions, which could result in losses to us.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local, national and global economic conditions, economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate,” as well as, among other things:

•	competition from comparable types of properties;

•	success of tenant businesses;

•	property management decisions;

•	changes in use of property;

•	shift of business processes and functions offshore;

•	property location and condition;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

If we acquire a property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest will involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Interest rate and related risks may cause the value of our real estate related assets to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the “FASB”) and the International Accounting Standards Board (the “IASB”) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively the “Boards”) issued an Exposure Draft on August 17, 2010 (the “Exposure Draft”), which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact the Company’s operations and ability to pay its dividend.

The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

Risks Associated with Debt Financing

Poor credit market conditions could impair our ability to access debt financing, which could materially affect our ability to achieve our investment objectives.

We intend to finance a portion of the purchase price of our retail real estate properties by borrowing funds. Severe dislocations and liquidity disruptions in the U.S. credit markets could significantly harm our ability to access capital. In the future, we may not be able to access debt capital with favorable terms in a cost efficient manner, or at all, which could materially affect our ability to achieve our investment objectives.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the cost of our properties before non-cash reserves and depreciation. We expect that our independent board will adopt a policy limiting our borrowing to 60%, absent special approval by a majority or our independent directors.

In addition, we may incur mortgage debt and pledge some or all of our properties as security for that debt to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source which generally will allow us borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow under a line of credit if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes or avoid taxes on undistributed income.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our leverage will increase.

We may seek to obtain a line of credit in an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock, in the event that redemption requests exceed our operating cash flows, liquid assets and net proceeds from our continuous offering. There can be no assurances that we will be able to obtain a line of credit on reasonable terms given the recent volatility in the capital markets. In addition, we may not be able to obtain a line of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our leverage will increase until we receive additional net proceeds from our continuous offering, additional operating cash flows or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets and/or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. See “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

If we sell properties by providing financing to purchasers, defaults by the purchasers could adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 500,000,000 shares of capital stock, of which 490,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, you will not experience dilution in the value of your shares given that our common stock is valued daily based on our NAV. However, to the extent we issue additional shares after your purchase in this offering, your percentage ownership interest will be diluted.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may beneficially or constructively own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire beneficially or constructively more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Subject to its fiduciary duties to stockholders, our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors in the exercise of its business judgment could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to any limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association (which we refer to as the NASAA REIT Guidelines), Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers, subject to any limitations required by the NASAA REIT Guidelines and Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. See “Indemnification and Limitation of Liability.”

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an “interested stockholder;”

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding shares of our common stock, and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend, or expect to be required, to register as an investment company under the Investment Company Act. Rule 3a-1 under the Investment Company Act generally provides that an issuer will not be deemed to be an “investment company” provided that (i) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading securities and (ii) no more than 45% of the value of its assets (exclusive of government securities and cash items) and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	requirements that we add directors who are independent of us, our advisor and its affiliates;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment, and our ability to pay distributions to our stockholders.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization and proposed ownership and method of operation will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. Further, any taxable REIT subsidiary (“TRS”) we establish will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds or sell assets during unfavorable market conditions.

In order to maintain our qualification as a REIT and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. Our cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our qualification as a REIT.

The opinion of our tax counsel regarding our status as a REIT does not guarantee our ability to remain a REIT.

We will receive an opinion of Goodwin Procter LLP no later than the date the escrow period concludes to the effect that we have been and are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership and method of operations, as represented by us to Goodwin Procter LLP, will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31 of the year in which the escrow period concludes. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify, including an assumption that we are successful in avoiding “dividend equivalent” redemptions (as discussed below). Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, and diversity of share ownership, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP will be based upon current law, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we fail to invest a sufficient amount of the net proceeds from selling our stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations.”

If we form a taxable REIT subsidiary (TRS), our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that our REIT could not participate in, that operating income will be fully subject to income tax. The after-tax net income of any TRS would be available for distribution to us, however any dividends received by our REIT from its TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, they may generate income that is nonqualifying for either of the REIT income tests.

If we form a TRS, our ownership of such TRS would be subject to limitations and our transactions with any such TRS would cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

If our operating partnership is treated as a corporation for U.S. federal income tax purposes, we will cease to qualify as a REIT.

Our operating partnership currently is a disregarded entity. Upon the conclusion of the escrow period and the issuance of our shares to investors, we expect that it will be treated as a partnership for U.S. federal tax purposes. As a partnership, our operating partnership would not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, would be required to take into account on its allocable share of the operating partnership’s income. No assurance can be provided, however, that the IRS would not challenge our operating partnership’s status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, our operating partnership would become subject to U.S. federal, state and local income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain dividends payable to individual U.S. stockholders, as defined in “Material U.S. Federal Income Tax Considerations” below, is currently 15% through 2010. Dividends payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock. Furthermore, while the favorable rates applicable to regular corporate dividends are expected to lapse at the end of 2010, it is possible that Congress could extend such preferential rates beyond 2010 thereby potentially causing individuals to perceive our stock as an unattractive investment.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In addition, if we fail to comply with certain asset ownership tests described under “Material U.S. Federal Income Tax Considerations,” below, at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Our ability to dispose of some of our properties may be constrained by their tax attributes.

Federal tax laws may limit our ability to sell properties and this may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions may reduce our ability to respond to changes in the performance of our investments and could adversely affect our financial condition and results of operations.

Our ability to dispose of some of our properties is constrained by their tax attributes. Properties which we own for a significant period of time or which we acquire through tax deferred contribution transactions in exchange for partnership interests in our operating partnership often have low tax bases. If we dispose of these properties outright in taxable transactions, we may be required to distribute a significant amount of the taxable gain to our stockholders under the requirements of the Code for REITs, which in turn would impact our cash flow. In some cases, without incurring additional costs we may be restricted from disposing of properties contributed in exchange for our partnership interests under tax protection agreements with contributors. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low tax bases and other tax attributes (including tax protection covenants).

You may be restricted from acquiring or transferring certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate stock ownership limit and a common stock ownership limit. Generally, any shares of our stock owned by affiliated owners will be added together for purposes of the aggregate stock ownership limit, and any shares of common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate stock ownership limit or the common stock ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our board of directors, those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate stock ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate stock ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by our board of directors, or the other restrictions on transfer or ownership in our charter bears the risk of a financial loss when the shares are redeemed or sold if the NAV of our stock falls between the date of purchase and the date of redemption or sale.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status. We expect to monitor any non-safe harbor compliant mezzanine loans in manner so that such investments will not adversely affect our REIT status, but no assurances can be made that any such mezzanine loans will not adversely affect our REIT status.

Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code substantially limit our ability to hedge our liabilities. Generally, income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, which may have adverse consequences on our total return to our stockholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the reinvested distributions.

Possible legislative or other actions affecting REITs could adversely affect our stockholders and us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to our stockholders or us will be changed.

We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

We may purchase investments in retail real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, you could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in our shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Statements Regarding Forward-Looking Information

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

Use of Proceeds

We have established a minimum offering of $2,500,000 in shares of our common stock and a maximum offering of $4,000,000,000 in shares of our common stock, including up to $500,000,000 shares pursuant to our distribution reinvestment plan. During the escrow period, we will offer our shares at a per share purchase price of $10.00. Thereafter, we will sell shares of our common stock at a price that will vary from day-to-day and, on any given day, will be equal to our NAV per share.

We will not pay any upfront commissions on sales of shares of our common stock and our advisor has agreed to fund on our behalf all costs of our organization and this offering, other than the distribution fee and underwriting compensation to participating broker-dealers in the form of asset-based trailing payments. We will reimburse our advisor for such organization and offering costs in an amount up to (a) the number of shares of our common stock sold each day, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of our NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable in arrears on a monthly basis. If, during any period, advisor advances costs for such organization and offering costs in excess of the reimbursement limit described above, any unreimbursed costs will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full.

In addition, during our first year after the escrow period, we may use up to 1% of our offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds over such period and excluding shares issued under our distribution re-investment plan) along with our cash from operations, to pay for the costs of distribution and other underwriting compensation, while we grow our portfolio of real estate and real estate related assets. After the first year, we expect that all distribution costs will be paid from our operating cash flow. As a result, we expect that over the duration of the entire offering approximately 99% of our aggregate gross offering proceeds will be available for the purchase of real estate and real estate related assets.

The table sets forth estimated figures assuming the sale of shares of our common stock representing (i) the minimum offering amount of $2,500,000 and no shares issued under our distribution reinvestment plan and (ii) the maximum offering amount of $4,000,000,000, including all of the $500,000,000 in shares under our distribution reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum Offering of $2,500,000 (Not
	Including Distribution		Maximum Offering of $4,000,000,000
	Reinvestment Plan)		(Including Distribution Reinvestment Plan)
	Amounts	Percent	Amounts	Percent

Gross Offering Proceeds(1)	$2,500,000	100.00%	$4,000,000,000	100.00%
Less:
Organization and Offering Costs(2)	12,500	0.50%	17,500,000	0.44%
First Year Underwriting Compensation(3)	25,000	1.00%	20,000,000	0.50%

Net Proceeds	$2,462,500	98.50%	$3,962,500,000	99.06%

(1)	We intend to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); however, in certain states this offering is subject to annual extensions.

(2)	The total maximum amount is calculated assuming $3,500,000,000 of gross proceeds from our primary offering (excluding shares issued under our distribution reinvestment plan). Reimbursable organization and offering expenses include legal, accounting, due diligence expenses, educational conferences and retail seminars and other marketing and organization costs (including payments made to participating broker-dealers for performing these services). See “Compensation.”

(3)	During our first year after our escrow period, we may use up to 1% of our offering proceeds (not to exceed $2,000,000,000, in total, of offering proceeds and excluding shares issued under our distribution reinvestment plan), along with our cash flows from operations, to pay for the costs of distribution and other underwriting compensation. The dollar amounts are based on the assumption that our NAV remains at $10.00 throughout the offering period and that $2,000,000,000 of shares are sold during that first year. See “Plan of Distribution — Selling Commissions and Asset-Based Distribution Fee.”

We intend to contribute the proceeds from this offering to our operating partnership. Our operating partnership will use the proceeds received from us: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which it may enter, and (3) to fund redemption activity. We may also pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of such proceeds we may use to pay distributions. See “Our Structure and Formation.”

The advisor will pursue opportunities to purchase various investments with the objective of providing us with the ability to acquire an initial portfolio of investments with a degree of diversification as soon as proceeds from the escrow account are released to us in this offering, as we commence our operations. However, we have not to date identified any potential investments. We may enter into purchase options to allow us to acquire properties on future dates following the receipt of sufficient proceeds from this offering to make the investments. In light of the continuous nature of this offering, the identification and disclosure of actual property acquisitions will be an ongoing process. At any given point in time we will be actively pursuing multiple investment opportunities, with due diligence and negotiations at different stages of advancement. See “Risk Factors — Risks Related to an Investment in Cole Advisor Retail Income REIT, Inc.”

Investment Objectives, Strategy and Policies

Investment Objectives

Our primary investment objectives are:

•	to acquire primarily necessity commercial real estate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in long-term capital appreciation in the value of our investments.

Pursuant to our charter, these investment objectives may not be changed without the approval of our stockholders. We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of retail properties. We believe our long-term success will be supported through the following competitive strengths:

•	Cole’s Disciplined Investment Approach. Our advisor intends to utilize a disciplined investment approach developed and utilized by our sponsor over the last 30 years. Our sponsor’s investment approach focuses on acquiring necessity retail and other income-producing properties, many of which share certain core characteristics, including a principal, creditworthy tenant in a long-term net lease and a strategic location. In addition, our sponsor’s investment strategy targets properties typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our sponsor and its affiliates developed and refined this investment approach over a period of several decades, and throughout a variety of market conditions. Through this disciplined investment approach, we expect to achieve a relatively predictable and stable stream of income, which will provide a principal source of return for our investors in our common stock, plus the potential for capital appreciation in the value of our real estate assets.

•	Experienced Advisor. The members of our advisor’s real estate management team each have more than years of experience in acquiring, structuring, developing and selling necessity retail real estate properties. Additionally, our advisor’s executive management team has extensive public company operating experience with of our senior executives having held senior positions at publicly held REITs. Further, our sponsor has built an organization of over 200 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and most of these employees will serve as dual employees acting in part, on behalf of our advisor.

•	Successful Credit Underwriting Experience. Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of Cole Credit Property Trust I, Cole Credit Property Trust II and Cole Credit Property Trust III have a 97% occupancy rate, as of September 30, 2010.

•	Strong Industry Relationships. We believe that our extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Investment Strategy

Our investment strategy is to invest primarily in a diversified portfolio of (1) necessity retail properties that are single-tenant or multiple-tenant power centers, which are anchored by brand-name creditworthy national or regional retailers under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) income producing properties in other sectors that have some of the same characteristics as our retail properties, (3) other real estate related assets, such as equity and debt securities of other real estate companies, CMBS and notes receivable secured by commercial real estate and (4) cash, cash equivalents and other short-term investments. We believe that our organization as an open-ended REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner, as we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Acquisition and Investment Policies

We expect that our investment policies will be adopted by our board of directors, including our independent directors, before we begin our primary offering. Our directors will formally review at a duly called meeting our investment policies on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment policies must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment policies delegate to our advisor broad authority to execute real estate property acquisitions and dispositions. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Code, our portfolio composition may vary from time to time. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions.

Retail Real Estate Properties

We plan to invest primarily in single-tenant, necessity retail properties, which are leased to some of America’s best-known and creditworthy national and regional retail companies, under long-term net leases. We also intend to invest in “power centers” that are anchored by multiple necessity retailers, subject to long-term net leases. We use the term necessity retail to describe retail companies that provide consumers with products that are important to, and part of, their everyday lives. Examples of necessity retail properties include pharmacies, home improvement stores, national superstores, restaurants and regional retailers that provide products considered necessities to that region.

For over three decades, our sponsor has developed and utilized this investment approach in acquiring and managing real estate assets primarily in the retail sector. We believe that our sponsor’s experience in the single-tenant, necessity retail sector will provide us with a competitive advantage. In addition, our sponsor has built an organization of over 200 employees, who are experienced in the various aspects of acquiring, financing, managing and selling commercial real estate, and we believe that our access to these resources also will provide us with an advantage.

Our advisor monitors industry trends and identifies properties on our behalf that serve to provide a favorable return balanced with risk. Our management primarily targets regional or national name brand retail businesses with creditworthy and established track records. It is our present intention to hold substantially all of the properties that we acquire for a period in excess of five years. We intend to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry. We will also pursue properties leased to tenants representing a variety of retail industries to avoid concentration in any one industry. These industries include all types of retail establishments, such as big box retailers, convenience stores, drug stores and restaurant properties. We expect that some these investments will provide long-term value by virtue of their size, location, quality and condition, and lease characteristics. We currently expect all of our retail properties acquisitions will be in the United States, including U.S. protectorates.

We believe that our general focus on the acquisition of single-tenant and multi-tenant necessity retail properties net leased to creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. By acquiring a large number of single-tenant and multi-tenant retail properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objective of cash flow from our overall portfolio. We believe this approach can result in less risk to investors than an investment approach that targets other asset classes. In addition, we believe that retail properties under long-term triple net and double net leases offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and, with respect to single-tenant properties, often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic slow downs or downturns in local markets.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as many retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in retail properties and we will not forego a high quality investment because it does not precisely fit our expected portfolio composition.

We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties and maintain liquidity. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process.  In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply its well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply its credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB– or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB–, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in the opinion of Standard & Poor’s, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objective. For example, our advisor’s underwriting process will look at other debt agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and/or the terms and length of the lease at the time of the acquisition.

Description of Leases.  We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. A triple net lease typically requires tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. A double net lease typically requires tenants to pay for property taxes and insurance, in addition to the lease payments. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into net leases.

Typically, we expect to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments.

As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. In addition, some leases require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the IRS could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed and in certain circumstances we could lose our REIT status. See the “Material U.S. Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Other Possible Commercial Real Estate Investments.  Although we expect to invest primarily in single-tenant necessity retail properties, we also may invest in other income-producing properties, including corporate office and industrial properties, where the properties share some of the same characteristics as our retail properties, including one or more principal, creditworthy tenants, long-term net leases, and/or strategic locations. We may also invest in ground leases. Our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the retail sector to the extent such assets do not cause us to lose our REIT status. See the section captioned “— Real Estate Related Assets.”

Ownership Structure.  Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Investment Decisions.  Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our independent board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases, the creditworthiness of the tenant or tenants, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on each and every proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income; and

•	neighborhood growth patterns and economic condition

Our advisor also reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our charter prohibits acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest.”

Environmental Matters.  All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps, a summary of which is described below, to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary under the circumstances. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

Conditions to Closing Our Acquisitions.  Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of the prospectus, above, entitled “— Environmental Matters.”

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties, including affiliates of our advisor, for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. Pursuant to our charter, we will not enter into joint ventures with affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. It is also possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition,we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Any such joint ventures will make up no more than 20% of our total assets and our general policy is to structure them as follows:

•	we may enter into a joint venture with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred dividend during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint venture investments, we would have a right of first refusal to purchase the co-investor’s interest.

In the event that we may elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us.

In addition, we may invest in unimproved properties or in mortgage loans secured by such properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Real Estate Related Assets

Although the vast majority of our assets will consist of retail real estate properties, we may also invest in other real estate related assets. Some of these investments may be for investment purposes, while others may be in order to maintain a reasonable level of liquidity, as provided by our investment guidelines. Such investments may include mortgage loans, equity and debt securities of other real estate companies and CMBS. In addition, we may hold cash, cash equivalents and other short-term investments.

Investing in and Originating Loans.  The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years. We are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments; however, our board of directors has adopted a policy limiting the amount of gross offering proceeds that we may apply to mortgage loan investments.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.  To the extent permitted by the REIT rules, we may invest in common equity, preferred equity and debt securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the REIT rules. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors and providing us with added liquidity. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. Under our charter we may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria. Additionally, our charter limits our aggregate borrowings to 75% of the greater of cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, we expect our board of directors will adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board of directors, including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us.

In an effort to have adequate cash available to support our redemption plan, our advisor may determine to reserve borrowing capacity under a line of credit. Our advisor could then elect to borrow against this line of credit in its discretion in order to fund redemption requests.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether, depending on the assets tax attributes, we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, In General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. We will not:

•	borrow in excess of 75% of the greater of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant;

•	make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; or

•	acquire properties or loans from affiliates, except as noted in “Conflict of Interest — Potential Conflicts Arising From Other Activities of Our Advisor and its Affiliates.”

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described below under the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Capital Stock” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations and the operations of our operating partnership so that each is exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

Because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that most, if not all, of our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly- and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat entities in which we own at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets, we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of additional qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Accordingly, no assurance can be given that the SEC will concur with our classification of our assets.

For purposes of determining whether we satisfy the exclusion provided by Section 3(c)(5)(C), as interpreted by the staff of the SEC, we will classify the assets in which we invest as follows:

•	Real Property. Based on the no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

•	Securities. We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets or real estate-related assets.

•	Loans. Based on the no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1“mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain our exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis for that determination shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

Public Disclosure of Our Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or other real estate-related investments. Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

Valuation Policies

Our Independent Valuation Expert

Our board of directors will retain an independent valuation expert that will be a leading firm in the business of rendering opinions regarding the value real estate assets and liabilities, and will be provided with access to all of our information about our investments that the expert may deem relevant. The expert will also be supported by information available to the expert as a result of their prior valuation work. The compensation we pay to the independent valuation expert will not be based on the size of our NAV or changes in our NAV, and therefore, will not create a conflict of interest.

The independent valuation expert will operate under the supervision of our independent board of directors and in accordance with our valuation guidelines. Our board will be responsible to review and approve the quarterly valuations performed by our independent expert. These quarterly valuations will serve as the principal basis for the calculation of our NAV per share, in the manner described below. Our board will also review any adjustments made by the independent expert to the most recent quarterly valuations, based on events that in the opinion of our independent valuation expert, are likely to have a material impact on our NAV. Our independent valuation expert will not be affiliated with us, or with our advisor or its affiliates. Our board of directors may replace the independent valuation expert at any time by majority vote (including a majority vote of our independent directors).

We expect that our board of directors, including a majority of our independent directors, will adopt valuation guidelines to be used by our independent valuation expert in connection with valuing our retail real estate properties and other real estate related assets and liabilities. The guidelines will follow in all material respects the valuation principles and policies described under “— Valuation of Commercial Real Estate Properties” and “— Valuation of Our Real Estate Liabilities.” Our independent valuation expert will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. Any changes to our valuation guidelines will require the approval of our board of directors, including a majority of our independent directors. Additionally, the Company will publicly announce any changes to the independent valuation expert or to our valuation guidelines in reports we file with the SEC, a press release and/or via our website, and the Company will note the basis for such decision.

Valuation of Commercial Real Estate Properties

Wholly Owned Commercial Real Estate Properties.  Each quarter, our independent valuation expert will provide an estimate of the market value of our portfolio of commercial real estate properties held, directly or indirectly, by our operating partnership. The independent valuation expert will collect all reasonably available material information that it deems relevant, including information about the portfolio from our advisor, the independent valuation expert’s own sources, market information from public sources, the expert’s own proprietary data, and a physical inspection of the real estate, to the extent deemed necessary. The independent valuation expert will also review trends in capitalization rates, discount rates, interest rates, leasing rates, as well as a variety of macro- and micro-economic factors.

Based on the information gathered, the independent valuation expert will analyze the cash flow from and characteristics of each property in our portfolio and estimate projected cash flows for the portfolio as a whole. Primarily utilizing a discounted cash flow approach to valuation, the independent expert will analyze the portfolio’s projected cash flows in order to determine an estimate of the market value of the real estate portfolio. While it is expected that a discounted cash flow approach will be the principal approach to valuing the portfolio, the independent valuation expert will consider, as appropriate, additional valuation methodologies, opinions and judgments, all of which will be consistent with our valuation guidelines, as adopted by our board of directors, and the recommendations set forth in the Uniform Standards of Professional Appraisal Practice and the requirements of the Code of Professional Ethics and Standards of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute. We expect that the overall value of our portfolio of real estate, acquired over time, is likely to reflect a premium over the mathematical sum of the value of each individual property that comprises the portfolio.

Our independent valuation expert and our advisor will monitor our portfolio between quarterly valuations to determine whether there have been any events that in the opinion of the independent valuation expert, are likely to have a material impact on the estimated market value of the portfolio as last determined using the methodologies described above. If there are such events, our independent valuation expert will determine the appropriate adjustment to be made to the estimated value of the portfolio. Any such adjustment will be an estimate of the market impact of specific events as they occur, based on assumptions and judgments about future events that may or may not prove to be correct, and may also be based on limited information that is readily available.

Commercial properties will initially be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held for one full quarter, and thereafter, will be valued quarterly by our independent valuation expert. Acquisition costs and expenses incurred in connection with the acquisition of multiple commercial properties that are not directly related to any single property generally will be allocated among the applicable properties pro rata based on relative values as determined by our independent valuation expert.

Commercial Real Estate Properties Held Through Joint Ventures.  Investments in joint ventures that hold real estate properties will be valued by our independent valuation expert primarily by using a discounted cash flow analysis, based on all information that may be deemed relevant. Once the value of a joint venture property is determined, the value of our interest in the joint venture will then be determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture. Newly acquired properties held in a joint venture will be valued at our cost in the manner, and for the period, described above for wholly owned properties.

Valuation of Real Estate Related Assets

Real estate related assets include debt and equity interests principally backed by real estate, such as notes receivable, commercial mortgage-backed securities (CMBS) and other real estate related debt or equity securities. Listed assets and assets that are traded with reasonable frequency will be valued daily based on information provided by third party pricing vendors, while illiquid real estate related assets will be valued by our independent valuation expert on a quarterly basis.

Publicly Traded Real Estate Related Securities.  Publicly traded debt and equity real estate related securities that are not restricted as to salability or transferability will be valued daily, on the basis of information provided by third parties. Generally, to the extent the information is available, such securities will be valued at the price of the last trade executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded equity and debt real estate related securities that are restricted as to salability or transferability may be adjusted by our independent valuation expert for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate Related Securities.  Investments in privately placed, illiquid securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held by us for one full quarter, and thereafter will be valued quarterly by our independent valuation expert. In evaluating the market value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon by our independent valuation expert. Alternatively, our independent valuation expert will primarily rely on a discounted cash flow analysis to estimate the market value.

Private Notes Receivable.  Private notes receivable, which will typically be secured by real estate, will initially be valued at our acquisition cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) until the investment has been held by us for one full quarter, and thereafter will be valued quarterly by our independent valuation expert. Typically, notes receivable will be valued by using a discounted cash flow analysis to estimate the market value of the remaining loan payments and any balloon payment at maturity. In projecting the cash flow and the discount rate, various factors will be considered, including among others the quality of the underlying real estate collateral, lease renewal history and prospects, cash flow history and budget, property condition and location. In addition, consideration will be given to the general real estate market conditions, prevailing interest and capitalization rates, market lease terms and growth rates.

Valuation of Liquid Non-Real Estate Related Assets

Liquid non-real estate related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued daily based on information provided by third parties and it will not be the responsibility of the independent valuation expert.

Valuation of Our Real Estate Liabilities

As part of our NAV calculation, our independent valuation expert will estimate the market value of our real estate related liabilities, such as loans where we are the borrower, by using industry accepted methodologies specific to each type of liability. Typically, mortgage loans collateralized by our real estate will be valued by comparing the differences between the contractual loan terms and current market loan terms. This comparison would generally involve the present value of the remaining contractual payments and maturity amount at a market based interest rate. The market interest rate would reflect the risks associated with the loan, such as loan-to-value ratio, remaining loan term, the quality of the underlying collateral or other security, and credit risk, among other factors. Various sources could be used to estimate market terms for a specific loan, including published materials and market information gathered by other valuation experts.

Role of Our Advisor and Our Board in the Quarterly Valuation Process

The quarterly estimates of the market value of our commercial real estate properties and real estate related assets and liabilities will be reviewed by our advisor for consistency with our valuation guidelines and the reasonableness of the valuation conclusions. Our independent valuation expert may consider any input received from the advisor, but the final quarterly estimates of market value of our commercial real estate properties and real estate related assets and liabilities shall be made by our independent valuation expert.

At regularly scheduled quarterly board of directors meetings, our independent board will meet with representatives of the independent valuation expert to receive their recommendations and to assess whether the expert acted in accordance with our valuation guidelines. In addition, the board will determine whether to approve the quarterly estimates provided by the independent valuation expert. In connection with this quarterly review, our board of directors will have the right to engage additional experts to review the valuation of our investments, if deemed appropriate. Our board of directors will have sole discretion to accept the independent valuation expert’s recommended valuation, or to revise the valuation, as it sees fit in the exercise of its business judgment.

Calculation of Our NAV Per Share

Our NAV per share will be calculated daily by our advisor using a process that incorporates (1) regular quarterly valuations of our portfolio by an independent valuation expert, (2) ongoing assessment by our independent valuation expert of the estimated impact of any events that require adjustments to the most recent quarterly valuation, (3) daily updates in the price of liquid assets and liabilities for which market quotes are available, and (4) estimates of daily accruals on a net basis, of our operating expenses, fees and distributions.

The daily calculation of our NAV per share will begin with the net valuation of our operating partnership’s real estate and real estate related assets and liabilities, as determined on a quarterly basis by our independent valuation expert and approved by our board of directors, and as subsequently updated if deemed appropriate by our independent expert, in the manner described above. The latest value of liquid assets and assets that are traded with reasonable frequency, as determined by third party pricing institutions, will then be added. Our advisor will then subtract from the net value of the operating partnership’s real estate and real estate related assets and liabilities, any other partnership liabilities, including estimates of accrued fees and expenses attributable to the offering, accrued operating fees and expenses and accrued distributions. These liabilities will be estimated by our advisor based on (1) quarterly operating budgets with respect to each of our commercial real estate properties, as well as the various portfolios of real estate related assets; (2) estimates of advisory fees payable to our advisor (both the fixed component and the performance-based component) based on historical and projected performance over the applicable period; (3) projections of distribution fees payable to our dealer manager and other underwriting compensation payable to our participating broker-dealers; (4) quarterly budgets for all other expenses payable by us; and (5) year-to-date actual performance data. From time to time, but no less frequently than at the end of each calendar month, our advisor will, to the extent necessary, update our budgets and adjust our accruals to reflect actual operating results and to reflect appropriately the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals. After taking into account the daily estimate of accrued liabilities, our advisor will take the resulting amount and multiply that amount by our percentage ownership interest in the operating partnership. Initially, the only limited partner in the operating partnership will be our advisor, which will hold a nominal interest.

Our advisor will then add any assets held by the REIT, which should primarily include cash and cash equivalents, and subtract an estimate of any accrued liabilities of the REIT to the extent such liabilities are not reimbursable by the operating partnership, which should primarily include accrued distributions and certain legal and administrative costs. The result of this calculation will be our NAV as of the end of any business day. Our NAV per share will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day, prior to giving effect to any share purchases or redemptions to be effected on such day.

Each quarter, our independent board will review the process by which our advisor estimated accrued liabilities and calculated the NAV per share.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received for our investments in orderly transactions between market participants. As with any valuation methodology, the methodologies utilized by our independent valuation expert will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of value. Any resulting potential disparity in our NAV per share may inure to the benefit of redeeming or non-redeeming stockholders or purchasers of our common stock.

In addition, on any given day, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. Our independent valuation expert and our advisor will monitor our portfolio between quarterly valuations to determine whether there have been any events that in the opinion of the independent valuation expert are likely to have a material impact on our NAV. Any resulting adjustments to the most recent quarterly valuations will be estimates based on limited available information and assumptions and judgments that may prove incorrect. Any potential disparity in our NAV from this estimate or from the independent valuation expert’s and our advisor’s determination that no adjustment is necessary may inure to the benefit of redeeming or non-redeeming stockholders or purchasers of our common stock.

Our Structure and Formation

Cole Advisor Retail Income REIT, Inc. was formed as a Maryland corporation on July 27, 2010 and Cole Holdings Corporation is our sole stockholder. Our operating partnership was formed as a Delaware limited partnership on July 27, 2010.

In order to be organized as an UPREIT, we intend to contribute the proceeds from this offering to our operating partnership and to hold all or substantially all of our assets and conduct our operations through the operating partnership. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate retail real estate property acquisitions. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange generally could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

We are the sole general partner of our operating partnership and Cole Advisors: Retail Income, LLC is the initial limited partner. As the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners described more fully in “Operating Partnership Agreement.” Pursuant to the terms of our advisory agreement, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers.

The following chart shows our ownership structure and our relationship with our advisor and our dealer manager:

(1)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents 100% of the outstanding shares of common stock, as of December 1, 2010. Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

(2)	Cole Advisors: Retail Income, LLC currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced.

Management

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors expects to retain Cole Advisors: Retail Income, LLC as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Prior to the effective date of this offering, our charter will be reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter provides that, in general, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. Prior to the commencement of this offering, we expect to have a total of five directors, including a majority of independent directors.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, our advisor or any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our board of directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors will adopt written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. In addition, our board of directors (including the independent directors) will adopt our valuation guidelines for establishing NAV and will review and approve the quarterly valuation of our principal assets and liabilities, as determined by our independent valuation expert.

Additionally, our board of directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for its other clients.

The advisory agreement will have a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Committees of Our Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as the board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in the board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Our board of directors will establish an audit committee, which we expect will consist solely of independent directors. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. We expect our board of directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•	any transfer or sale of our sponsor’s initial investment in us; provided however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•	fees, compensation and expenses, including organization and offering expense reimbursements, acquisition expenses, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change in modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

In addition, under our valuation policies, the independent directors are responsible to review and approve the quarterly valuation performed by our independent valuation expert.

Counsel for Independent Directors

To assist the independent directors in performing their role, we expect that the independent directors will, on an ongoing basis, retain a law firm that will act solely as counsel for the independent directors.

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole or Mr. Nemer for their service to us on the board of directors.

Executive Officers and Directors

Our board of directors has elected Christopher H. Cole to serve as our chief executive officer and president, D. Kirk McAllaster, Jr. to serve as our executive vice president, chief financial officer and treasurer and Richard R. Lavin to serve as executive vice president and secretary. Although most of the services Messrs Cole, McAllaster and Lavin provide to our company are in their roles as executive officers of our advisor, they have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs Cole, McAllaster or Lavin for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	58	Chairman of the Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	43	Executive Vice President, Chief Financial Officer and Treasurer
Richard R. Lavin	55	Executive Vice President and Secretary
Marc T. Nemer	37	Director
Independent Director 1		Independent Director
Independent Director 2		Independent Director
Independent Director 3		Independent Director

*	As of December 1, 2010.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in July 2010. He also has served as the chief executive officer of our advisor, since its formation in July 2010. Mr. Cole serves as the chairman, chief executive officer and president of Cole Corporate Income Trust, Inc. (“Corporate Income Trust”), which is currently in registration. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust I since its formation in March 2004. He has served as the chief executive officer of Cole REIT Advisors, LLC (“CCPT I Advisors”) since its formation in April 2004 and previously served as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust II since its formation in September 2004. He has served as the chief executive officer of Cole REIT Advisors II, LLC (“CCPT II Advisors”) since its formation in September 2004 and previously served as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust III since its formation in January 2008. He has served as the chief executive officer and president of Cole REIT Advisors III, LLC (“CCPT III Advisors”) since its formation in January 2008, and previously served as its treasurer from January 2008 until September 2008.

Mr. Cole has been the sole shareholder, chief executive officer and treasurer of Cole Holdings Corporation since its formation in August 2004, has served as its chairman and secretary since October 2007 and previously served as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until September 2009 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003 and previously served as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chief executive officer of Cole Capital Advisors since December 2002, as its treasurer since formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until April 2010, and its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of

Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company based upon Mr. Cole’s experience and relationships in the non-exchange traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in July 2010. He also has served as executive vice president and chief financial officer of our advisor since its formation in July 2010. Mr. McAllaster serves as the executive vice president, chief financial officer and treasurer of Corporate Income Trust. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Credit Property Trust I and Cole Credit Property Trust II since October 2007, and has been a member of the board of directors of Cole Credit Property Trust I since May 2008. He has served as executive vice president, chief financial officer, secretary and treasurer of Cole Credit Property Trust III since its formation in January 2008. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. He also has served as executive vice president and chief financial officer of CCPT III Advisors since its formation in January 2008. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 19 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Richard R. Lavin has served as our executive vice president and secretary since our formation in July 2010. He also has served on behalf of our advisor as the executive vice president and general counsel — capital markets and secretary since July 2010. In addition, Mr. Lavin serves as the executive vice president and secretary of Corporate Income Trust. Prior to joining Cole Real Estate Investments in February 2010, Mr. Lavin founded and served as the managing partner of Goodheart Properties, LLC, a developer of luxury estates in Cape Cod, Massachusetts from September 2005 until February 2010. Prior to September 2005, Mr. Lavin held senior positions with several financial services companies, including Fidelity Investments where he served as executive vice president, compliance and risk, from April 2002 to June 2004 and senior vice president, deputy general counsel and chief of litigation from December 1994 to April 2002. Mr. Lavin was a partner of the Boston law firms Hutchins, Wheeler & Dittmar from 1989 to 1994 and Widett, Slater & Goldman from 1980 to 1989. Mr. Lavin earned a law degree from Boston College Law School and a bachelor’s degree from Brandeis University.

Marc T. Nemer has served as a director since December 2010. Mr. Nemer has served as president of Cole Holdings Corporation (d/b/a Cole Real Estate Investments), the parent company of our advisor and affiliates, since May 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as the president of our advisor since July 2010. Mr. Nemer has served as executive vice president and managing director of capital markets of Cole Capital Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, as its vice president, legal services and compliance from March 2007 until October 2007 and as its legal counsel from February 2006 to March 2007. He has served as executive vice president and managing director of capital markets of Cole Capital Partners since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008 and as its vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as executive vice president and managing director of capital markets for CCPT I Advisors and CCPT II Advisors since March 2008, and previously served for each as executive vice president, securities and regulatory affairs from October 2007 until March 2008. Mr. Nemer has served as executive vice president and managing director of capital markets for Cole Realty

Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a BA. from the University of Michigan in 1995. Mr. Nemer was selected to serve as a director of our company because of his legal, regulatory and compliance experience in the non-exchange traded REIT industry and securities industry generally, as well as his extensive knowledge and relationships within the non-exchange traded REIT industry, including the independent broker dealer network through which the company offers its securities, which are believed to enhance our company’s position within our industry.

Independent Director 1

Independent Director 2

Independent Director 3

The Advisor

Our advisor is Cole Retail Advisors, an affiliate of our sponsor, Cole Real Estate Investments. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or members of our advisor. Our advisor currently has no paid employees; however, our advisor’s affiliates have over 200 full-time employees, many of whom will serve as dual employees, of our advisor and of affiliates of our advisor, and dedicate a portion of his or her time providing services to our advisor

Our advisor has contractual and fiduciary responsibility to us and our stockholders pursuant to the advisory agreement. Our advisor is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Christopher H. Cole	58	Chief Executive Officer
Marc T. Nemer	37	President
D. Kirk McAllaster, Jr.	43	Executive Vice President and Chief Financial Officer
Thomas W. Roberts	51	Executive Vice President and Managing Director of Real Estate
Richard R. Lavin	55	Executive Vice President, General Counsel and Secretary — Capital Markets
John M. Pons	47	Executive Vice President and General Counsel — Real Estate
Robert J. Micera	49	Chief Investment Officer

*	As of December 1, 2010.

The backgrounds of Messrs. Cole, McAllaster, Lavin and Nemer are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Thomas W. Roberts has served as executive vice president and managing director of real estate of our advisor since July 2010. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009.

Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office and Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

John M. Pons has served as executive vice president and general counsel — real estate of our advisor since July 2010. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons has served as secretary of Cole Credit Property Trust II since its formation in September 2004. He served as a member of Cole Credit Property Trust II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for Cole Credit Property Trust I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Robert J. Micera has served as the chief investment officer — office and industrial of our advisor since July 2010. Prior to joining Cole Real Estate Investments in July 2010, Mr. Micera served as a principal of Cardinal Industrial Real Estate Services East, LLC, a California-based private real estate investment firm that invests in single-tenant industrial warehouse assets nationwide, from April 2009 to April 2010. Mr. Micera was senior vice president — national head of net lease investments at First Industrial Realty Trust, Inc., a Chicago-based REIT that buys, sells, leases, develops and manages industrial real estate, from August 2004 to December 2008. While at First Industrial Realty Trust, Inc., Mr. Micera served as the chief investment officer for a $1.4 billion co-investment program with the wealth management division of UBS Financial Services, Inc. and a $425 million co-investment program with Kuwait Finance House K.S.C. From 2003 to 2004, Mr. Micera served as a managing director, real estate advisory services for Ernst & Young, LLP. Mr. Micera served as a vice president, real estate and lodging investment banking for J.P. Morgan Securities Inc. from 1993 to 2002.

Prior to joining J.P. Morgan Securities Inc., Mr. Micera worked at Metropolitan Life Insurance Company from 1984 to 1993, most recently in national sales. Mr. Micera earned a master’s degree in business administration from New York University’s Leonard N. Stern School of Business in 1992 and a bachelor’s degree in engineering from Lafayette College in 1984. Mr. Micera is licensed in New Jersey as a real estate salesperson and in New York as a real estate broker, and he is a member of the Urban Land Institute.

In addition to the officers and key personnel listed above, our advisor employs personnel on a dual basis with the other entities that comprise our sponsor who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement. This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to identify each and every task to be performed by our advisors. Under the terms of the advisory agreement that we expect to enter into, our advisor will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	participate in formulating our financial valuation and other policies, consistent with achieving our investment objectives;

•	monitor the independent valuation expert’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	based on the valuation information provided by our independent valuation expert, and such other information as our advisor may deem necessary, calculate our daily NAV per share;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	monitor our liquidity levels and redemption program;

•	provide property management and leasing services;

•	hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	direct the purchase of equipment and supplies, and supervise all maintenance activity, for our properties;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of the advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.

It is the duty of the board of directors to evaluate the capabilities of our advisor before entering into the advisory agreement, and to evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement will have a one-year term ending          , 2011, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice immediately upon a change of control of us, or without cause or penalty. If we elect to terminate the agreement, we must obtain. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor an advisory fee that will be payable in arrears on a monthly basis and accrue daily in an amount equal to our daily NAV multiplied 1/365th of the following amounts: (i) 1.25% will be paid on our NAV that is between $0 and $1.5 billion; (ii) 1.20% will be paid on our NAV that is between $1.5 billion and $3 billion; (iii) 1.15% will be paid on our NAV that is between $3 billion and $4.5 billion, and (iv) 1.10% will be paid on our NAV that is over $4.5 billion. Any portion of this fee may be deferred and paid in a subsequent year.

As compensation for services provided pursuant to the advisory agreement, we will also pay our advisor a performance-based fee calculated based on our annual total return to stockholders (defined below), payable annually in arrears. The performance fee will be calculated such that for any calendar year in which the total return to our stockholders as a percentage of their invested capital exceeds 6.5%, which we refer to as the 6.5% priority return, our advisor will receive 15% of the excess total return above the 6.5% priority return, but in no event will we pay our advisor more than 10% of the aggregate total return for such year. Therefore, payment of the performance-based component of the advisory fee (i) is contingent upon our actual annual total return exceeding the 6.5% priority return, (ii) will vary in amount based on our actual performance and total weighted average invested stockholder capital during each year and (iii) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6.5%.

Our advisor will calculate our total return for each calendar year as the sum of capital appreciation or depreciation, measured by the annual change in our NAV, and cumulative distributions declared during the course of the calendar year. The 6.5% priority return calculation will reflect fluctuations in the actual number of shares outstanding during the year, such that for shares outstanding for less than 12 months (because of new share issuances and/or share redemptions), a prorated 6.5% annual total return will be determined for the partial period those shares were outstanding based on the NAV per share associated with them. In order to establish our total return and the accrual of the performance-based fee, on a daily basis our advisor will utilize the annualized internal rate of return on stockholders’ invested capital starting from the last calendar day of the prior calendar year, which we refer to as Day 1, and ending on the then current day, which we refer to as Day N. For such internal rate of return calculation, (i) the beginning investment value shall be equal to our NAV at the end of Day 1 (after accrual of all fees and expenses attributable to that year), (ii) the ending investment value shall be our NAV after all expenses, but prior to any purchases, redemptions and distributions, on Day N, and (iii) for each day between Day 1 and Day N net daily investment inflows or outflows, as applicable, will be factored in, specifically the combined total of all share redemptions and distributions less the total of the gross proceeds we receive from the sale of shares in our continuous public offering on such day.

On a daily basis, our advisor will accrue a liability reserve account equal to the amount due for both the fixed advisory fee and the performance fee, and this accrual will be reflected daily in our NAV per share calculation. On each day our advisor will calculate our year-to-date total return and, based on that return, adjust the balance of the advisory fee reserve accrual to reflect the estimated amount due, if any, on account of the performance-based fee. We will calculate and pay the performance-based fee to our advisor after the end of each calendar year. If our total return is less than the 6.5% priority return in any given calendar year, our advisor will not be entitled to receive any performance-based fee for that year. If our total return exceeds the 6.5% priority return in a particular calendar year, a performance-based fee is payable to our advisor even if total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6.5% per annum. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

For our first year of operations, the performance-based component will be calculated for the period from the initial offering date through the end of the calendar year on the basis of a prorated 6.5% priority return and our actual total return for such partial calendar year. In the event the advisory agreement is terminated on a day other than the last business day of a calendar year, the fee will be calculated on the basis of a prorated 6.5% priority return and our actual total return to stockholders through the date of termination, and will be paid to our advisor promptly following completion of the necessary calculation.

Our advisor will bear all costs related to services to us contemplated by the advisory agreement, for which it will be compensated a monthly advisory fee. Accordingly, we will not reimburse our advisor for its costs of overhead, including items such as our advisor’s rent and utilities, and our advisor’s personnel costs for individuals whose primary job function relates to our business. In the event that our advisor engages an affiliate or a third party to perform services we have engaged our advisor to perform pursuant to the advisory agreement, such third party will be compensated by our advisor. At the same time, we will pay for all of our own direct costs, such as the costs of our auditors and outside counsel, the costs of acquiring real estate and real estate related assets, including acquisition expenses incurred other than by our advisor or its affiliates, and financing costs incurred other than by our advisor or its affiliates.

Our advisor must reimburse us at least annually for fees paid to the advisor in any year to the extent that such fees to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees; and (f) acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Notwithstanding the foregoing, to the extent that total operating expenses payable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be paid in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees for operating expenses paid to our advisor to determine if they are reasonable in light of, among other factors, our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. For a list of the factors our independent board will consider, in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for acquiring our properties, managing our properties, leasing our properties or assisting in the disposition of our properties.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Compensation” section of this prospectus.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors, all of whom are affiliated with our sponsor.

Cole Capital Corporation will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Compensation.” See also “Plan of Distribution — General.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and ‘‘— The Advisor” sections of this prospectus.

Affiliated Transfer Agent

Our transfer agent was formed in Delaware to act as transfer agent for this offering and for our sponsor’s simultaneous offering of Cole Advisor Corporate Income REIT, Inc., another open-ended, non-exchange traded REIT. Our transfer agent will be responsible for, among other matters, maintaining the records of our stockholders’ accounts, including purchase and redemption of our common stock, changes in the value of our stockholders’ accounts, effecting transfers, distributions made by us to our stockholders, any required tax reporting and the issuance of confirmation and periodic account statements. Our transfer agent will perform these services on our behalf under a transfer agent agreement. Under the agreement, our transfer agent may delegate certain of these responsibilities to certain of our participating broker dealers, but any costs of such delegation will be borne by our transfer agent, and will not result in any additional costs to us, over and above the record keeping fees.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

Compensation

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation, fees and reimbursements we will pay to our advisor and its affiliates, including our dealer manager and our transfer agent. No compensation will be received by our dealer manager or any participating broker-dealer in connection with the sale of our common stock pursuant to our distribution reinvestment plan. We will not pay our advisor or its affiliates any separate fees for property acquisitions or dispositions, financings, property management or leasing. In addition, we will not reimburse our advisor or its affiliates for costs incurred in providing services to us, under the advisory agreement or transfer agent agreement. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible distribution fee.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount

Organization and Offering Stage
Upfront Selling Commission	We will not pay any upfront selling commissions.	None
Distribution Fee — Our Dealer Manager(2)	We will pay our dealer manager an asset-based distribution fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.40% of our NAV per share during such day. Our dealer manager does not intend to reallow any portion of the distribution fee.	The actual amount will depend on the number of shares sold, the dates on which the shares are sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; (ii) all of the shares are held until the end of the two-year offering period; and (iii) our NAV per share remains at $10.00 at all times, then we estimate that the distribution fee will equal approximately $7,000,000 in year one after the escrow period and $14,000,000 in year two. After year two, assuming all of the shares sold continue to be held and our NAV per share remains at $10.00, the distribution fee will equal approximately $14,000,000 per annum. In the aggregate, underwriting compensation from all sources, including the distribution fee and underwriting compensation paid to participating broker-dealers by us or by our advisor and its affiliates, will not exceed 10% of the gross proceeds from our primary offering.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount

Organization and Offering Expense Reimbursement — Our Advisor(3)	Our advisor has agreed to fund on our behalf all costs of our organization and offering, other than the distribution fee and other underwriting compensation paid to participating broker-dealers in the form of asset-based trails. We will reimburse our advisor for such organization and offering costs in an amount up to (a) the number of shares of our common stock sold each day in our primary offering, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of our NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable monthly. If, during any period, the total unreimbursed amount of such organization and offering costs exceeds the reimbursement limit described above, the excess will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full.	The timing and amount of reimbursements are dependent on the actual expenses incurred, the number of shares sold, the dates on which the shares are sold and the daily NAV per share on the date the shares are sold. Assuming that (i) one-half of all $3,500,000,000 of shares registered for sale in our primary offering are sold as of the first day after the end of the escrow period, and the other half are sold one year after the end of the escrow period; and (ii) our NAV per share remains at $10.00 at all times, then the maximum amount of organization and offering expenses that can be reimbursed to our advisor will equal approximately $8,750,000 in year one after the escrow period and $8,750,000 in year two.

Type of Compensation — Recipient(1)	Method of Compensation	Estimated Amount

Operational Stage

Advisory Fee — Our Advisor

We will pay our advisor a monthly advisory fee based upon our monthly average NAV, according to the following fee schedule:

Monthly	Average
Average	Annualized
NAV	Rate

$0 - $1.5 billion	1.25%
$1.5 billion - $3 billion	1.20%
$3 billion - $4.5 billion	1.15%
over $4.5 billion	1.10%

The annualized advisory fee, and the actual dollar amounts, are dependent upon our monthly average NAV and, therefore, cannot be determined at the present time. Based on the following assumed levels of our monthly average NAV, our annualized advisory fee will be as follows:

	Effective	Total
Monthly	Annualized	Annualized
Average	Advisory	Advisory
NAV	Fee (%)	Fee ($)

$1.5 billion	1.25%	$18,750,000
$2 billion	1.24%	$24,750,000
$4.5 billion	1.20%	$54,000,000

Record Keeping Fee — Our Transfer Agent	We will pay our transfer agent an asset-based fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month that were purchased in our primary offering, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share during such day. Our transfer agent may, in its discretion, pay a portion of this fee, as and when received by our transfer agent, to certain of our participating broker-dealers, for providing record keeping, account maintenance and administrative services for our stockholders. The amount of the payments to such participating broker-dealers will be on a monthly basis and in arrears, and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of our NAV per share on each day.	The actual amount will depend on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares. Assuming the shares are outstanding for a full year and our NAV per share remains at $10.00, the record keeping fee will equal approximately $6,250 per annum if we sell the minimum offering and approximately $8,750,000 per annum if we sell the maximum offering.
Performance Fee — Our Advisor	We will pay our advisor a performance fee calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 6.5% per annum, our advisor will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year.	The actual amount will depend on our performance, as well as on the number of shares sold, the daily NAV per share and the period of time that the investor continues to hold the shares and, therefore, can not be determined at this time.

(1)	We will pay all fees and expenses in cash, shares of our common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	We will cease paying distribution fees at the date at which, in the aggregate, underwriting compensation from all sources, including the distribution fee and underwriting compensation paid by us and our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering from any source (including from our advisor and its affiliates), does not exceed 10% of the gross proceeds of our primary offering. Our advisor and its affiliates may pay certain costs up to an amount equal to 0.25% of gross proceeds of our primary offering, excluding shares issued under our distribution reinvestment plan, (or a maximum of $8,750,000) without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker/dealers. Such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

(3)	Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts incurred in connection with holding our own educational conferences and attending retail seminars conducted by our participating, broker-dealers for performing these services, and (iii) other marketing and organization costs, including payments made to participating broker-dealers for performing these services. Under no circumstances may the total organization and offering expenses from all sources exceed 15% of the gross proceeds from the primary offering of our shares (i.e. excluding proceeds from sales pursuant to our distribution reinvestment plan).

(4)	At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. For a list of the factors our independent board will consider, in evaluating the fees paid to our advisor, see the “Management — Board of Directors” section of this prospectus. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Indemnification and Limitation of Liability

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Subject to the limits described below, our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify our employees and agents. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

In accordance with Maryland law our charter includes a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors for losses or liability suffered by them or hold harmless our directors for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors were acting on our behalf or performing services for us;

•	in the case of non-independent directors the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement so long as the following conditions are met:

•	our advisor and its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our advisor and its affiliates were acting on our behalf or performing services for us; and

•	the liability or loss was not the result of negligence or misconduct by our advisor and its affiliates.

As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Under our charter, indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of the date of this prospectus, we had one stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities over which a person has the right to acquire within 60 days. Except as indicated, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. The address for each of the persons named below is in care of our principal executive offices at 2575 East Camelback Road, Suite 500, Phoenix, AZ 85016.

	Number of Shares	Percent of All
Name of Beneficial Owner(1)	Beneficially Owned	Shares(2)

Directors and Executive Officers:
Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President	20,000	100%
Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer and Treasurer	—	—
Richard R. Lavin, Executive Vice President and Secretary	—	—
Marc T. Nemer, Director	—	—
• Director	—	—
• Director	—	—
• Director	—	—

All directors and executive officers as a group	20,000	100%

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes 20,000 shares outstanding as of December 3, 2010. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(2)	Includes 20,000 shares owned by Cole Holdings Corporation, an affiliate of our sponsor. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation. Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

Operating Partnership Agreement

We have summarized the material terms and provisions of the Limited Partnership Agreement of Cole Advisor Retail Income Operating Partnership, LP, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “the company” refer to Cole Advisor Retail Income REIT, Inc.

Management of Our Operating Partnership

Cole Advisor Retail Income Operating Partnership, LP, our operating partnership, was formed on July 27, 2010 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest. This is commonly referred to as the “UPREIT” structure, which stands for “Umbrella Partnership Real Estate Investment Trust.” We have elected to use an UPREIT structure for a number of reasons, principally to facilitate commercial real estate property acquisitions because this structure provides an owner of appreciated property the ability to defer taxable gain on the transfer of such property to us. In order to achieve this benefit, an owner may transfer the property to our operating partnership in exchange for limited partnership interests in the operating partnership. Being able to offer an owner of real estate the opportunity to defer taxation of gain until it redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity.

We will be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we will have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither our advisor nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

Our advisor has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material U.S. Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the proceeds from this offering to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, as sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, including preferred limited partnership interests. These additional interests may be issued in connection with the admission of additional limited partners upon the transfer to our operating partnership of real estate properties or other assets, if our board of directors concludes in good faith that such admittance and the terms of the partnership interests issued to such additional limited partners are in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. In the event that our operating partnership were to liquidate, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than us, will receive redemption rights, which will enable them to cause the operating partnership to redeem their limited partnership interests in exchange for cash based on our the NAV per share of our common stock at the time of redemption, assuming redemption of the number of shares that would correspond, on a one-for-one basis, to the partnership interests being redeemed. This one-for-one correspondence may be adjusted upon the occurrence of certain events such as share dividends, share subdivisions or combinations. We expect to fund any cash redemptions out of available cash or borrowings. Requests for redemption of limited partnership interests will be subject to the same condition and limitations applicable at the time to requests for redemption of shares of our common stock. See “Share Purchases and Redemptions.” Accordingly, under our redemption program limited partners will be treated as if they had requested redemption of the full number of shares of our common stock on the basis of which the cash redemption amount for their limited partnership interests is to be calculated and as if they had held such shares from the date their partnership interests were issued to them. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the redemption would cause us to fail to qualify as a REIT under the Code or would cause our operating partnership to be treated as a publicly traded partnership taxable as a corporation.

Transferability of General Partner Interest

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (A) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (B) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, have the authority to make tax elections under the Code on our operating partnership’s behalf.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors will act on our behalf, our agreements and compensation arrangements with our advisor and its affiliates may be impacted by the fact that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and will be aided by independent counsel for the independent directors. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Potential Conflicts Arising From Interests of Our Advisor and Affiliates in Other Real Estate Programs

Affiliates of our advisor act as an advisor to, and our executive officers, and at least one of our directors, act as officers and/or directors of, Cole Credit Property Trust I, Cole Credit Property Trust II, Cole Credit Property Trust III and Corporate Income Trust, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant properties subject to long term net leases to creditworthy tenants. Cole Credit Property Trust I, Cole Credit Property Trust II and Cole Credit Property Trust III, focus primarily on the retail sector, while Corporate Income Trust, like us, focuses on office and industrial properties. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

Cole Credit Property Trust I and Cole Credit Property Trust II are no longer offering shares for investment and, with limited exceptions such as through the use of proceeds by Cole Credit Property Trust II from its distribution investment plan, are not currently pursuing the acquisition of additional properties. However, in the event Cole Credit Property Trust I or Cole Credit Property Trust II sells one or more of its assets, either REIT may seek to acquire additional properties, which may be similar to properties in which we invest. Cole Credit Property Trust III currently is engaged in a public offering of up to 250,000,000 shares of its common stock and has filed a new registration statement in connection with a proposed follow-on offering of 275,000,000 shares of its common stock. Cole Credit Property Trust III is an active investor in real estate and real estate-related investments, and the investment objective and strategy of Cole Credit Property Trust III is the same as our investment objective and strategy, thereby increasing the likelihood of potential acquisitions being appropriate for both Cole Credit Property Trust III and for us. Corporate Income Trust is currently in registration for its initial public offering of up to 250,000,000 shares of its common stock and though Corporate Income Trust primarily focuses primarily on the corporate office and industrial sector, we anticipate that there will be investments that will be appropriate investments by both Corporate Income Trust and us. See “— Potential Conflicts in Acquiring, Leasing and Reselling of Properties” below.

In addition, during the period from January 1, 2000 to December 31, 2009, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. During the same period, Cole Capital Partners, an affiliate of our advisor, sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or

Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership “Cole Credit LP I” and Cole Credit Property Fund II Limited Partnership “Cole Credit LP II”, during the period from January 1, 2000 to December 31, 2009. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at the same time as our shares of common stock are being offered. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs. See “— Certain Conflict Resolution Procedures” below.

While we expect our board to adopt a policy limiting the types of transactions that may be conducted by us with our advisor and its affiliates, including other Cole-sponsored real estate programs, such transactions are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Potential Conflicts Arising From Other Activities of Our Advisor and its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

To avoid certain conflicts of interest, our charter prohibits acquisitions and loans from or to affiliates of our advisor, other than as set forth below. Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of independent directors, not otherwise interested in such transactions as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate or our advisor. Our purchase price in any such transaction will be limited to the cost of acquisition, including acquisition-related expenses, and, pursuant to our charter, any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. Further, our charter provides that in no event will the purchase price of any asset acquired from an affiliate exceed its current appraised value as determined by an independent appraiser.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors not otherwise interested in such transaction, as fair and reasonable to us.

We may defer payment of fees to our advisor or its affiliates, which would not be considered a loan under such policy.

Potential Conflicts in Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor, with oversight by our board of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for re-sales or leasing of the various properties.

Any affiliated entity, whether or not currently existing, might also compete with us in the sale of our assets. Our advisor and its affiliates will face conflicts of interest in determining which properties from which portfolios might be appropriate for sale to different potential purchasers.

Potential Conflicts in Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives, Strategy and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-

length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, our advisor will act according to policies adopted by our board of directors, including that the joint venture as must be and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Potential Conflicts Arising From Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the distribution agreement and transfer agent agreement, and the amounts we pay under such agreements;

•	the advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the administrative calculation of our daily NAV;

•	our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We will pay advisory fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our board or our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Potential Conflicts of Our Advisor’s Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager may have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that may be different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. Different compensation programs may result in Cole Capital Corporation’s registered employees receiving more compensation for the marketing and sale of our investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote our investment over other Cole-sponsored investments.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. Other than the potential asset acquisitions noted above, we will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates. Additionally, we will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates.

•	Our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us, except that we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us. Additionally, we will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates.

•	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored program, and for which more than one of such entities has sufficient uninvested funds, then our advisor, with oversight by our board of directors, will examine factors including, among others:

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of our advisor, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our advisor, to be more appropriate for an entity other than the entity that committed to make the investment, our advisor may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our advisor for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, other than as provided for in this prospectus.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2009, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 65 privately offered programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, and Cole Credit Property Trust I, a privately offered REIT, each with investment objectives similar to this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2009, such privately offered prior programs have raised approximately $674.9 million from approximately 6,300 investors. For more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs, see Tables I and II of the Prior Performance Tables.

With respect to the six privately offered limited partnerships sponsored by Cole Real Estate Investments during the period from January 1, 2000 to December 31, 2009, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties were located in the Phoenix metropolitan area, and 25 were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. All of the 29 properties have been sold and each of the limited partnerships has completed operations. See Table IV of the Prior Performance Tables for information on the limited partnerships that completed operations since January 1, 2005.

One of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, owned an approximately 263,000 square foot shopping center which was sold for approximately $28.5 million, resulting in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year. Another privately offered program, Cole Southwest Opportunity Fund, LP, completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture, and on April 6, 2005, the Phoenix facility was sold for $16.3 million. The remaining four privately offered limited partnerships, Cole Credit Property Fund I, LP (CCPF), Cole Credit Property Fund II, LP (CCPF II), Cole Desert Palms Power Center, LP and Cole Boulevard Square Investors, LP, achieved average annual returns ranging from approximately 8.07% to approximately 15.36% during the life of the respective partnership through the date of liquidation. See Tables III and IV of the Prior Performance Tables for additional information regarding these prior private programs that completed operations since January 2005.

Two of the privately offered limited partnerships, CCPF and CCPF II, disposed an aggregate of 22 properties each through a sale to Cole Credit Property Trust II for $121.3 million. In accordance with Cole Credit Property Trust II’s charter, Cole Credit Property Trust II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to Cole Credit Property Trust II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of CCPF and CCPF II approved the sales.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2000 to December 31, 2009, Cole Growth Opportunity Fund I LP (CGOF), which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of Cole’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2009, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million including development related costs. None of these properties have been sold.

In addition to the partnerships described above, as of December 31, 2009, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in common program and Delaware Statutory Trust Program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2009, 162 of the properties had been sold, of which eight were sold to Cole Credit Property Trust I, one land parcel was sold to CGOF, 17 were sold to Cole Credit Property Trust II, six were sold to Cole Credit Property Trust III and 130 were sold to unrelated third parties. Of the 130 properties sold to unrelated third parties, 26 were sold to investors in Cole Real Estate Investment’s tenant-in-common program and 52 were sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2009, aggregate ownership interests in 26 properties of $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2009, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. Each of the programs described in this paragraph were still in operation as of December 31, 2009 and have similar investment objectives to this program. See Tables I and II of the Prior Performance Tables for additional information regarding these programs.

On April 26, 2004, Cole Credit Property Trust I commenced a private placement of shares of its common stock for $10 per share, subject to certain volume and other discounts. Cole Credit Property Trust I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2009, Cole Credit Property Trust I had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. Cole Credit Property Trust I has similar investment objectives to this program. Cole Credit Property Trust I disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and Cole Credit Property Trust I has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by Cole Credit Property Trust I within the last 24 months. For a reasonable fee, Cole Credit Property Trust I will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2000 to December 31, 2009, the prior private programs purchased an aggregate of 232 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	112	42.2%
Midwest	63	29.4%
West	34	22.4%
Northeast	23	6.0%

	232	100.0%

Based on the aggregate purchase price of the 232 properties, approximately 76.0% were single-tenant retail properties, approximately 15.8% were multi-tenant retail properties, approximately 7.0% were single-tenant commercial properties, approximately 1.0% were land and approximately 0.2% were data centers. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2009:

Type of Property	New	Used	Construction

Retail/Commercial	25.7%	73.1%	1.2%
Land	—	100%	—
Data Center	—	—	100%

As of December 31, 2009, these private programs had sold 182, or 78.4% of the total 232 properties purchased, of which 39 properties were sold to Cole Credit Property Trust II, six properties were sold to Cole Credit Property Trust III and 137 properties were sold to unrelated third parties. Of the 137 properties sold to unrelated third parties, 26 properties sold to investors in Cole Real Estate Investment’s tenant-in-common program and 52 properties sold to investors in Cole Real Estate Investment’s Delaware Statutory Trust Program. The original purchase price of the properties that were sold was approximately $1.1 billion, and the aggregate sales price of such properties was approximately $1.2 billion. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

During the three years ended December 31, 2009, the prior private real estate programs purchased an aggregate of 38 properties located in 19 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	20	36.7%
Midwest	10	33.5%
West	5	22.3%
Northeast	3	7.5%

	38	100.0%

Based on the aggregate purchase price of the 38 properties, approximately 58.3% were single-tenant retail properties, approximately 18.6% were single-tenant commercial properties, approximately 18.6% were multi-tenant retail properties and approximately 4.5% were land. A total of 24 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 14 properties were purchased solely using offering proceeds.

Prior Public Programs

Other than our company, Cole Real Estate Investments sponsored two publicly offered REITs, Cole Credit Property Trust II and Cole Credit Property Trust III, during the period from January 1, 2000 to December 31, 2009. Cole Credit Property Trust II and Cole Credit Property Trust III each have similar investment objectives to this program. As of December 31, 2009, Cole Credit Property Trust II had raised approximately $2.1 billion from approximately 41,000 investors and Cole Credit Property Trust III had raised approximately $978.2 million from approximately 25,000 investors. For more detailed information about the experience of our affiliates in raising and investing funds for this public offering and compensation paid to the sponsor of Cole Credit Property Trust II, see Tables I and II of the Prior Performance Tables.

On June 27, 2005, Cole Credit Property Trust II commenced an initial public offering of shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. Cole Credit Property Trust II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, Cole Credit Property Trust II offered and sold shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to its distribution reinvestment plan. Cole Credit Property Trust II terminated its follow-on offering on January 2, 2009, although it continues to offer and sell shares of its common stock to existing Cole Credit Property Trust II stockholders pursuant to its distribution reinvestment plan. As of December 31, 2009, Cole Credit Property Trust II had raised approximately $2.1 billion from approximately 41,000 investors and had acquired 397 single-tenant retail properties, 275 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.1 billion. Cole Credit Property Trust II also acquired indirect interests in one multi-tenant retail property through a joint venture for approximately $53.7 million and in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. Cole Credit Property Trust II disclosed in its prospectus a targeted liquidity event by May 22, 2017. Such targeted date has not yet occurred, and Cole Credit Property Trust II has not had a liquidity event.

On October 1, 2008, Cole Credit Property Trust III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. Cole Credit Property Trust III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, Cole Credit Property Trust III is offering and selling shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. Cole Credit Property Trust III’s follow-on offering is ongoing, and it also continues to offer and sell shares of its common stock to existing Cole Credit Property Trust III stockholders pursuant to its distribution reinvestment plan. As of December 31, 2009, Cole Credit Property Trust III had raised approximately $978.2 million from approximately 25,000 investors and had acquired 113 single-tenant retail properties, 18 single-tenant commercial properties, and 2 multi-tenant retail properties in an aggregate of 33 states for an aggregate acquisition cost of approximately $703.8 million. Cole Credit Property Trust III disclosed in its prospectus that, while it does not have a fixed liquidity event date, if it does not list its shares of common stock on a national securities exchange by October 1, 2020, Cole Credit Property Trust III’s charter requires that it either seek stockholder approval of an extension or elimination of the listing deadline or stockholder approval of the liquidation and dissolution of Cole Credit Property Trust III. If Cole Credit Property Trust III does not obtain either such stockholder approval, its charter does not require a liquidity event and Cole Credit Property Trust III could continue to operate as before.

The offering price for Cole Credit Property Trust III’s shares of common stock is not based on the expected book value or expected net asset value of Cole Credit Property Trust III’s proposed investments, or its expected operating cash flows. Although Cole Credit Property Trust III’s board of directors may do so at any time in its discretion, it is not anticipated that Cole Credit Property Trust III’s board of directors will undertake a process for estimating the per share value of Cole Credit Property Trust III’s common stock during the pendency of the Cole Credit Property Trust III follow-on offering or for the 18-month period following the termination of the follow-on offering.

Cole Credit Property Trust III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. Cole Credit Property Trust III paid a 6.5% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole Credit Property Trust III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole Credit Property Trust III paid a 7% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on September 30, 2010. Cole Credit Property Trust III’s board of directors has authorized a 7% annualized distribution rate to stockholders of record during the period commencing October 1, 2010 and ending on December 31, 2010.

Cole Credit Property Trust III’s share redemption program provides, in general, that the number of shares Cole Credit Property Trust III may redeem are limited to 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan. As of September 30, 2010, Cole Credit Property Trust III has redeemed in full all valid redemption requests. A valid redemption request is one that complies with the applicable requirements and guidelines of Cole Credit Property Trust III’s share redemption program.

During the period from January 1, 2000 to December 31, 2009, the prior public real estate programs purchased 826 properties located in 45 states and the U.S. Virgin Islands as of December 31, 2009. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	512	52.6%
Midwest	194	26.9%
West	75	14.5%
Northeast	44	5.8%
U.S. Virgin Islands	1	0.2%

	826	100.0%

Based on the aggregate purchase price of the 826 properties, approximately 60.2% were single-tenant retail properties, approximately 21.8% were single-tenant commercial properties and approximately 18.0% were multi-tenant retail properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs of our affiliates as of December 31, 2009:

Type of Property	New	Used	Construction

Retail / Commercial	14.5%	85.5%	—

As of December 31, 2009, the prior public programs had not sold any of the 826 properties purchased by these public programs.

During the three years ended December 31, 2009, the prior public real estate programs had purchased 735 properties located in 42 states and the U.S. Virgin Islands. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	476	54.5%
Midwest	151	24.5%
West	71	15.4%
Northeast	36	5.4%
U.S. Virgin Islands	1	0.2%

	735	100.0%

Based on the aggregate purchase price of the 735 properties, approximately 57.0% were single-tenant retail properties, approximately 23.6% were single-tenant commercial properties and approximately 19.4% were multi-tenant retail properties. A total of 460 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 275 properties were purchased solely using offering proceeds.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by Cole Credit Property Trust II and Cole Credit Property Trust III within the last 24 months. For a reasonable fee, Cole Credit Property Trust II and Cole Credit Property Trust III will provide copies of any exhibits to such Form 10-K.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

Cole Credit Property Trust I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, Cole Credit Property Trust I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in Cole Credit Property Trust I’s shares of common stock. On February 1, 2010, Cole Credit Property Trust I announced that its board of directors approved an estimated value of Cole Credit Property Trust I’s common stock of $7.65 per share as of December 31, 2009. The shares of Cole Credit Property Trust I’s common stock were originally sold at a gross offering price of $10. The principal reason for the decrease in share value was a decline in real estate values, despite Cole Credit Property Trust I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of Cole Credit Property Trust I’s shares of common stock, the board of directors of Cole Credit Property Trust I relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by Cole Credit Property Trust I Advisors. The annual statement of value was only an estimate and may not reflect the actual value of Cole Credit Property Trust I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by Cole Credit Property Trust I’s stockholders if they were to attempt to sell their shares or upon liquidation. Cole Credit Property Trust I’s board of directors is expected to announce an updated estimated value of Cole Credit Property Trust I’s shares of common stock on or before February 1, 2011.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of Cole Credit Property Trust II established an estimated value of Cole Credit Property Trust II’s common stock of $8.05 per share as of June 22, 2010. The shares of Cole Credit Property Trust II’s common stock were originally sold at a gross offering price of $10. The principal reason for the decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in Cole Credit Property Trust II’s occupancy rate to 94%. In determining an estimated value of Cole Credit Property Trust II’s shares of common stock, the board of directors of Cole Credit Property Trust II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by Cole Credit Property Trust II Advisors. The annual statement of value was only an estimate and may not reflect the actual value of Cole Credit Property Trust II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by Cole Credit Property Trust II’s stockholders if they were to attempt to sell their shares or upon liquidation. Cole Credit Property Trust II’s board of directors is expected to announce an updated estimated value of Cole Credit Property Trust II’s shares of common stock on or before June 22, 2011.

Distributions and Redemptions

From June 2005 through February 2010, Cole Credit Property Trust I paid a 7% annualized distribution rate based upon a purchase price of $10 per share. However, beginning in March 2010, Cole Credit Property Trust I reduced its annualized distribution rate to 5% based on a purchase price of $10 per share, or a 6.54% based on the most recent estimated value of $7.65 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring Cole Credit Property Trust I to pay down a portion of the principal on a monthly basis over the life of the loan.

Pursuant to Cole Credit Property Trust I’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, Cole Credit Property Trust I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that Cole Credit Property Trust I may redeem during that year. Cole Credit Property Trust I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the years ending December 31, 2008, 2009 and 2010.

From October 2005 through February 2006, Cole Credit Property Trust II paid a 6% annualized distribution rate based upon a purchase price of $10 per share; from March 2006 through June 2006, Cole Credit Property Trust II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share; from July 2006 through June 2007, Cole Credit Property Trust II paid a 6.5% annualized distribution rate based upon a purchase price of $10 per share; from July 2007 through June 2009, Cole Credit Property Trust II paid a 7% annualized distribution rate based upon a purchase price of $10 per share; and from July 2009 through the date of this prospectus supplement, Cole Credit Property Trust II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share, or a 7.76% annualized distribution rate based on the most recent estimate of the value of $8.05 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the Cole Credit Property Trust II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. Cole Credit Property Trust II’s occupancy rate as of September 30, 2010 was 95%.

Pursuant to Cole Credit Property Trust II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, Cole Credit Property Trust II funded redemptions up to this limit. On November 10, 2009, Cole Credit Property Trust II’s board of directors voted to temporarily suspend Cole Credit Property Trust II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of Cole Credit Property Trust II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, Cole Credit Property Trust II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, Cole Credit Property Trust II will redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter will be limited to the net proceeds received from the sale of shares, in the respective quarter, under Cole Credit Property Trust II’s distribution reinvestment plan. These limits might prevent Cole Credit Property Trust II from accommodating all redemption requests made in any fiscal quarter or in any twelve month period. As of September 30, 2010, Cole Credit Property Trust II received valid redemption requests pursuant to the share redemption program, as amended, relating to 4.9 million shares. 205,000 of such requests related to death, all of which were fulfilled, and 790,000 requests were fulfilled on a pro rata basis. Requests to redeem 3.9 million shares went unfulfilled. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended.

Cole Credit Property Trust III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. Cole Credit Property Trust III paid a 6.50% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, Cole Credit Property Trust III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. Cole Credit Property Trust III paid a 7% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on September 30, 2010. Cole Credit Property Trust III’s board of directors has authorized a 7.00% annualized distribution rate to stockholders of record during the period commencing October 1, 2010 and ending on December 31, 2010 and a 6.50% annualized distribution rate to stockholders of record during the period commencing January 1, 2011 and ending on March 31, 2011. The principal reason for the reduction of the distribution rate was to closer align the distributions with Cole Credit Property Trust III’s present operating income.

Additionally, one of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, suspended distributions to investors due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $28.5 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year.

Another privately offered program, Cole Southwest Opportunity Fund, LP, was unable to lease it’s developed data center facility as a result of the severe downturn in the telecommunications industry. The Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on July 27, 2010, and we intend to qualify as a REIT beginning with the taxable year ending December 31 for the year in which the escrow period concludes. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of retail and other income-producing commercial properties, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and U.S. protectorates and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property. We intend to hold each property we acquire for an extended period, of more than five years. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with accounting principles generally accepted in the United States (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in and Valuation of Real Estate and Related Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful life of each asset. Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the related asset and leasing costs. All repairs and maintenance will be expensed as incurred.

Assets, other than land, will be depreciated or amortized on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy of a property’s major tenant, a significant decrease in a property’s revenues due to circumstances such as lease terminations, vacancies, co-tenancy clauses or reduced lease rates. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will reduce the real estate and related intangible assets and liabilities to their fair value and recognize an impairment loss.

Projections of expected future cash flows will require us to use estimates such as future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the number of months it takes to re-lease a property, required tenant improvements and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the misstatement of the carrying value of our real estate and related intangible assets and net income.

When a real estate asset is identified by management as held for sale, we will cease depreciation of the asset and estimate the sales price, net of selling costs. If, in management’s opinion, the net sales price of the asset is less than the net book value of the asset, an adjustment to the carrying value would be recorded to reflect the estimated fair value of the property.

Allocation of Purchase Price of Real Estate and Related Assets

Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to lease intangibles. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in our consolidated balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in rental income in the period the related costs are incurred.

Real Estate Loans Receivable

Mortgage notes receivable will consist of loans we acquire, which are secured by real estate. Mortgage notes receivable will be recorded at stated principal amounts net of any discount or premium and deferred loan origination costs or fees. The related discounts or premiums on mortgage notes receivable purchased will be amortized or accreted over the life of the related mortgage receivable. We will defer certain loan origination and commitment fees, and amortize them as an adjustment of the mortgage notes receivable’s yield over the term of the related mortgage receivable. We will evaluate the collectability of both interest and principal on each mortgage note receivable to determine whether it is collectible. A mortgage note receivable will be considered to be impaired, when based upon current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a mortgage note receivable is considered to be impaired, the amount of loss will be calculated as the amount that the recorded investment exceeds the greater of the value determined by discounting the expected future cash flows at the mortgage note receivable’s effective interest rate or the value of the underlying collateral if the mortgage note receivable is collateralized. Interest income on performing mortgage note receivable will be accrued as earned. Interest income on impaired mortgage notes receivable will be recognized on a cash basis. Different rules may apply for tax purposes.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31 for the year in which the escrow period concludes. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31 for the year in which the escrow period concludes, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least $2,500,000 in shares of our common stock pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

General

We will not commence any significant operations until we have issued at least $2,500,000 in shares of our common stock pursuant to this offering. Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions, for the payment of interest on any outstanding indebtedness and to satisfy redemption requests. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of advisory fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that our board of directors will adopt a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Redemption Plan

We have adopted a redemption plan, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in retail real estate, we may not have sufficient liquid resources to fund redemption requests. Our board of directors has the right to modify or suspend redemptions at any time if it deems such action to be in the best interest of our stockholders. Further, based on an assessment of our liquid resources and redemption requests, our advisor has the authority to limit redemptions by each stockholder during any quarter, but not to an amount less than 10% of the NAV of the total shares owned by the stockholder as of the beginning of the quarter, if our advisor deems such action to be in the best interest of our stockholders. If our advisor puts any such limitations in place, it will have the power to decide when to modify them or lift them. We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of retail real estate properties or real estate related assets.

In an effort to have adequate cash available to support our redemption plan, we may determine to reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in this continuous offering to fund all redemption requests.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of December 3, 2010.

Related-Party Transactions and Agreements

We intend to enter into agreements with Cole Retail Advisors and its affiliates, whereby we will agree to pay certain fees to, or reimburse certain expenses of, Cole Retail Advisors or its affiliates for organization and offering costs, distribution fees, advisory fees, record keeping fees and incentive fees. See the “Management Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

Description of Capital Stock

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter. Our charter provides that we may issue up to 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our board of directors to amend our charter to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. At the commencement of this offering, 20,000 shares of our common stock were issued and outstanding, all of which are owned by Cole Holdings Corporation, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, in the event that we were ever liquidated, would be entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. Cole Services, LLC, an affiliate of our sponsor, acts as our registrar and as the transfer agent for shares of our common stock. See “— Our Transfer Agent” below. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Attn: Cole Services, LLC
2575 E. Camelback Road, Suite 500
Phoenix, AZ 85016

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Our Transfer Agent

Our transfer agent was formed in Delaware to act as transfer agent for this offering and for our sponsor’s simultaneous offering of Cole Advisor Retail Income REIT, Inc., another open-ended, non-exchange traded REIT. Our transfer agent will be responsible for, among other matters, maintaining the records of our stockholders’ accounts, including purchases and redemptions of our common stock, changes in value of our stockholders’ accounts, effecting transfers, distributions made by us to our stockholders, any required tax reporting and the issuance of confirmations and periodic account statements. Our transfer agent will perform these services on our behalf under a transfer agent agreement. Under the agreement, our transfer agent may delegate certain of these responsibilities to third party record keepers, but any costs of such delegation will be borne by our transfer agent, and will not result in any additional costs to us, over and above the transfer agent fees.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, beginning in 2011, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval). These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors.

Any stockholder will be permitted access to our corporate records at all reasonable times and may inspect and copy any of them for a reasonable charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (2) the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons; and (3) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (a) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (b) would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to so qualify or (c) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would violate any of the foregoing limitations, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not jeopardize our status as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the, share trust (or, in the case of a gift or devise, the NAV per share on the date of the gift or devise) or (2) the NAV per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the share trust (or, in the case of a gift or devise, the NAV per share at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such share trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons that our board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to declare and make distributions on a monthly basis to stockholders commencing in the first quarter after the escrow period concludes. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for a certain dollar amount per share of our common stock. For purposes of calculating our NAV to account for any declared distribution, and to determine each stockholder’s specific distribution after the close of business on the date that is one business day after any record date, our advisor will accrue daily a liability for the amount of the declared distribution.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, the proceeds from this offering, borrowings and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in retail real estate properties, real estate related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our advisor, dealer manager and transfer agent for services provided to us. See “Compensation.” Such payments will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders.

Our distributions may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. However, unlike shares of a traditional non-exchange traded REIT which are typically sold and, on a limited basis, redeemed at a fixed price, our common stock will be sold and redeemed on a daily basis at NAV. As a result, any return of capital will be reflected in our daily NAV unlike the offer and redemption price of a typical non-exchange traded REIT which may not reflect a significant return on capital until the non-exchange traded REIT performs a valuation of the REIT or liquidates.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of our common stock. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as those purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is provided to participants at least ten days prior to the effective date of that amendment. In addition, we may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Account Statements

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of shares purchased during the year; (3) the per share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the plan. In addition, tax information with respect to income earned on shares under the plan for the calendar year will be sent to each applicable participant.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of additional shares. The stockholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the distribution will be treated as long-term capital gain. See “Material U.S. Federal Income Tax Considerations.”

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated charter and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Transactions with Affiliates

In order to avoid potential conflicts of interest, our charter prohibits acquisitions or dispositions of real estate assets to, and loans from or to our affiliates, including affiliates of our advisor and sponsor, other than as set forth below:

•	Our advisor may create special purpose entities to acquire properties for the specific purpose of selling the properties to us, and we may acquire such properties at cost, including acquisition-related expenses. Any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser.

•	From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions as being fair and reasonable to us.

•	We may defer payment of fees to our advisor or its affiliates, which would be considered a loan under our charter.

Changes to Our Investment Objectives

Our charter lists the following as our primary investment objectives:

•	to acquire mission critical retail properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

These investment objectives may not be changed without our stockholders consenting to amend our charter as described in “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.”

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	maintaining a classified board of directors;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a request by a majority of stockholders for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directors.

Amendment to Our Charter and Bylaws

Our charter may be amended by the affirmative vote of the holders of a majority of shares of our common stock then outstanding and entitled to vote thereon, without the concurrence of our board of directors. Our board of directors may not amend our charter (without the concurrence by our stockholders) except (1) if such amendment is necessary or advisable for us to qualify as a REIT under the Code and for purposes of maintaining such qualification, (2) to increase the authorized but unissued shares of our common stock that we may issue and (3) to change our corporate name or the designation or par value of any class or series of our shares. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws upon the concurrence of the majority of our stockholders, except for amendments that do not adversely affect the rights, preferences and privileges of stockholders and therefore do not require stockholder consent.

Voting with Respect to Certain Matters

With respect to shares of common stock owned by our advisor, our directors or any of their respective affiliates, none of our advisor, our directors, nor any of their respective affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor, directors or any of their respective affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors or any affiliate may not vote or consent, any shares owned by any of them will not be included.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws. For more information on our board of directors, including their term and the filling of board vacancies, see the “Management — General” section of this prospectus.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board of directors to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors — Risks Related to Our Corporate Structure — Our Charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders” and “Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Indemnification and Limitation of Directors’, Officers’ and Others’ Liability

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the extent permitted under current provisions of Maryland law in effect from time to time and the limitations of the NASAA REIT Guidelines. In addition, our directors and officers are covered by a liability insurance policy. See “Indemnification and Limitation of Liability” for a more detailed discussion regarding indemnification of our directors, officers and others under Maryland law and the NASAA REIT Guidelines.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot amend its charter or merge unless such is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the company’s charter. Our charter provides that such actions must be approved by a majority of all of the votes entitled to be cast on the matter. Similarly, our charter requires the affirmative vote of a majority of the votes entitled to be cast to approve a dissolution or sale of all or substantially all of our assets. Because operating assets may be held by a company’s subsidiaries, as in our situation, this may mean that a subsidiary of a company can transfer all of its assets without any vote of the company’s stockholders.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify, or to attempt to qualify, as a REIT. Our board of directors may revoke our REIT election for any number of reasons, including if it determines that we need to retain cash in order to satisfy certain business objectives and commitments, including but not limited to, the repayment of debts. The retention of such funds would preclude us from satisfying the requirement that we distribute at least 90% of our REIT taxable income annually. In addition, our board of directors could determine that certain other REIT requirements, including but not limited to, the income or asset tests and ownership limitations prohibit certain business opportunities that would be in our and our stockholders’ best interests to pursue.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, company, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2) one of the following:

(a) remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in the stockholders having democracy rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Material U.S. Federal Income Tax Considerations

The following summary addresses U.S. federal income tax considerations related to our election to be subject to tax as a REIT that we anticipate to be material to holders of our common stock. This summary does not address any foreign, state, or local tax consequences of holding, selling or redeeming our common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the IRS regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion is for your general information only and is not tax advice. It does not purport to address all aspects of federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our common stock are urged to consult their tax advisors prior to any investment in our common stock concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our company” refer only to Cole Advisor Retail Income REIT, Inc. and not to its subsidiaries or other lower-tier entities, except as otherwise indicated.

Taxation of Our Company

We intend to elect to be taxed as a REIT beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We believe that we are organized, and expect to operate, in such a manner to qualify for taxation as a REIT.

We will receive an opinion of Goodwin Procter LLP no later than the date the escrow period concludes to the effect that we have been and are organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our prior, current and proposed ownership and method of operations, as represented by us to Goodwin Procter LLP, will allow us to satisfy the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ending December 31 of the year in which the escrow period concludes. The opinion of Goodwin Procter LLP will be based on various assumptions and on our representations to Goodwin Procter LLP concerning our current and continuing organization, our prior, current and proposed ownership and operations, and other matters relating to our ability to qualify as a REIT. The opinion will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify, including an assumption that we are successfully avoiding “dividend equivalent” redemptions, as discussed below. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution requirements, diversity of share ownership, and the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “— Qualification as a REIT” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. The opinion of Goodwin Procter LLP will be based upon current law, which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Goodwin Procter LLP is not binding on the IRS, and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We expect to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “— Qualification as a REIT — Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax”;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business) unless the gain is realized in a “taxable REIT subsidiary,” or TRS, or such property has been held by us for at least two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than a failure of the 5% or the 10% asset tests that qualifies under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “— Qualification as a REIT — Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “— Qualification as a REIT — Income Tests” and “— Qualification as a REIT — Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% nondeductible excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements”;

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, and excess interest. In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by our TRSs or any other subsidiaries that are C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that properly elects to be taxed as a REIT and such election has not been terminated or revoked, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, (vi) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs and (vii) that meets the additional requirements discussed below.

Ownership Tests

Commencing with our second REIT taxable year, (i) the beneficial ownership of our common stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our shares may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Share ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual for purposes of the 5/50 Test; rather, shares held by it are treated as owned proportionately by its beneficiaries.

We believe that we will satisfy the above ownership requirements. In addition, our charter restricts ownership and transfers of our shares that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding shares in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

(1) First, at least 75% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for the purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on debt secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

(2) Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions and certain other income and gains as described below) for each taxable year must be derived from the real property investments described above and from other types of dividends and interest, gain from the sale or disposition of shares or securities that are not dealer property, or any combination of the above.

For purposes of the 75% and the 95% gross income tests, we are treated as receiving our proportionate share of our operating partnership’s gross income.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge rent that is based in whole or in part on the income or profits of any person or to derive rent from related party tenants, or rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from the lease if the treatment of any such amounts as non-qualified rent would jeopardize our status as a REIT. We also do not expect to derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the current or accumulated earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax to the extent we fail to meet the 75% or 95% gross income tests or otherwise fail to distribute 100% of our net capital gain and taxable income.

Foreclosure property.  Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Debt Instruments.  We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then the interest in respect of such mezzanine loan will be treated by the IRS as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

We may acquire CMBS. We expect that the CMBS will be treated either as interests in a grantor trust or as interests in a REMIC for federal income tax purposes and that all interest income from our CMBS will be qualifying income for the 95% gross income test. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests, except that if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce some non-qualifying income for the holder of the related REMIC securities.

Hedging transactions.  We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions.  We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments.  To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.

Qualified temporary investment income.  Income derived from certain types of temporary shares and debt investments made with the proceeds of sales of our stock, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following the sale of such stock. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to shares or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following a sale of our stock, income from investments of the proceeds attributable to that sale of stock will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items, and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of our TRSs, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt” securities (for example, qualifying debt securities of a corporation of which we own no more than a de minimis amount of equity interest), loans to individuals or estates, and accrued obligations to pay rent. Fourth, securities of our TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our operating partnership’s assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property are shares or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital.

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than the first calendar quarter, we will not lose our REIT status if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our REIT status if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure is not due to a “de minimis” violation of the 5% or 10% asset tests (as defined above), (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “— Taxation of Our Company.”

Debt Instruments.  If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, a portion of such loan likely will not be a qualifying real estate asset. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of the mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan.

Mezzanine loans that comply with the safe harbor set forth in Revenue Procedure 2003-65 described above will be treated as qualifying real estate assets for purposes of the REIT asset tests. To the extent we acquire mezzanine loans that do not comply with this safe harbor, all or a portion of such mezzanine loans may not qualify as real estate assets and our REIT status may be adversely affected. As such, the REIT provisions of the Code may limit our ability to acquire mezzanine loans that we might otherwise desire to acquire.

We expect that any CMBS that we acquire will be treated either as interests in grantor trusts or as interests in REMICs for federal income tax purposes. In the case of CMBS treated as interests in grantor trusts, we would be treated as owning our proportionate interest in the mortgage loans held by the grantor trust, all or a portion of which may qualify as real estate assets to the extent that they are secured by real property as discussed above. In the case of CMBS that is treated as an interest in a REMIC, the CMBS will generally qualify as a real estate asset, except that if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC will qualify as a real estate asset for REIT qualification purposes. Mortgage loans that may be held by a REMIC or grantor trust may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether our CMBS investments will be qualifying real estate assets.

Annual Distribution Requirements

In order to qualify as a REIT, we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

In addition, dividends we pay must not be preferential. If a dividend is preferential, it will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.)

We may retain and pay income tax on net long-term capital gains we received during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its shares of our common stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. In the event we accumulate any non-REIT earnings and profits, we intend to distribute our non-REIT earnings and profits before the end of our first REIT taxable year to comply with this requirement.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains, under the provisions of Section 1(h)(11) of the Code, which unless extended will expire at the end of 2010. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding shares, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transactions Tax

Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We currently intend to hold properties for investment and to make sales of properties consistent with our investment objectives. However, we may make sales that do not satisfy the “safe harbor” requirements described above and there can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” or QRS, or if we own 100% of the membership interests in a limited liability company or other unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the shares of which is owned by a REIT or by other disregarded subsidiaries of the REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. If we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of the Operating Partnership and Subsidiary Partnerships

We expect to hold investments through entities that will be classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code) and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Thus, Cole Advisor Retail Income REIT, Inc.’s proportionate share of the assets and items of income of the operating partnership, including the operating partnership’s share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest, will generally be treated as Cole Advisor Retail Income REIT, Inc.’s assets and liabilities and its items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the number of units held by each such holder. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Similar rules apply to unrealized gain and loss in our operating partnership’s assets when the operating partnership issues new interests or redeems interests, so that the tax items attributable to such unrealized gain or loss are shared based on the partners’ percentage interests in the operating partnership prior to the issuance or redemption of the partnership interests.

We may use our operating partnership to acquire properties in exchange for operating partnership units after the offering in order to permit the sellers of such properties to defer recognition of their tax gain. In such a transaction, our initial tax basis in the properties acquired generally will be less than the purchase price of the properties. Consequently, our depreciation deductions for such properties may be less, and our tax gain on a sale of such properties may be more, than the deductions or gain, respectively, that we would have if we acquired these properties in taxable transactions. In addition, we may issue equity compensation to employees in the form of interests in our operating partnership that do not generate a corresponding deduction for our operating partnership.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any other subsidiary partnerships will be treated as “partnerships” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity such as our operating partnership with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Although operating partnership units will not be traded on an established securities market, the ability to redeem partnership interests on a daily basis could give rise to a secondary market for this purpose. However, under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership. If our operating partnership or another subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income, and the income requirements applicable to us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar (but not identical). We expect that our operating partnership and any other subsidiary partnership will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Income from Debt Instruments.  Investments in debt instruments may require recognition of taxable income prior to receipt of cash from our investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are typically acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note may be significant, resulting in significant income without any corresponding receipt of cash. Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is properly treated as debt for U.S. federal income tax purposes or is fully secured by real property. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. If we acquire a distressed debt instrument that is not adequately secured by real property at the time we commit to purchase the loan, all or a part of the loan may not qualify as a real estate asset for purposes of the asset tests and all or a part of the income from the loan may not be qualifying income for purposes of the 75% gross income test.

Investments in TRSs

We may form one or more subsidiaries intended to be treated as TRSs for federal income tax purposes. A TRS of ours is a corporation in which we directly or indirectly own shares and that jointly elects with us to be treated as a TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS of ours. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. Certain payments made by any of our TRSs to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income), and certain direct or indirect payments made by any of our TRSs to us may be subject to prohibited transaction taxes. In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under Section 482 of the Code in order to more clearly reflect the income of the TRS.

Taxation of U.S. Stockholders

The term “U.S. stockholder” means an investor that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who mark-to-market our shares; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our common stock through the exercise of employee share options or otherwise as compensation; (xi) persons holding shares of our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our common stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our common stock. If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our common stock by the partnership. This summary assumes that stockholders hold our common stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations, including our TRSs, and (ii) dividends paid from our undistributed earnings or from built-in gains taxed at the corporate level during the immediately preceding year and provided we properly designate the distributions as such. We do not anticipate distributing a significant amount of qualified dividend income.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s shares. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its shares, the distribution will be taxable as capital gain realized from the sale of such shares.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its shares. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of retained net long-term capital gains for the taxable year as we may designate. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its shares would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

We are not precluded from making taxable stock distributions. Any such distribution would be taxed in the same manner as a distribution of cash equal to the fair market value of the stock distributed. As a result, U.S. stockholders would be required to satisfy any tax liability attributable to such stock distributions from other sources.

Passive Activity Loss and Investment Interest Limitations

Our distributions and gain from the disposition of our shares will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Common Stock

In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a stockholder that is not a dealer in securities will be a long-term capital gain or loss if the shares have been held for more than one year and otherwise as a short-term capital gain or loss. However, any loss upon a sale or exchange of the shares by a U.S. stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of undistributed capital gains or our distributions received by the U.S. stockholder from the Company, each as required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased within 30 days before or after the disposition.

Redemptions of Common Stock

A redemption of shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in the Company, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made, prospective stockholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming stockholder. In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in the Company as a result of the redemption, even though such stockholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming stockholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair the Company’s ability to satisfy its distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Taxation of Our Company — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Medicare Tax on Unearned Income

Recently enacted legislation requires certain U.S. stockholders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares for taxable years beginning after December 31, 2012. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Taxation of U.S. Tax-Exempt Stockholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” or UBTI, which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our shares held as capital assets generally will not constitute UBTI unless the exempt organization’s shares are debt-financed property (e.g., the stockholder has borrowed to acquire or carry its shares). However, if we are a “pension-held REIT,” this general rule will not apply to distributions to certain pension trusts that are qualified trusts (as defined above) and that hold more than 10% (by value) of our shares. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are “predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our shares or (ii) one or more qualified trusts, each owning more than 10% by value of our shares, hold in the aggregate more than 50% by value of our shares. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT. Before making an investment in shares of our common stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our shares.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder, is not subject to special treatment under the Code and is either a foreign corporation or a nonresident alien individual for federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, lower withholding rates do not apply to dividends from REITs.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described below under “— Dispositions and Redemptions of Common Stock” unless either (i) a lower treaty rate applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA as described below under “— Dispositions and Redemptions of Common Stock.”

Non-Dividend Distributions.  Distributions by us to non-U.S. stockholders that are not attributable to gains from sales or exchanges of U.S. real property interests and that exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “— Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.

Dispositions and Redemptions of Common Stock.  Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions under the rules described above. See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. Because our shares may be purchased or redeemed daily, no assurance can be given that we will be, or that if we are will remain, a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money and fair market value of property received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.; the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding Tax

We will report to our U.S. stockholders and to the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

We will also report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

Recent Changes in U.S. Federal Income Tax Withholding

Recently enacted U.S. federal income tax legislation imposes withholding taxes on certain types of payments made after December 31, 2012, to foreign financial institutions and certain other non-U.S. entities.

The withholding tax of 30% would apply to dividends and the gross proceeds of a disposition of our shares paid to certain foreign entities unless various information reporting requirements are satisfied. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our shares, as well as the status of any related federal regulations.

Sunset of Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that for taxable years beginning after December 31, 2010, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum U.S. federal income tax rate for long-term capital gains of 15% (rather than 20%) for taxpayers taxed at individual rates, the application of the 15% U.S. federal income tax rate for qualified dividend income, backup withholding rates, and certain other tax rate provisions described herein. The impact of this reversion generally is not discussed herein. Consequently, prospective stockholders are urged to consult their tax advisors regarding the effect of sunset provisions on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common stock.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our stockholders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of the Code.

Neither ERISA nor the Code contains a definition of Plan Assets. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as amended by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by our Advisor or any of its affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exception for investments in which equity participation by benefit plan investors is not significant nor for the exception for investments in securities issued by a registered investment company.

As noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company” (a “VCOC”) and a “real estate operating company” (a “REOC”). Under the Plan Assets Regulation, an entity will qualify as a VCOC if (a) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” which are investments in operating companies (other than VCOCs). With respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company and (b) the entity in the ordinary course of its business actually exercises such management rights. Under the Plan Assets Regulation, an entity will constitute a REOC if (i) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (ii) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment. Because we intend to invest primarily in single tenant, triple net lease industrial and office buildings, the operating partnership may not be able to qualify as a REOC because such properties are typically not subject to sufficient ongoing management to qualify as a good REOC asset for testing purposes. In such event, we would not be able to qualify as a VCOC.

However, as noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy certain registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Assets Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs that are intended to ensure that we continue to qualify as a REIT for federal income tax treatment. The Plan Assets Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is $2,500 per transaction. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception. Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or Code Section 4975.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

Plan of Distribution

General

We are offering up to $4,000,000,000 in shares of our common stock pursuant to this prospectus through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. For additional information about our dealer manager, please see “Management — Our Dealer Manager.” We are offering to the public a minimum of $2,500,000 and a maximum of $3,500,000,000 in shares of our common stock in our primary offering and up to $500,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. No compensation will be received by our dealer manager or any participating broker-dealer in connection with the sale of our common stock pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the $500,000,000 in shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of our common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the $500,000,000 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of our common stock under our distribution reinvestment plan, we may choose to reallocate some of the $3,500,000,000 in shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” During the escrow period, the per share purchase price will be $10.00. Thereafter, the per share purchase price for shares of our common stock will vary from day-to-day and, on any given day, will be equal to our NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. Shares are being offered pursuant to our distribution reinvestment plan at NAV per share, calculated as of the end of business on the reinvestment date.

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Escrow Arrangement

We will not sell any shares in this offering unless (i) we receive purchase orders for at least $2,500,000 in shares of our common stock within the 180 days following the initial offering date and (ii) our board of directors has authorized the release to us of funds in the escrow account prior to the end of such 180 day period. All funds provided with purchase orders during the escrow period will be placed in an interest-bearing account with          , as escrow agent. If (i) we do not receive purchase orders for at least $2,500,000 in shares of our common stock within 180 days following the initial offering date, (ii) our board of directors does not determine that it is in our best interest to cause the proceeds raised in the offering to be released to us within such 180 day period so that we may commence operations or (iii) you elect to withdraw your purchase order during the escrow period, our escrow agent will promptly refund to you the funds that accompanied your purchase order, together with any interest, and without deduction of any fees.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $200,000,000 have been received and accepted by us. If we have not raised a minimum of $200,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of the 120-day escrow period that commences on the effectiveness of this offering, we will notify Pennsylvania investors in writing by certified mail within 10 calendar days after the end of the 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within 10 calendar days after receipt of the notification, we will return those funds to the investor, with interest, within 15 calendar days after receipt of the investor’s request.

Compensation of Our Dealer Manager and Other Participating Broker-Dealers

Shares of our common stock are being offered on a “best efforts” basis, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares. We have entered into a distribution agreement with our dealer manager, pursuant to which it has agreed to use its best efforts to secure purchasers for the shares offered by this prospectus. We may terminate the distribution agreement at any time in our sole discretion.

Since the dealer manager, is an affiliate of our advisor, the dealer manager is not in a position to make an independent review of us or of this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Selling Commissions and Asset-Based Distribution Fee

We will not pay our dealer manager or any participating broker-dealer up-front selling commissions. Our dealer manager will receive an asset-based distribution fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.40% of our NAV per share during such day. Our dealer manager does not intend to reallow any portion of the distribution fee. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. We will cease paying the distribution fees at the date at which, in the aggregate, underwriting compensation from all sources, including the distribution fee and underwriting compensation paid by us and by our advisor and its affiliates, equals 10% of the gross proceeds from our primary offering (i.e. excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution fee.

Shareholder Servicing Fee and Record Keeping Fee

While we expect to distribute our shares principally through registered investment advisors and broker-dealers that charge a fee to their clients for the services they provide (typically referred to as fee-based or wrap accounts), we also expect that our participating broker-dealers will provide a variety of ongoing services, including responding to customer inquiries, providing information on investments and reviewing customer holdings on a regular basis, and provide access to their platforms so our shareholders may buy and sell shares of our common stock. We will pay a shareholder servicing fee directly for these services, on a monthly basis and in arrears, in an amount that will accrue daily and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with the participating broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share on each such day.

In addition, our transfer agent may, in its discretion, pay to certain of our participating broker-dealers a portion of the record keeping fee, as and when received by our transfer agent, for providing record keeping services, account maintenance services and other administrative services for our stockholders. Payments to such participating broker-dealers will be made on a monthly basis and in arrears, and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of our NAV per share on each such day.

Other Compensation

Our advisor, directly or through an affiliate, has agreed to fund organizational expenses and expenses incurred in connection with the offering. These offering expenses include expenses incurred by our dealer manager, its employees and any participating broker-dealers which may include, but are not limited to: (i) due diligence expenses (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts incurred in connection with holding our own educational conferences and attending retail seminars conducted by our participating broker-dealers; and (iii) other marketing and organization costs. See “Compensation” for a more detailed discussion on the organizational and offering expenses funded by our advisor and reimbursements.

Our advisor and its affiliates may pay, without reimbursement by us, up to an amount equal to 0.25% of gross proceeds of our primary offering, excluding shares issued under our distribution reinvestment plan, (or a maximum of $8,750,000) in connection with the sale and distribution of our shares, which may include payments to participating broker-dealers. Such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% of gross offering proceeds limit on underwriting compensation.

FINRA Rules Limiting Underwriting Compensation

As required by FINRA rules, total underwriting compensation paid to our dealer manager or participating broker/dealers, which will include asset-based distribution fees and any amounts paid by our sponsor and its affiliates for underwriting services that are not reimbursed by us, will not exceed 10% of the gross proceeds of our primary offering. Together with our dealer manager we will monitor the total underwriting compensation that we pay, as well as any underwriting compensation paid by our sponsor and its affiliates, and calculate the aggregate underwriting compensation on a monthly basis. We will cease paying any and all underwriting compensation at the date at which the aggregate underwriting compensation paid by us or from any other source equals 10% of the gross offering proceeds (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate underwriting compensation.

FINRA rules also limit our total organization and offering expenses (including bona fide due diligence expenses and distribution fees) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of dealer manager and participating broker-dealer compensation that may be paid in connection with this offering, over two years and seven years the following table assumes that we sell the maximum of $3,500,000,000 in shares in the primary offing pursuant to this prospectus in the first two years after the escrow period and that all shares are sold through distribution channels associated with the highest possible distribution fees and other underwriting compensation.

	Two Years		Seven Years
		Percentage of		Percentage of
		Maximum Offering		Maximum Offering
	Estimated	(Not Including Distribution	Estimated	(Not Including Distribution
	Amount(1)	Reinvestment Plan)(2)	Amount(1)	Reinvestment Plan)(2)

Selling commissions(3)	$0	0.000%	$0	0.000%
Distribution fee(4)	0	0.000	37,329,275	1.067
Wholesaling compensation allocations	50,175,725	1.434	50,175,725	1.434
Shareholder servicing fee(5)	8,750,000	0.250	52,500,000	1.500
Record keeping fee(6)	5,250,000	0.150	31,500,000	0.900
Other compensation(7)	8,750,000	0.250	8,750,000	0.250
Reimbursement for wholesaling travel expenses	1,745,000	0.050	1,745,000	0.050
Broker-dealer conference fees, training and education meetings	6,452,450	0.184	6,452,450	0.184
Due diligence allowance	200,000	*	200,000	*
Legal fees allocable to dealer manager	100,000	*	100,000	*

Total	$81,423,175	2.326%	$188,752,450	5.393%

*	Less than 0.01%

(1)	For purposes of calculating the estimated fees and expenses, we assumed that our shares are sold at $10.00, our NAV per share remains at $10.00, the maximum amount of our shares available to be sold under this prospectus are sold within two years from the beginning of this offering and those shares remain outstanding.

(2)	The total amount of underwriting compensation paid to our dealer manager and participating broker-dealers from all sources, including the distribution fee and any other fees and expenses paid or reimbursed by us or our sponsor and affiliates in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering. Based on the assumptions used in calculating the fees and expenses in this table, we estimate that total underwriting compensation will reach 10% of the gross offering proceeds of the primary offering after approximately 12 years.

(3)	An upfront selling commission will not be paid out of the price per share of shares sold in this offering.

(4)	Represents the estimated amount of the distribution fee that will remain for the dealer manager after allocation to certain expenses noted in the table, such as the dealer manager’s wholesaling compensation. During the first two years of the offering these expenses will exceed the distribution fee. The distribution fee is paid to our dealer manager and accrues daily in an amount equal to (a) the number of shares of our common stock outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.40% of our NAV per share during such day.

(5)	While we expect to distribute our shares principally through registered investment advisors and broker-dealers that charge a fee to their clients for the services they provide (typically referred to as fee-based or wrap accounts), we also expect that our participating broker-dealers will provide a variety of ongoing services, including responding to customer inquiries, providing information on investments and reviewing customer holdings on a regular basis, and providing access to their platforms so our shareholders may buy and sell shares of our common stock. We will pay a shareholder servicing fee directly for these services, on a monthly basis and in arrears, in an amount that will accrue daily equal to (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with the participating broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of our NAV per share on each such day.

(6)	Our transfer agent may pay to certain of our participating broker-dealers a portion of the record keeping fee, for record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. The amount of the payments to such participating broker-dealers will be on a monthly basis and in arrears, and will not exceed (a) the number of shares of our common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under our distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of our NAV per share on each such day.

(7)	Our advisor and its affiliates may pay, without reimbursement by us, up to an amount equal to 0.25% of gross proceeds of our primary offering (or a maximum of $8,750,000) in connection with the sale and distribution of our shares, which may include payments to participating broker-dealers.

Indemnification Expenses

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the distribution agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. Under our charter, indemnification of any person acting as a broker-dealer for us will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Share Purchases and Redemptions

You may buy or redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary, and in certain limited circumstances, from our transfer agent. We expect to distribute our shares principally though financial intermediaries that are paid a fee, by their client, for the investment services provided to the client (typically referred to as wrap or fee based accounts). Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with your investment decision. You should be aware that payments to your financial advisor or financial intermediary, as a direct payment by us, or payment by our advisor that is reimbursed by us, or a payment by our advisor, transfer agent, or other affiliate without reimbursement by us, may be greater than payments made in connection with the sale of other financial products, thereby creating a potential conflict of interest. You should discuss with your financial advisor or financial intermediary any payments received as a result of your investment in our common stock.

An investment in our common stock involves risk and is not suitable for all investors. There is no certainty as to the amount of distributions you may receive, liquidity under our redemption program may not be available at all times and the value of your investment may decline significantly. In consideration of these factors, we have established minimum suitability standards for our stockholders.

Buying Shares

Until the end of the escrow period, the per share price for shares of our common stock purchased in this continuous offering will be $10.00. Thereafter, the per share price for our shares will vary from day-to-day and, on any given day, will be equal to our NAV divided by the number of shares of our common stock outstanding as of the end of business on such day, prior to giving effect to any share purchases or redemptions to be effected on such day. We refer to the daily purchase price as the NAV per share. See “Valuation Policies” for how NAV per share is calculated.

We will generally adhere to the following procedures in selling shares during the course of conducting this continuous offering:

•	As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), hereafter, the “close of business,” on each business day, or trade date, our advisor will determine our NAV per share for that trade date. As promptly as practicable following the close of business on each trade date, and in any event no later than the opening of business on the business day immediately following each trade date, we will (i) post our NAV per share for such trade date on our website, www. .com, (ii) make such NAV per share information available on our toll-free automated information line, and (iii) file with the SEC a new pricing supplement to this prospectus disclosing such NAV per share.

•	On each trade date, purchase orders will be accepted until the close of business. We will execute these orders at a price equal to our NAV per share determined as soon as practicable after the close of business on the trade date. Orders placed after the close of business on the trade date will be executed at a price equal to our NAV per share determined after the close of business on the next business day following the trade date.

•	A confirmation statement will be sent promptly after the trade date to each investor whose order was received on the trade date (except for purchases made through the reinvestment of distributions pursuant to our distribution reinvestment plan). The confirmation statement will disclose the price at which the order will be executed and will include information advising the investors as to how to obtain the applicable pricing supplement as well as any other supplements to the prospectus which we have filed with the SEC and made publicly available on our website, www. .com.

•	Purchase orders placed on a day that is not a business day will be effected as if they were received prior to the close of business on the immediately following business day.

•	Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the participating broker-dealers will submit an investor’s payment promptly after the trade date. Payment will be held in escrow for your benefit, pending our acceptance of the order. On or before the settlement date, our transfer agent will process the order and the shares will be issued to the investor and we will receive the investor’s funds. Although, depending on the circumstances, processing the order and issuing shares may take a few business days from the trade date, the investor will always purchase shares at a price equal to the NAV per share determined after 4:00 p.m. Eastern time on the trade date.

•	Investors will be asked to attest that they have received this prospectus. To help ensure that our investors have had an opportunity to review the terms of our offering as well as the risks of investing in shares of our common stock, the investor will have the right to cancel his purchase and receive his funds back (without interest) for five business days from the trade date. As a result, the transaction will not be deemed completed until that five day period has expired. If an investor cancels his purchase and a dividend record date occurred between the date of issuance of shares to the investor and the date the funds were returned to the investor, the investor will receive the dividend payment, but the amount of the dividend will be deducted from the funds returned to the investor. The cancellation of shares will not be treated as a sale within four months of the purchase, as to which a short-term trading fee would apply. Nevertheless, to prevent abuses of the right to cancel purchases and protect the interests of all of our stockholders, any investor who cancels a purchase of shares of our common stock on a regular or frequent basis, within the five day period, will be subject to review to determine whether the investor is acting in violation of our Excessive Trading Policy, and might be precluded from future purchases or redemptions of our shares. See “ — Excessive Trading Policies” below.

You will not know at the time you decide to purchase shares of our common stock precisely the price at which your order will be executed. You will have available through our latest prospectus, including the most recent pricing supplement, information about the NAV per share upon which the price for our common stock was based on the business day immediately preceding the trade date and the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. You will also have access through our prior filings to information concerning the trend in our historical NAV per share since the initial offering date. Though under normal circumstances we would not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. Between the trade date and the settlement date, you will receive a confirmation of your purchase order and therefore will know the price at which your order will be executed on the settlement date, unless you exercise your right to cancel your order prior to the close of business on the fifth business day following the trade date.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV per share will be calculated once daily using our valuation methodologies, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. Instead, our NAV per share will be based on an estimate of the market value of our assets and liabilities, including an estimate of accrued expenses, as discussed under “Valuation Policies — Calculation of Our NAV Per Share.” We will generally sell as many shares as orders are received from investors, each day at the same price (NAV per share, without premium or discount) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that we are unable to factor into our calculation of NAV on any particular day, we may decline to accept orders from investors on that day.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be trading in a manner that is disruptive to our operations. See “Share Purchases and Redemptions — Excessive Trading Policies.” In addition, we reserve the right to suspend or discontinue offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

Redemption Plan

General

While you should view the purchase of shares of our common stock as a long-term investment, we have adopted a redemption plan to provide limited liquidity, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in commercial real estate, however, we may not have sufficient liquid resources to fund redemption requests.

Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received before 4:00 p.m. Eastern time (the close of business) will be effected at a redemption price equal to our NAV per share calculated after the close of business on that day (that is, at the same price as shares are purchased by stockholders on that day). Redemption requests received after the close of business on any business day, or received on a day other than a business day, will be effected at our NAV per share calculated after the close of business on the next business day. We refer to the day on which a redemption request is received pursuant to our redemption plan as the “redemption request day.”

The redemption price per share on any business day will be our NAV per share for that day, calculated after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, stockholders who redeem their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV per share of the shares of common stock received. See “— Short-Term Trading Fees” below.

Payment of Redemption Proceeds

Generally, we will pay redemption proceeds, less any applicable short-term trading fees and any applicable tax or other withholding required by law, by the fifth business day following the redemption request day. Once a stockholder makes a redemption request, the redemption price that the stockholder will receive will be equal to our NAV per share as of the redemption request day less any applicable short-term trading fees. Although a stockholder will not know at the time he submits his request for redemption of shares the exact price at which such redemption request will be processed or the exact day when redemption proceeds will be paid, as of the close of business on the redemption request day, the stockholder will be contractually bound to redemption of the shares the stockholder has requested and will not be permitted to cancel the request prior to the payment of redemption proceeds. Because our NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the close of business on the redemption request day and the date on which redemption proceeds are paid. As a result, the redemption price per share that a stockholder will receive may be different from our NAV per share on the day the redemption proceeds are paid. If the redemption request day is after the record date for the payment of a dividend but prior to the date on which the dividend is paid, the stockholder will be entitled to receive such dividend with respect to the redeemed shares of our common stock because the stockholder held them on the record date. If, however, the redemption request day is before the record date for the payment of a dividend, the stockholder will not be entitled to receive such dividend.

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and proceeds from the disposition of commercial real estate properties or real estate related assets.

Redemption Limitations

We do not intend to maintain any pre-set limitations on the number of shares of our common stock that may be redeemed at any particular time. We may not, however, have sufficient liquidity to satisfy all redemption requests. Our investment guidelines provide that we will generally seek to maintain the following aggregate allocation to relatively more liquid investments, such as publicly traded debt and equity real estate related securities, cash, cash equivalents and other short-term investments and, in the discretion of our advisor, a line of credit (collectively, referred to as “liquid assets”): (1) 10% of our NAV up to $2 billion and (2) 5% of our NAV in excess of $2 billion.

These are guidelines and our stockholders should not expect that we will, at all times, hold liquid assets at or above the target level. To the extent that our advisor elects to maintain borrowing capacity under a line of credit, the amount available under the line of credit will be included in calculating our liquid assets. We anticipate that both our overall allocation to liquid assets as a percentage of our NAV and our allocation to different types of liquid assets will vary. In making these determinations our advisor will consider our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, or from additional mortgages on our real estate, our receipt of proceeds from sales of assets, and the use of cash to fund redemptions, as well as the availability and pricing of different investments. The amount and sources of liquid assets will be determined by our advisor, in its sole discretion, but will be subject to review by our independent board on a quarterly basis.

If, on any redemption request day, there is insufficient cash available to pay for all shares requested to be redeemed, available funds will be allocated to redeem shares according to the period of time such shares have been outstanding, such that investors who have held shares for a longer period of time will be given priority. Notwithstanding the foregoing, we reserve the right to allocate available funds pro rata either among groups of investors who have held their shares for substantially similar periods or pro rata, based on the total number of shares subject to pending redemption requests. In addition, we may make allocations on any other basis if necessary to ensure our continued qualification as a REIT for federal income tax purposes. All unsatisfied redemption requests will continue to be automatically considered for redemption for a period of five business days after the redemption request day but, if they are redeemed during that five-day period, the redemption price will be our NAV per share calculated at the close of the business day on which such shares are redeemed, not the NAV per share on the original redemption request day. If a stockholder wishes not to have his redemption request automatically considered for the five-day period, he may provide us with written notice that his redemption request is withdrawn. After such five-day period, a redemption request that remains unsatisfied will no longer be effective and the stockholder who made it will have to submit a new request for redemption of any shares that were not redeemed.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets in light of our business and operations, as well as the volume of redemption requests relative to the sales of new shares. If our advisor believes, in its business judgment, that redemptions may put an undue burden on our short-term or long-term liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our advisor has authorization from our board of directors to set a limit, prior to the beginning of any calendar quarter, on the number of shares that each stockholder may redeem during the upcoming quarter, so long as at a minimum each stockholder is permitted to redeem at least 10% of the NAV of the total shares owned by the stockholder, as of the last day of the previous calendar quarter. Stockholders will be allowed to make multiple requests for redemption during the quarter up to the maximum limit established by our advisor. To the extent that, on any redemption request day, there is insufficient cash available to pay for all shares requested to be redeemed, redemptions shall be handled in the manner described in the prior paragraph. The imposition by our advisor of limitations on the maximum number of shares that any stockholder may redeem during a quarter will be disclosed to stockholders as promptly as practicable in reports we file with the SEC, a press release and/or via our website.

Our board of directors may modify or suspend our redemption plan in its sole discretion if it believes that such action is in the best interest of our stockholders. Such action may include deferring redemption requests in process where the redemption proceeds have not yet been paid. Any material modifications or suspension of our redemption plan by our board of directors will be disclosed to stockholders as promptly as practicable in reports we file with the SEC, a press release and/or via our website. In the event of a suspension or material modification of our redemption plan, our board may also modify or suspend our offering of shares for sale. Any material modification or suspension of our offering of shares will also be disclosed to stockholders, in the same manner. We expect that, as part of the same disclosure or in a subsequent announcement, stockholders would be notified of the anticipated timing and manner for considering both (i) redemption requests pending at the time of the modification or suspension and (ii) new requests for redemption received after that time.

To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “Material U.S. Federal Income Tax Considerations — Taxation of Our Company — Annual Distribution Requirements” below), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Redemptions of Common Stock.”

Redemption Process

Certain redemption requests must include a signature guarantee. This is required to protect you and us from fraud. Your request must be made in writing and include a signature guarantee if any of the following situations apply:

•	You wish to have more than $ worth of shares redeemed;

•	The address on your account (record address) has changed within the last 15 days, depending on your account, and you wish to have $ or more worth of shares redeemed;

•	You are requesting that a check be mailed to a different address than the record address; or

•	You are requesting that redemption proceeds be paid to someone other than the account owner.

You should be able to obtain a signature guarantee from a bank, broker, dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.

In addition, please note the following rules with respect to redemption requests:

•	You will not receive interest on redemption proceeds for the five-day period from the redemption request day to the date of payment or on any uncashed redemption checks;

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, or canceled and the proceeds may be withheld;

•	We reserve the right to reject any redemption request where, in the sole judgment of our advisor, the redemption request is inconsistent with our Excessive Trading Policy. (See “— Excessive Trading Policies” below);

•	We may require additional documentation for redemptions by a corporation, partnership, agent or fiduciary; and

•	If a stockholder owns fewer shares of common stock than the minimum set by our advisor (currently $1,000 in shares), we may redeem those shares without the stockholder’s permission after providing at least days’ notice to attain the minimum.

Short-Term Trading Fees

There is no minimum holding period for shares of our common stock and stockholders can redeem their shares at any time. However, our common stock is intended to be a long-term investment. The vast majority of our assets will consist of commercial real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Moreover, there are incremental costs in holding cash, cash equivalents and other short-term investments, in keeping borrowing capacity available, in drawing funds under a line of credit, and in selling portfolio assets we would not otherwise have sold. In addition, executing portfolio transactions to fund redemptions may increase taxable distributions to the detriment of stockholders in taxable accounts. To offset these costs, to protect the interests of long-term stockholders and to reduce the possible impact on our performance of short-term trading in our common stock, stockholders who redeem their shares of our common stock within the first four months from the date of purchase will be subject to a short-term trading fee of 2% of the aggregate NAV of the shares of common stock redeemed. The short-term trading fee will be paid to us, not a service provider, and will inure indirectly to the benefit of our remaining stockholders. For purposes of determining whether the short-term trading fee applies, the shares that were held the longest will be redeemed first.

The short-term trading fee will not apply in certain circumstances, such as redemptions in the event of a stockholder’s death, post-purchase disability or divorce decree, redemptions made as part of a systematic withdrawal plan, redemptions in connection with periodic portfolio rebalancings of certain wrap or fee-based accounts (as determined in the sole discretion of our advisor), redemptions of shares acquired through our distribution reinvestment plan and the cancellation of a purchase of shares within the five-day period after the trade date. We reserve the right for our advisor to make special exceptions for other accounts, such as for example college savings plans qualified under Section 529 of the Code, funds-of-funds, retirement plans qualified under Sections 4-1(a), 401(k) or 403(b) of the Code and bank or trust company accounts.

Some financial intermediaries, plan sponsors or recordkeepers that hold omnibus accounts with us may be currently unable to track the trading activities of individual investors or plan participants or may be unwilling to assess short-term trading fees. In these cases we may be unable to impose short-term trading fees at the individual participant level on a look-through basis. Some of these firms may use different systems or criteria to assess, on their own behalf, fees that they may impose that may be different from, lower or higher than, or in some cases in addition to, the short-term trading fee we impose.

Excessive Trading Policies

We may use a variety of reporting tools to monitor activity in our stockholders’ accounts based on parameters designed to detect excessive trading, such as multiple “round trip” transactions above a specified dollar amount over a specified period of time. These parameters may change from time to time and involve a significant amount of discretion on the part of our advisor, our dealer manager and our transfer agent. We may reject for any reason, or cancel as permitted or required by law, any purchase or redemption orders for shares of our common stock which our advisor, in its discretion, deems may not be in the best interests of our stockholders. For example, we may reject any purchase or redemption orders from market timers or investors that, in our advisor’s opinion, may be disruptive to our operations.

Frequent or short-term purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies, and potentially diluting NAV per share. Accordingly, our board of directors has adopted a policy designed to discourage excessive or short-term trading of our shares. There is the risk, however, that our policy may prove ineffective, in whole or in part, to detect or prevent all frequent or short-term trading. Our board may alter this policy at any time without prior notice to stockholders. Our board may also suspend our policy during periods of severe market turbulence or national emergency. In addition, you should ask your financial advisor or plan administrator whether they may impose, on their own behalf, different or additional limits on frequent trading.

In general, stockholders that allow a period of four months to pass after each investment before they redeem their shares are unlikely to violate our excessive trading policy. Nevertheless, since it is difficult to identify in advance all circumstance that might result in a pattern of disruptive trading, or even a single disruptive trade, we reserve the right to reject any purchase or redemption transaction at any time. In addition, in the event that we identify trading that we believe is inconsistent with our excessive trading policy, we reserve the right to impose, at any time, restrictions, conditions or even prohibitions on future purchases or redemptions of our common stock.

We recognize that we will distribute our shares of common stock principally through registered investment advisors and broker/dealers that are managing wrap or fee-based accounts. As a result, among the factors that our advisor will consider in enforcing our excessive trading policy will be whether the trading is directed by a financial advisor utilizing a reasonable financial model, such as an asset allocation model. We reserve the right to request, from the financial advisor or any financial intermediary, such information as our advisor may deem appropriate in order to determine whether trading is or is not excessive or otherwise potentially harmful based on various factors.

We may also receive purchase and redemption orders from financial intermediaries that hold omnibus accounts with us, in which shares are held in the name of an intermediary on behalf of multiple beneficial owners. We generally may not be able to identify trading by a particular beneficial owner within an omnibus account, which may make it difficult or impossible to determine if that owner is engaging in excessive trading. Our ability to detect and deter excessive traders in omnibus accounts ultimately depends on the capabilities and cooperation of third-party financial firms.

For all of these reasons, there is no assurance that our monitoring tools and policies will be effective, in detecting or deterring excessive or potentially harmful trading.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “prohibited person,” which generally means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by any statutes or regulations and executive orders issued thereunder, as each such statute or regulation has been or may be amended from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

If we subsequently determine that a stockholder is a “prohibited person,” we may take such action as may be necessary or appropriate under the law, including freezing the stockholder’s distributions and shares.

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

Reports to Stockholders

We will provide periodic reports to stockholders regarding our operations over the course of the year, including quarterly financial reports. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with GAAP. Form 1099-DIV and/or Form 1099-B, if required, will be mailed to the stockholders by January 31 or February 15, respectively, of each year.

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, which we collectively refer to as stockholder information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive stockholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. All stockholder information will be available on our website. You may access and print all stockholder information provided through this service. As stockholder information becomes available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the stockholder information. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all stockholder information. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive stockholder information electronically.

Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See “Description of Capital Stock” and “Description of Capital Stock — Meetings, Special Voting Requirements and Access to Records.” In the event that the SEC promulgates rules or in the event that the applicable NASAA REIT Guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of directors determines this action to be in our best interest and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

Legal Matters

Certain legal matters, including the validity of common stock offered hereby and our qualification as a real estate investment trust, will be passed upon for us by Goodwin Procter LLP.

Experts

The consolidated balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.          .com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Cole Advisor Retail Income REIT, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Cole Advisor Retail Income REIT, Inc. and subsidiary (the “Company”) as of August 31, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Cole Advisor Retail Income REIT, Inc. and subsidiary as of August 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
September 22, 2010, except for Note 1, Note 3, and Note 4, as to which the date is December 3, 2010

COLE ADVISOR RETAIL INCOME REIT, INC.

CONSOLIDATED BALANCE SHEET
As of August 31, 2010

ASSETS
Cash and cash equivalents	$200,000

Total Assets	$200,000

STOCKHOLDER’S EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—
Common stock, $.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200
Capital in excess of par value	199,800

Total Stockholder’s Equity	$200,000

See accompanying notes to consolidated balance sheet

COLE ADVISOR RETAIL INCOME REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of August 31, 2010

NOTE 1 —	ORGANIZATION

Cole Advisor Retail Income REIT, Inc. (the “Company”) was formed on July 27, 2010 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Advisor Retail Income Operating Partnership, LP, a Delaware limited partnership (“Cole Retail OP”). Cole Advisors: Retail Income, LLC (“Cole Retail Advisors”), the affiliated advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of less than 0.1% of Cole Retail OP. Substantially all of the Company’s business will be conducted through Retail OP. At August 31, 2010, Cole Retail OP had no assets, liabilities or equity. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of $4.0 billion in shares of common stock.

A maximum of $3.5 billion in shares of common stock may be sold to the public. In addition, the Company plans to register an additional $500 million in shares of common stock that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan under which stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock. The purchase price for shares purchased under the Company’s distribution reinvestment plan will be equal to the Company’s net asset value (NAV) per share on the date that the distribution is payable, after giving effect to the distribution.

The Company intends to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of (1) necessity retail properties that are single-tenant and multi-tenant power centers, which are anchored by brand-name creditworthy national or regional retailers under long-term net leases, and are strategically located throughout the United States and U.S. protectorates, (2) income producing properties in other sectors that have some of the same characteristics as our retail properties, (3) other real estate related assets, such as equity and debt securities of other real estate companies, commercial mortgage-backed securities and notes receivable secured by commercial real estate and (4) cash, cash equivalents and other short-term investments.

The Company and its majority owned subsidiary have not begun their principal operations.

The Company has evaluated subsequent events from August 31, 2010 through December 3, 2010, which is the date the consolidated balance sheet was available for issuance.

NOTE 2 —	CAPITALIZATION

As of August 31, 2010, the Company was authorized to issue 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On August 11, 2010, the Company sold 20,000 shares of common stock, at $10.00 per share, to Cole Holdings Corporation, the indirect owner of limited liability company interests of the Company’s advisor and manager. The Company’s Board of Directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.

NOTE 3 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

COLE ADVISOR RETAIL INCOME REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of August 31, 2010 — (Continued)

Cash

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents. The Company considers investments in highly liquid money market accounts to be cash equivalents.

Organization and Offering Expenses

The Company’s advisor, directly or through an affiliate, funds organizational and offering expenses directly attributable to the offering, such as legal and accounting fees, marketing, promotional and printing costs. The Company will reimburse Cole Advisors for the Company’s organization and offering costs (excluding the distribution fee) in an amount equal to (a) the number of shares of the Company’s common stock sold each day, including shares issued under the Company’s distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of the Company’s NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable in arrears on a monthly basis. If, during any period, Cole Advisors advances costs for the Company’s organization and offering costs (excluding the distribution fee) in excess of the reimbursement limit described above, any unreimbursed costs will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full. When recorded by the Company, organization costs will be expensed as incurred. All offering costs will be recorded as a reduction of capital in excess of par value.

Share Redemptions

The Company has adopted a redemption plan whereby on a daily basis, stockholders may request that the Company redeem all or any portion of their shares. Based on an assessment of the Company’s liquid resources and redemption requests, the Company’s advisor has the authority to limit redemptions by each stockholder during any quarter, but not to an amount less than 10% of the NAV of the total shares owned by the stockholder as of the beginning of the quarter if its advisor deems such action to be in the best interest of the stockholders.

Pursuant to the program, the Company will initially redeem shares at a redemption price per share on any business day equal to the Company’s NAV per share, without giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading fees. Because the Company’s NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the date the Company receives the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. If a stockholder redeems shares after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of the Company’s common stock held on the record date.

The Company’s board of directors may modify or suspend its redemption plan at any time in its sole discretion if it believes that such action is in the best interest of the stockholders.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31 for the year in which the escrow period concludes. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies

COLE ADVISOR RETAIL INCOME REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of August 31, 2010 — (Continued)

for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

NOTE 4 —	RELATED PARTY ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the management of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive an asset-based distribution fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of the Company’s common stock outstanding each day during such month (excluding shares issued under our distribution reinvestment plan), multiplied by (b) 1/365th of 0.40% of the Company’s NAV per share during such day. Cole Capital does not intend to reallow any portion of the distribution fee.

The Company will reimburse Cole Advisors for the Company’s organization and offering costs (excluding the distribution fee and underwriting compensation paid to participating broker-dealers) in an amount equal to (a) the number of shares of the Company’s common stock sold each day, including shares issued under the Company’s distribution reinvestment plan, multiplied by (b) 1/365th of 0.50% of the Company’s NAV per share as of the day of sale, for the period of one year from the date of such sale. Such reimbursements will accrue daily and be payable in arrears on a monthly basis. If, during any period, Cole Advisors advances costs for the Company’s organization and offering costs (excluding the distribution fee and other underwriting compensation) in excess of the reimbursement limit described above, any unreimbursed costs will be eligible for reimbursement in subsequent periods up to the limit, until reimbursed in full.

In addition, the Company will pay Cole Retail Advisors a monthly advisory fee based upon the Company’s monthly average NAV, equal to the following amounts: (i) an annualized rate of 1.25% will be paid if the Company’s NAV is $0 to $1.5 billion; (ii) an annualized rate of 1.20% will be paid if the Company’s NAV is $1.5 billion to $3 billion; (iii) an annualized rate of 1.15% will be paid if the Company’s NAV is $3 billion to $4.5 billion; and (iv) an annualized rate of 1.10% will be paid if the Company’s NAV is over $4.5 billion.

The Company will pay its affiliated transfer agent, Cole Services, LLC, an asset-based fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to (a) the number of shares of common stock outstanding each day during such month that were purchased in the primary offering, excluding shares issued under the distribution reinvestment plan, multiplied by (b) 1/365th of 0.25% of the Company’s NAV per share during such day. The Company’s transfer agent may pay to certain of the Company’s participating broker-dealers a portion of the record keeping fee, for record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. The amount of the payments to such participating broker-dealers will be on a monthly basis and in arrears, and will not exceed (a) the number of shares of the Company’s common stock that were originally sold with the assistance of such broker-dealer and which remain with such broker-dealer on the date of payment, excluding shares issued under the Company’s distribution reinvestment plan, multiplied by (b) 1/365th of 0.15% of the Company’s NAV per share on each such day.

As incentive compensation for services provided pursuant to the advisory agreement, the Company will pay Cole Retail Advisors a performance fee calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the Company’s total return on stockholders’ capital exceeds 6.5% per annum, Cole Retail Advisors will be entitled to 15% of the excess total return but not to exceed 10% of the aggregate total return for such year. Therefore, payment of the performance-based component of the advisory fee (i) is contingent upon the Company’s actual annual total return exceeding the 6.5% priority return, (ii) will vary in amount based on the Company’s actual performance

COLE ADVISOR RETAIL INCOME REIT, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of August 31, 2010 — (Continued)

and total weighted average invested stockholder capital during each year and (iii) cannot cause the Company’s total return as a percentage of stockholders’ invested capital for the year to be reduced below 6.5%.

NOTE 5 —	ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage the Cole Retail Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole Retail Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments. The Company has presented all prior programs that have similar investment objectives to this offering. In determining which prior programs have similar investment objectives as this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than on a GAAP basis except where noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears. The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

For information regarding the acquisitions of properties by programs sponsored by Cole Real Estate Investments during the three years ending December 31, 2009, see Table VI contained in Part II of this registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2007. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2009.

		Home Depot in
	Cole Credit Property	Bellingham, WA
	Trust II, Inc.(3)	(5)(6)

Dollar amount offered	$2,270,000,000	$24,706,000
Dollar amount raised	$2,101,415,627	$24,706,000
Percentage amount raised	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.5%	6.0%
Organizational expenses(1)	2.5%	1.0%
Other	—	—
Reserves	1.4%	0.5%
Percent available for investment	91.0%	93.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1.2%	2.1%
Cash down payment	86.7%	90.9%
Acquisition fees(2)	3.1%	—
Other	—	—

Total acquisition cost	91.0%	93.0%
Percent leverage	48%	0%
Date offering began	6/27/05	4/12/06
Length of offering (in months)	Ongoing	9
Months to invest 90% of amount available for investment	40	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Barrywoods Crossing	Centerpointe of
	Portfolio III	in Kansas City, MO	Woodridge, IL
	(5)(6)	(4)(5)	(4)(5)

Dollar amount offered	$15,449,000	$20,400,000	$22,100,000
Dollar amount raised	$15,449,000	$20,400,000	$22,100,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	7.0%	6.0%
Organizational expenses(1)	1.0%	1.0%	1.0%
Other	—	—	—
Reserves	0.4%	1.3%	2.7%
Percent available for investment	93.0%	92.0%	93.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1.2%	2.5%	3.4%
Cash down payment	89.2%	88.1%	88.3%
Acquisition fees(2)	—	—	—
Other	1.5%	1.4%	1.3%

Total acquisition cost	91.9%	92.0%	93.0%
Percent leverage	60%	58%	57%
Date offering began	11/7/06	7/19/06	2/8/07
Length of offering (in months)	4	6	10
Months to invest 90% of amount available for investment	3	6	8

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI
	(5)(6)	(5)(6)	(5)(6)

Dollar amount offered	$6,003,000	$21,957,000	$25,640,000
Dollar amount raised	$6,003,000	$21,957,000	$25,640,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	6.0%	5.5%
Organizational expenses(1)	1.0%	1.0%	1.0%
Other	—	—	—
Reserves	0.3%	0.8%	0.9%
Percent available for investment	93.0%	93.0%	93.5%
Acquisition costs:
Prepaid items and fees related to purchase of property	3.0%	0.8%	0.7%
Cash down payment	88.3%	91.0%	92.8%
Acquisition fees(2)	—	—	—
Other	1.1%	1.2%	—

Total acquisition cost	92.4%	93.0%	93.5%
Percent leverage	52%	54%	54%
Date offering began	3/7/07	6/11/07	9/10/07
Length of offering (in months)	5	4	5
Months to invest 90% of amount available for investment	4	3	3

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(2)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the memorandum.

(3)	These amounts include Cole Credit Property Trust II, Inc.’s initial, follow-on and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be offered in the follow-on offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment in its initial and follow-on offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and was currently offering shares under this distribution reinvestment plan offering as of December 31, 2009. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $83.2 million as of December 31, 2009.

(4)	The Offering is a Tenant-in-Common Program sponsored by Cole Capital Partners which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

(5)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

(6)	The Offering is a Delaware Statutory Trust Program sponsored by Cole Capital Partners which consists of the sale of Delaware statutory trust interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate programs whose offerings have closed since January 1, 2007 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2009.

	Cole Credit Property	Home Depot in
	Trust II, Inc.	Bellingham, WA

Date offering commenced	6/27/2005	4/12/2006
Dollar amount raised	$2,101,415,627	$24,706,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,743,062	247,060
Acquisition fees and real estate commissions(1)	65,861,597	—
Advisory fees	—	—
Other(2)	18,799,387	—
Amount of cash generated from operations before deducting payments to sponsor	275,426,693	5,207,218
Amount paid to sponsor from operations:
Property management fees	9,853,876	—
Partnership management fees(3)	17,452,366	75,313
Reimbursements	1,617,223	—
Leasing commissions	546,695	—
Other(4)	95,869	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—
Notes	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

Centerpointe
	Barrywoods Crossing	Cole Net Lease	Shopping Center —
	in Kansas City, MO	Portfolio III	Woodridge, IL

Date offering commenced	7/19/2006	11/7/2006	2/8/2007
Dollar amount raised	$20,400,000	$15,449,000	$22,100,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	204,000	154,490	221,000
Acquisition fees and real estate commissions(1)	—	—	—
Advisory fees	—	—	—
Other(2)	282,750	233,650	294,130
Amount of cash generated from operations before deducting payments to sponsor	4,045,079	3,367,313	4,157,312
Amount paid to sponsor from operations:
Property management fees	316,610	—	226,103
Partnership management fees(3)	195,750	273,978	235,738
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI

Date offering commenced	3/7/2007	6/11/2007	9/10/2007
Dollar amount raised	$6,003,000	$21,957,000	$25,639,300
Amount paid to sponsor from proceeds of offering:
Underwriting fees	60,030	219,570	256,401
Acquisition fees and real estate commissions(1)	—	—	—
Advisory fees	—	—	—
Other(2)	64,880	254,430	—
Amount of cash generated from operations before deducting payments to sponsor	1,104,917	3,887,561	3,670,349
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees(3)	75,652	167,722	51,197
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

54 Other Programs
(6)

Date offering commenced	N/A
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees and real estate commissions(1)	4,535,070
Advisory fees	—
Other(2)	31,275
Amount of cash generated from operations before deducting payments to sponsor	63,885,987
Amount paid to sponsor from operations:
Property management fees	2,329,144
Partnership management fees(3)	3,075,892
Reimbursements	—
Leasing commissions	10,500
Other(4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	257,799,802
Notes	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	—
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to advisory fees.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

(6)	54 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by the sponsor of this program, the offerings of which have been closed since January 1, 2005. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, expect as noted.

	Cole Collateralized Senior Notes II, LLC
	February 2004
	2005	2006	2007	2008	2009

Gross revenues	$3,323,748	$2,957,169	$2,318,406	$702,375	$101,926
Profit (loss) on sale of properties	1,433,092	186,386	164,115	21,320	—
Less:
Operating expenses(1)	363,221	121,582	372,512	245,099	33,502
Interest expense	4,407,598	3,613,049	3,492,661	2,847,030	766,667
Depreciation and amortization(2)	954,362	718,486	765,308	263,600	25,673

Net income (loss) — Tax basis(3)	$(968,341)	$(1,309,562)	$(2,147,960)	$(2,632,034)	$(723,916)

Taxable income
— from operations	$(2,401,433)	$(1,495,948)	$(2,312,075)	$(2,653,354)	$(723,916)
— from gain on sale	1,433,092	186,386	164,115	21,320	—
Cash generated
— from operations(4)	(1,447,071)	(777,462)	(1,546,767)	(2,389,754)	(698,243)
— from sales	56,276,976	52,753,392	26,893,932	502,807	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	54,829,905	51,975,930	25,347,165	(1,886,947)	(698,243)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	54,829,905	51,975,930	25,347,165	(1,886,947)	(698,243)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$54,829,905	$51,975,930	$25,347,165	$(1,886,947)	$(698,243)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	— (5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes III, LLC
	January 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,810,021	$3,300,297	$2,385,403	$1,061,451	$673,508
Profit (loss) on sale of properties	289,643	3,124,045	805,309	—	—
Less:
Operating expenses(1)	120,231	169,907	241,105	182,531	164,941
Interest expense	2,568,620	3,606,300	3,156,418	2,503,359	2,364,326
Depreciation and amortization(2)	410,037	1,693,225	465,163	605,536	678,998

Net income (loss) — Tax basis(3)	$(999,224)	$954,910	$(671,974)	$(2,229,975)	$(2,534,757)

Taxable income
— from operations	$(1,288,867)	$(2,169,135)	$(1,477,283)	$(2,229,975)	$(2,534,757)
— from gain on sale	289,643	3,124,045	805,309	—	—
Cash generated
— from operations(4)	(878,830)	(475,910)	(1,012,120)	(1,624,439)	(1,855,759)
— from sales	19,914,849	22,363,682	64,531,601	1,703,695	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	19,036,019	21,887,772	63,519,481	79,256	(1,855,759)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,036,019	21,887,772	63,519,481	79,256	(1,855,759)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,036,019	$21,887,772	$63,519,481	$79,256	$(1,855,759)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	— (5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					10%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes IV, LLC
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$91,908	$2,070,894	$1,520,899	$1,419,521	$683,412
Profit (loss) on sale of properties	—	—	121,341	—	—
Less:
Operating expenses(1)	88,074	1,131,745	85,088	146,340	138,335
Interest expense	538,378	2,908,292	2,713,627	2,560,921	2,418,220
Depreciation and amortization(2)	79,634	426,629	460,010	540,056	611,779

Net income (loss) — Tax basis(3)	$(614,178)	$(2,395,772)	$(1,616,485)	$(1,827,796)	$(2,484,922)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$(1,737,826)	$(1,827,796)	$(2,484,922)
— from gain on sale	—	—	121,341	—	—
Cash generated
— from operations(4)	(534,544)	(1,969,143)	(1,277,816)	(1,287,740)	(1,873,143)
— from sales	212,472	28,358,859	7,870,622	1,222,901	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(322,072)	26,389,716	6,592,806	(64,839)	(1,873,143)
Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	— (5)
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(322,072)	26,389,716	6,592,806	(64,839)	(1,873,143)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(322,072)	$26,389,716	$6,592,806	$(64,839)	$(1,873,143)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$— (5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	—	—	—	— (5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					2%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust, Inc.
	April 2004
	2005	2006	2007	2008	2009

Gross revenues	$10,987,553	$16,149,526	$16,191,240	$16,257,828	$16,343,281
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,357,842	2,030,411	1,945,834	2,246,994	1,699,057
Interest expense	4,664,223	7,698,059	7,217,023	7,307,278	7,310,026
Depreciation and amortization(2)	3,638,794	5,394,072	5,479,673	5,485,757	5,486,613

Net income (loss) — GAAP basis(6)	$1,326,694	$1,026,984	$1,548,710	$1,217,799	$1,847,585

Taxable income
— from operations	$2,177,125	$2,200,160	$2,741,163	$2,782,879	$3,220,743
— from gain on sale	—	—	44,506	—	—
Cash generated
— from operations(4)	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
Less: Cash distributions to investors
— from operating cash flow	4,751,612	6,678,636	6,884,891	7,062,418	7,063,510
— from sales and refinancing	—	—	—	—	—
— from other(7)	—	391,754	181,061	—	—

Cash generated (deficiency) after cash distributions	1,129,431	(391,754)	(181,061)	102,260	221,740
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,129,431	$(391,754)	$(181,061)	$102,260	$221,740

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$21.56	$21.79	$27.16	$27.58	$31.92
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	.44	—	—
Cash distributions to investors
Source (on a GAAP basis)
— investment income	33.88	22.00	28.00	30.00	30.00
— return of capital	35.27	48.00	42.00	40.00	40.00
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	69.15	66.12	68.21	70.00	70.00
— other(7)	—	3.88	1.79	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc.
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$741,669	$19,519,507	$92,100,308	$202,282,667	$276,026,961
Equity in income of unconsolidated joint ventures	—	—	—	470,978	612,432
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	195,020	3,306,511	12,662,270	32,191,062	50,986,169
Interest expense	439,829	8,397,634	39,075,748	78,063,338	98,996,703
Depreciation and amortization(2)	221,411	6,469,366	30,482,273	63,858,422	90,750,170
Impairment of real estate assets	—	—	5,400,000	3,550,000	13,500,000

Net income (loss) — GAAP basis(6)	$(114,591)	$1,345,996	$4,480,017	$25,090,823	$22,406,351

Taxable income
— from operations	$(79,293)	$3,104,068	$15,703,828	$42,432,587	$53,168,771
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	397,741	7,861,475	43,366,041	96,073,918	116,871,698
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	397,741	7,861,475	43,366,041	96,073,918	116,871,698
Less: Cash distributions to investors
— from operating cash flow	—	7,075,329	37,727,364	96,051,343	116,871,698
— from sales and refinancing	—	—	—	—	—
— from other(8)	—	—	—	—	18,111,554

Cash generated (deficiency) after cash distributions	397,741	786,146	5,638,677	22,575	(18,111,554)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$397,741	$786,146	$5,638,677	$22,575	$(18,111,554)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$(2.80)	$10.13	$16.80	$21.02	$27.24
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a GAAP basis)
— investment income	—	26.40	25.00	30.00	26.00
— return of capital	—	36.46	37.00	36.00	41.00
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	62.86	62.00	66.00	58.01
— other(8)	—	—	—	—	8.99
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Edgewood, NM
	September 2004
	2005	2006	2007	2008	2009

Gross revenues	$275,640	$276,137	$276,538	$275,854	$298,614
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,191	13,699	14,229	14,347	14,648
Interest expense	118,666	118,666	118,666	118,991	128,744
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$142,783	$143,772	$143,643	$142,516	$155,222

Taxable income
— from operations	$142,783	$143,772	$143,643	$142,516	$155,222
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	142,783	143,772	143,643	142,516	155,222
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	142,783	143,772	143,643	142,516	155,222
Less: Cash distributions to investors
— from operating cash flow	144,070	144,072	144,072	144,072	144,070
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(1,287)	(300)	(429)	(1,556)	11,152
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(1,287)	$(300)	$(429)	$(1,556)	$11,152

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.91	$67.37	$67.31	$66.78	$72.74
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	67.51	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	67.51	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Slidell, LA
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$243,899	$275,516	$275,767	$275,244	$297,922
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	11,336	12,445	12,884	13,323	13,047
Interest expense	98,704	118,901	118,901	119,227	128,999
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$133,859	$144,170	$143,982	$142,694	$155,876

Taxable income
— from operations	$133,859	$144,170	$143,982	$142,694	$155,876
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	133,859	144,170	143,982	142,694	155,876
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	133,859	144,170	143,982	142,694	155,876
Less: Cash distributions to investors
— from operating cash flow	114,918	143,772	143,772	143,772	143,772
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,941	398	210	(1,078)	12,104
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,941	$398	$210	$(1,078)	$12,104

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$60.51	$65.18	$65.09	$64.51	$70.47
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	51.95	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	51.95	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Westheimer, TX
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$495,000	$495,990	$496,394	$495,437	$536,265
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	21,003	21,476	22,316	22,748	22,350
Interest expense	214,710	220,752	220,752	221,357	239,501
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$259,287	$253,762	$253,326	$251,332	$274,414

Taxable income
— from operations	$259,287	$253,762	$253,326	$251,332	$274,414
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	259,287	253,762	253,326	251,332	274,414
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	259,287	253,762	253,326	251,332	274,414
Less: Cash distributions to investors
— from operating cash flow	240,014	253,500	253,513	253,513	253,501
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,273	262	(187)	(2,181)	20,913
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,273	$262	$(187)	$(2,181)	$20,913

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.48	$65.07	$64.96	$64.44	$70.36
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	61.54	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	61.54	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Richmond Heights, OH
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$423,387	$420,807	$421,153	$420,367	$455,015
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	18,416	17,830	18,194	18,710	18,149
Interest expense	173,029	182,004	182,004	182,503	197,462
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$231,942	$220,973	$220,955	$219,154	$239,404

Taxable income
— from operations	$231,942	$220,973	$220,955	$219,154	$239,404
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	231,942	220,973	220,955	219,154	239,404
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	231,942	220,973	220,955	219,154	239,404
Less: Cash distributions to investors
— from operating cash flow	203,676	220,220	220,229	220,221	220,220
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,266	753	726	(1,067)	19,184
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,266	$753	$726	$(1,067)	$19,184

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$68.46	$65.22	$65.22	$64.69	$70.66
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	60.12	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	60.12	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Spokane, WA
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$1,014,839	$1,323,040	$1,434,607	$1,321,467	$1,452,255
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	12,592	12,670	11,218	10,876	9,808
Interest expense	394,654	551,910	598,785	553,422	551,911
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$607,593	$758,460	$824,604	$757,169	$890,536

Taxable income
— from operations	$607,593	$758,460	$824,604	$757,169	$890,536
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	607,593	758,460	824,604	757,169	890,536
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	607,593	758,460	824,604	757,169	890,536
Less: Cash distributions to investors
— from operating cash flow	514,099	749,580	749,580	749,592	858,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	93,494	8,880	75,024	7,577	31,962
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$93,494	$8,880	$75,024	$7,577	$31,962

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.69	$65.77	$71.51	$65.66	$77.22
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	44.58	65.00	65.00	65.00	74.45
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	44.58	65.00	65.00	65.00	74.45
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Orlando, FL
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$232,208	$300,483	$300,750	$300,195	$324,935
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,463	13,562	14,317	14,401	14,119
Interest expense	90,054	124,904	124,979	125,321	135,594
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$131,691	$162,017	$161,454	$160,473	$175,222

Taxable income
— from operations	$131,691	$162,017	$161,454	$160,473	$175,222
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	131,691	162,017	161,454	160,473	175,222
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	131,691	162,017	161,454	160,473	175,222
Less: Cash distributions to investors
— from operating cash flow	111,711	161,592	161,592	161,592	161,590
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,980	425	(138)	(1,119)	13,632
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,980	$425	$(138)	$(1,119)	$13,632

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.97	$65.17	$64.95	$64.55	$70.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	44.94	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	44.94	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Glen Burnie, MD
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$312,387	$416,142	$416,327	$415,614	$415,117
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	13,428	17,695	16,995	17,483	16,893
Interest expense	119,319	169,158	170,790	171,258	170,790
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$179,640	$229,289	$228,542	$226,873	$227,434

Taxable income
— from operations	$179,640	$229,289	$228,542	$226,873	$227,434
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	179,640	229,289	228,542	226,873	227,434
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	179,640	229,289	228,542	226,873	227,434
Less: Cash distributions to investors
— from operating cash flow	151,637	226,524	226,524	226,524	226,525
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,003	2,765	2,018	349	909
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,003	$2,765	$2,018	$349	$909

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$51.55	$65.79	$65.58	$65.10	$65.26
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	43.51	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	43.51	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Covington, TN
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$237,696	$261,606	$261,865	$261,262	$282,755
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,629	11,782	12,358	12,689	11,831
Interest expense	93,795	110,081	110,081	110,382	119,430
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$133,272	$139,743	$139,426	$138,191	$151,494

Taxable income
— from operations	$133,272	$139,743	$139,426	$138,191	$151,494
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	133,272	139,743	139,426	138,191	151,494
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	133,272	139,743	139,426	138,191	151,494
Less: Cash distributions to investors
— from operating cash flow	114,287	139,165	139,164	139,170	139,165
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,985	578	262	(979)	12,329
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,985	$578	$262	$(979)	$12,329

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$62.25	$65.27	$65.12	$64.55	$70.76
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	53.38	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	53.38	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garfield Heights, OH
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$145,569	$385,036	$385,085	$384,439	$384,069
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,893	3,936	4,288	4,767	4,153
Interest expense	54,853	169,672	169,672	170,137	169,672
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$88,823	$211,428	$211,125	$209,535	$210,244

Taxable income
— from operations	$88,823	$211,428	$211,125	$209,535	$210,244
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	88,823	211,428	211,125	209,535	210,244
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	88,823	211,428	211,125	209,535	210,244
Less: Cash distributions to investors
— from operating cash flow	62,999	212,424	212,424	212,424	212,424
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,824	(996)	(1,299)	(2,889)	(2,180)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,824	$(996)	$(1,299)	$(2,889)	$(2,180)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.32	$72.16	$72.06	$71.51	$71.76
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Ponca City, OK
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$118,085	$312,409	$312,521	$311,964	$311,586
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,477	3,272	3,649	4,255	3,534
Interest expense	44,763	138,460	138,460	138,840	138,460
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$71,845	$170,677	$170,412	$168,869	$169,592

Taxable income
— from operations	$71,845	$170,677	$170,412	$168,869	$169,592
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	71,845	170,677	170,412	168,869	169,592
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	71,845	170,677	170,412	168,869	169,592
Less: Cash distributions to investors
— from operating cash flow	50,034	168,708	168,708	168,702	168,708
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,811	1,969	1,704	167	884
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,811	$1,969	$1,704	$167	$884

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.87	$73.35	$73.23	$72.57	$72.88
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Tacoma, WA
	February 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,051,101	$1,750,475	$1,769,746	$1,912,655	$1,762,567
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	35,286	53,645	48,638	50,168	54,296
Interest expense	461,947	843,053	843,053	845,362	843,053
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$553,868	$853,777	$878,055	$1,017,125	$865,218

Taxable income
— from operations	$553,868	$853,777	$878,055	$1,017,125	$865,218
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	553,868	853,777	878,055	1,017,125	865,218
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	553,868	853,777	878,055	1,017,125	865,218
Less: Cash distributions to investors
— from operating cash flow	426,665	821,808	852,252	852,257	852,250
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	127,203	31,969	25,803	164,868	12,968
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$127,203	$31,969	$25,803	$164,868	$12,968

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$45.49	$70.13	$72.12	$83.54	$71.07
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	35.04	67.50	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	35.04	67.50	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pineville, LA
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$155,136	$304,247	$304,486	$303,967	$303,588
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,636	7,168	6,042	8,179	7,974
Interest expense	65,763	143,734	143,734	144,128	143,735
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$83,737	$153,345	$154,710	$151,660	$151,879

Taxable income
— from operations	$83,737	$153,345	$154,710	$151,660	$151,879
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	83,737	153,345	154,710	151,660	151,879
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	154,710	151,660	151,879
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	151,668	151,674	151,669
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	3,042	(14)	210
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$3,042	$(14)	$210

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.03	$73.30	$73.95	$72.50	$72.60
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Bartlett, TN
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$148,334	$295,747	$295,931	$295,456	$295,085
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	5,575	3,946	15,918	18,280
Interest expense	63,835	142,071	142,071	142,460	142,071
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,147	$148,101	$149,914	$137,078	$134,734

Taxable income
— from operations	$80,147	$148,101	$149,914	$137,078	$134,734
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,147	148,101	149,914	137,078	134,734
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,147	148,101	149,914	137,078	134,734
Less: Cash distributions to investors
— from operating cash flow	61,482	146,592	146,592	134,919	133,856
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,665	1,509	3,322	2,159	878
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,665	$1,509	$3,322	$2,159	$878

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$39.64	$73.24	$74.14	$67.79	$66.63
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	30.41	72.50	72.50	66.73	66.20
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	30.41	72.50	72.50	66.73	66.20
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sidney, OH
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$150,793	$295,791	$295,961	$295,469	$295,090
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,562	7,030	5,839	8,063	6,987
Interest expense	65,761	143,730	143,730	144,124	143,730
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,470	$145,031	$146,392	$143,282	$144,373

Taxable income
— from operations	$80,470	$145,031	$146,392	$143,282	$144,373
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,470	145,031	146,392	143,282	144,373
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,470	145,031	146,392	143,282	144,373
Less: Cash distributions to investors
— from operating cash flow	61,230	143,184	143,184	143,186	143,187
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,240	1,847	3,208	96	1,186
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,240	$1,847	$3,208	$96	$1,186

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.74	$73.43	$74.12	$72.55	$73.10
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Wichita Falls, TX
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$153,348	$300,722	$300,926	$300,443	$300,083
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	6,949	7,445	7,916	7,640
Interest expense	66,573	145,505	145,505	145,903	145,505
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$82,423	$148,268	$147,976	$146,624	$146,938

Taxable income
— from operations	$82,423	$148,268	$147,976	$146,624	$146,938
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	82,423	148,268	147,976	146,624	146,938
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	147,976	146,624	146,938
Less: Cash distributions to investors
— from operating cash flow	62,626	146,448	146,448	146,454	146,449
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	1,528	170	489
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$1,528	$170	$489

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.80	$73.40	$73.26	$72.59	$72.74
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Chicago, IL
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$228,585	$476,231	$476,429	$475,662	$475,127
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,058	9,830	9,094	10,382	9,873
Interest expense	98,204	229,773	229,773	230,402	229,773
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$123,323	$236,628	$237,562	$234,878	$235,481

Taxable income
— from operations	$123,323	$236,628	$237,562	$234,878	$235,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	123,323	236,628	237,562	234,878	235,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	123,323	236,628	237,562	234,878	235,481
Less: Cash distributions to investors
— from operating cash flow	93,600	234,540	234,540	234,539	234,539
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	29,723	2,088	3,022	339	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$29,723	$2,088	$3,022	$339	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.12	$73.15	$73.43	$72.61	$72.79
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Southington, CT
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$198,989	$414,555	$414,810	$414,132	$413,619
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,140	8,643	7,954	9,290	8,742
Interest expense	84,966	198,182	198,182	198,725	198,182
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$107,883	$207,730	$208,674	$206,117	$206,695

Taxable income
— from operations	$107,883	$207,730	$208,674	$206,117	$206,695
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	107,883	207,730	208,674	206,117	206,695
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	107,883	207,730	208,674	206,117	206,695
Less: Cash distributions to investors
— from operating cash flow	82,056	205,608	205,608	205,611	205,605
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,827	2,122	3,066	506	1,090
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,827	$2,122	$3,066	$506	$1,090

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.04	$73.25	$73.58	$72.68	$72.88
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Nashville, TN
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$158,605	$381,569	$381,787	$381,145	$380,700
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,122	8,211	8,686	23,125	25,546
Interest expense	67,551	186,790	186,790	187,301	186,790
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$85,932	$186,568	$186,311	$170,719	$168,364

Taxable income
— from operations	$85,932	$186,568	$186,311	$170,719	$168,364
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	85,932	186,568	186,311	170,719	168,364
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	186,311	170,719	168,364
Less: Cash distributions to investors
— from operating cash flow	61,775	184,440	184,440	168,121	166,631
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	1,871	2,598	1,733
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$1,871	$2,598	$1,733

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$33.78	$73.34	$73.24	$67.11	$66.18
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	24.28	72.50	72.50	66.09	65.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	24.28	72.50	72.50	66.09	65.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Derby, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$134,493	$345,824	$345,854	$345,331	$345,055
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,648	15,835	16,779	16,623	15,319
Interest expense	55,839	167,060	167,060	167,517	167,060
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$72,006	$162,929	$162,015	$161,191	$162,676

Taxable income
— from operations	$72,006	$162,929	$162,015	$161,191	$162,676
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	72,006	162,929	162,015	161,191	162,676
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	72,006	162,929	162,015	161,191	162,676
Less: Cash distributions to investors
— from operating cash flow	50,396	163,872	163,872	163,872	163,870
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,610	(943)	(1,857)	(2,681)	(1,194)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,610	$(943)	$(1,857)	$(2,681)	$(1,194)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.76	$69.60	$69.21	$68.86	$69.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.53	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.53	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Spring, TX
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$335,027	$1,008,049	$1,028,481	$1,025,759	$1,023,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	3,429	8,490	27,572	29,164	27,651
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$331,598	$999,559	$1,000,909	$996,595	$995,824

Taxable income
— from operations	$331,598	$999,559	$1,000,909	$996,595	$995,824
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	331,598	999,559	1,000,909	996,595	995,824
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	331,598	999,559	1,000,909	996,595	995,824
Less: Cash distributions to investors
— from operating cash flow	249,273	986,268	986,268	986,268	986,267
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,325	13,291	14,641	10,327	9,557
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,325	$13,291	$14,641	$10,327	$9,557

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$25.22	$76.01	$76.11	$75.79	$75.73
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.96	75.00	75.00	75.00	75.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.96	75.00	75.00	75.00	75.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Blue Springs, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,520	$278,833	$279,148	$278,734	$278,419
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,767	10,823	11,331	11,801	10,979
Interest expense	46,108	129,690	133,959	134,326	133,959
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$50,645	$138,320	$133,858	$132,607	$133,481

Taxable income
— from operations	$50,645	$138,320	$133,858	$132,607	$133,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	50,645	138,320	133,858	132,607	133,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,320	133,858	132,607	133,481
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	132,384	132,384	132,385
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,936	1,474	223	1,096
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,936	$1,474	$223	$1,096

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$26.78	$73.15	$70.79	$70.13	$70.59
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	19.99	70.01	70.01	70.01	70.01
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	19.99	70.01	70.01	70.01	70.01
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garden City, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$129,075	$334,224	$334,220	$333,714	$333,450
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,489	15,421	16,020	16,633	14,936
Interest expense	53,531	161,478	161,478	161,920	161,477
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$69,055	$157,325	$156,722	$155,161	$157,037

Taxable income
— from operations	$69,055	$157,325	$156,722	$155,161	$157,037
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	69,055	157,325	156,722	155,161	157,037
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	69,055	157,325	156,722	155,161	157,037
Less: Cash distributions to investors
— from operating cash flow	48,197	158,136	158,136	158,132	158,130
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	20,858	(811)	(1,414)	(2,971)	(1,093)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$20,858	$(811)	$(1,414)	$(2,971)	$(1,093)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.57	$69.64	$69.38	$68.69	$69.52
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.34	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.34	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pittsburg, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,883	$295,304	$295,354	$294,762	$294,420
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,512	13,895	14,852	13,941	14,246
Interest expense	35,488	140,795	140,795	141,180	140,795
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$61,883	$140,614	$139,707	$139,641	$139,379

Taxable income
— from operations	$61,883	$140,614	$139,707	$139,641	$139,379
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	61,883	140,614	139,707	139,641	139,379
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	61,883	140,614	139,707	139,641	139,379
Less: Cash distributions to investors
— from operating cash flow	37,600	141,120	141,120	141,120	141,120
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,283	(506)	(1,413)	(1,479)	(1,741)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,283	$(506)	$(1,413)	$(1,479)	$(1,741)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.70	$69.75	$69.30	$69.27	$69.14
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.65	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.65	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Gladstone, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$132,411	$395,426	$395,750	$394,788	$394,145
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,731	17,633	18,096	18,575	17,734
Interest expense	45,975	204,644	204,644	205,205	204,644
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$78,705	$173,149	$173,010	$171,008	$171,767

Taxable income
— from operations	$78,705	$173,149	$173,010	$171,008	$171,767
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	78,705	173,149	173,010	171,008	171,767
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	173,010	171,008	171,767
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	170,772	170,774	170,777
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	2,238	234	990
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$2,238	$234	$990

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$31.11	$68.44	$68.38	$67.59	$67.89
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.93	62.63	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.93	62.63	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Salt Lake City, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$124,866	$511,918	$501,439	$500,189	$499,601
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,013	17,712	18,148	18,290	17,781
Interest expense	63,197	250,246	259,419	264,992	264,268
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$54,656	$243,960	$223,872	$216,907	$217,552

Taxable income
— from operations	$54,656	$243,960	$223,872	$216,907	$217,552
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	54,656	243,960	223,872	216,907	217,552
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	54,656	243,960	223,872	216,907	217,552
Less: Cash distributions to investors
— from operating cash flow	40,825	216,492	216,492	215,581	216,493
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	13,831	27,468	7,380	1,326	1,059
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$13,831	$27,468	$7,380	$1,326	$1,059

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.04	$76.07	$69.81	$67.64	$67.84
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.22	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.22	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sandy, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$122,931	$503,524	$492,602	$500,697	$498,422
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,049	17,501	29,706	33,119	28,137
Interest expense	64,035	246,775	249,503	257,545	256,841
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$51,847	$239,248	$213,393	$210,033	$213,444

Taxable income
— from operations	$51,847	$239,248	$213,393	$210,033	$213,444
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	51,847	239,248	213,393	210,033	213,444
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	51,847	239,248	213,393	210,033	213,444
Less: Cash distributions to investors
— from operating cash flow	40,776	216,228	216,228	216,228	216,227
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	11,071	23,020	(2,835)	(6,195)	(2,783)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$11,071	$23,020	$(2,835)	$(6,195)	$(2,783)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.19	$74.69	$66.62	$65.57	$66.64
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Midvale, UT
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$87,586	$359,001	$351,575	$350,900	$350,426
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,676	13,095	13,573	13,698	13,214
Interest expense	44,677	169,379	179,200	179,691	179,200
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$37,233	$176,527	$158,802	$157,511	$158,012

Taxable income
— from operations	$37,233	$176,527	$158,802	$157,511	$158,012
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	37,233	176,527	158,802	157,511	158,012
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	158,802	157,511	158,012
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	156,936	156,942	156,939
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	1,866	569	1,073
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$1,866	$569	$1,073

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.01	$75.93	$68.30	$67.75	$67.96
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.50	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.50	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Metairie, LA
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$4,355	$541,345	$541,867	$540,846	$540,156
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	—	16,665	14,445	15,226	14,920
Interest expense	—	258,179	276,488	277,245	276,488
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$4,355	$266,501	$250,934	$248,375	$248,748

Taxable income
— from operations	$4,355	$266,501	$250,934	$248,375	$248,748
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	4,355	266,501	250,934	248,375	248,748
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	4,355	266,501	250,934	248,375	248,748
Less: Cash distributions to investors
— from operating cash flow	—	230,617	249,348	249,350	249,351
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	4,355	35,884	1,586	(975)	(603)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$4,355	$35,884	$1,586	$(975)	$(603)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$3.02	$72.14	$67.93	$67.24	$67.34
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	62.43	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	62.43	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Wal-Mart — Hazard, KY
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$319,334	$1,891,356	$1,891,302	$2,044,808	$1,885,539
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	11,436	41,686	38,676	41,593	37,575
Interest expense	120,349	1,071,401	1,071,401	1,074,336	1,071,401
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$187,549	$778,269	$781,225	$928,879	$776,563

Taxable income
— from operations	$187,549	$778,269	$781,225	$928,879	$776,563
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	187,549	778,269	781,225	928,879	776,563
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	187,549	778,269	781,225	928,879	776,563
Less: Cash distributions to investors
— from operating cash flow	66,413	771,588	771,588	771,604	771,589
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	121,136	6,681	9,637	157,275	4,974
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$121,136	$6,681	$9,637	$157,275	$4,974

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$14.83	$61.53	$61.76	$73.43	$61.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	5.25	61.00	61.00	61.00	61.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	5.25	61.00	61.00	61.00	61.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Hermantown, MN
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$94,643	$885,140	$1,063,286	$896,361	$901,115
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	2,765	26,926	171,824	34,853	31,397
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$91,878	$858,214	$891,462	$861,508	$869,718

Taxable income
— from operations	$91,878	$858,214	$891,462	$861,508	$869,718
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	91,878	858,214	891,462	861,508	869,718
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,214	891,462	861,508	869,718
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	861,636	861,650	861,643
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,422)	29,826	(142)	8,075
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,422)	$29,826	$(142)	$8,075

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$8.23	$73.21	$76.04	$73.49	$74.19
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	1.69	73.50	73.50	73.50	73.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.69	73.50	73.50	73.50	73.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Best Buy — Baytown, TX
	October 2005
	2005	2006	2007	2008	2009

Gross revenues	$109,094	$489,624	$490,312	$488,836	$528,932
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,021	7,846	17,573	8,823	8,973
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$108,073	$481,778	$472,739	$480,013	$519,959

Taxable income
— from operations	$108,073	$481,778	$472,739	$480,013	$519,959
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	108,073	481,778	472,739	480,013	519,959
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	108,073	481,778	472,739	480,013	519,959
Less: Cash distributions to investors
— from operating cash flow	—	445,785	478,572	478,573	478,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	108,073	35,993	(5,883)	1,440	41,385
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$108,073	$35,993	$(5,883)	$1,440	$41,385

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$94.06	$57.89	$56.80	$57.67	$62.47
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	53.56	57.50	57.50	57.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	53.56	57.50	57.50	57.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Natchitoches, LA
	November 2005
	2006	2007	2008	2009

Gross revenues	$242,647	$255,718	$255,356	$255,068
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	10,747	9,056	9,097	8,546
Interest expense	116,328	130,858	131,217	130,858
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$115,572	$115,804	$115,042	$115,664

Taxable income
— from operations	$115,572	$115,804	$115,042	$115,664
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	115,572	115,804	115,042	115,664
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	115,664
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	114,595
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	1,069
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$1,069

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$65.61
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — Lakewood, CO
	November 2005
	2006	2007	2008	2009

Gross revenues	$1,009,577	$1,064,348	$1,150,875	$972,785
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	27,941	23,997	26,791	22,020
Interest expense	524,194	586,904	588,512	586,904
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$457,442	$453,447	$535,572	$363,861

Taxable income
— from operations	$457,442	$453,447	$535,572	$363,861
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	457,442	453,447	535,572	363,861
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	457,442	453,447	535,572	363,861
Less: Cash distributions to investors
— from operating cash flow	387,805	447,660	445,460	447,660
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	69,637	5,787	90,112	(83,799)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,637	$5,787	$90,112	$(83,799)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$61.31	$60.78	$71.78	$48.77
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	51.98	60.00	59.71	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	51.98	60.00	59.71	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North Village — St. Joseph, MO
	December 2005
	2006	2007	2008	2009

Gross revenues	$2,824,347	$4,209,047	$4,139,927	$3,977,184
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	871,927	1,270,287	1,486,329	1,285,810
Interest expense	1,094,702	1,611,155	1,615,569	1,611,154
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$857,718	$1,327,605	$1,038,029	$1,080,220

Taxable income
— from operations	$857,718	$1,327,605	$1,038,029	$1,080,220
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	857,718	1,327,605	1,038,029	1,080,220
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	1,080,220
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	846,026
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	234,194
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$234,194

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$52.87
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	39.59	61.00	57.18	41.84
— return of capital	—	—	0.43	(0.43)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	39.59	61.00	57.18	41.84
— other	—	—	0.43	(0.43)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sumter, SC
	January 2006
	2006	2007	2008	2009

Gross revenues	$314,624	$325,980	$325,445	$325,085
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,066	13,354	13,830	12,921
Interest expense	158,325	171,598	172,138	171,668
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$142,233	$141,028	$139,477	$140,496

Taxable income
— from operations	$142,233	$141,028	$139,477	$140,496
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	142,233	141,028	139,477	140,496
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	142,233	141,028	139,477	140,496
Less: Cash distributions to investors
— from operating cash flow	121,169	139,884	139,887	139,880
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	21,064	1,144	(410)	616
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,064	$1,144	$(410)	$616

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.09	$65.53	$64.81	$65.29
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — St. Joseph, MO
	February 2006
	2006	2007	2008	2009

Gross revenues	$564,619	$710,939	$801,046	$694,012
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	159,442	179,656	170,276	162,445
Interest expense	190,758	325,358	326,249	325,358
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$214,419	$205,925	$304,521	$206,209

Taxable income
— from operations	$214,419	$205,925	$304,521	$206,209
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	214,419	205,925	304,521	206,209
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	206,209
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	247,020
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	(40,811)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$(40,811)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$50.09
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	32.14	60.00	60.00	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	32.14	60.00	60.00	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Bellingham, WA
	April 2006
	2006	2007	2008	2009

Gross revenues	$608,739	$1,571,778	$1,572,745	$1,568,675
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,676	54,775	60,817	59,764
Interest expense	—	—	—	—
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$594,063	$1,517,003	$1,511,928	$1,508,911

Taxable income
— from operations	$594,063	$1,517,003	$1,511,928	$1,508,911
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	594,063	1,517,003	1,511,928	1,508,911
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	594,063	1,517,003	1,511,928	1,508,911
Less: Cash distributions to investors
— from operating cash flow	463,771	1,494,708	1,494,264	1,494,715
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	130,292	22,295	17,664	14,196
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$130,292	$22,295	$17,664	$14,196

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$24.05	$61.40	$61.20	$61.07
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.77	60.50	60.48	60.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	18.77	60.50	60.48	60.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I
	May 2006
	2006	2007	2008	2009

Gross revenues	$583,357	$1,429,279	$1,426,846	$1,424,945
Profit (loss) on sale of properties	—	—	15,000	—
Less:
Operating expenses(1)	26,130	36,148	49,261	45,508
Interest expense	265,912	752,356	754,449	752,387
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$291,315	$640,775	$638,136	$627,050

Taxable income
— from operations	$291,315	$640,775	$623,136	$627,050
— from gain on sale	—	—	15,000	—
Cash generated
— from operations(4)	291,315	640,775	623,136	627,050
— from sales	—	—	15,000	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	627,050
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	623,480
— from sales and refinancing	—	—	15,000	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	3,570
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$3,570

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.37	$66.80	$64.96	$65.37
— from recapture	—	—	—	—
Capital gain (loss)	—	—	1.56	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.24	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	1.56	—
— refinancing	—	—	—	—
— operations	21.24	65.00	63.44	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio II
	June 2006
	2006	2007	2008	2009

Gross revenues	$313,447	$1,539,612	$1,579,494	$1,529,434
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	4,849	64,435	75,030	71,118
Interest expense	133,317	797,719	799,905	797,719
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$175,281	$677,458	$704,559	$660,597

Taxable income
— from operations	$175,281	$677,458	$704,559	$660,597
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	175,281	677,458	704,559	660,597
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	175,281	677,458	704,559	660,597
Less: Cash distributions to investors
— from operating cash flow	77,402	650,712	650,718	650,710
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	97,879	26,746	53,841	9,887
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$97,879	$26,746	$53,841	$9,887

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.51	$67.67	$70.38	$65.99
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	7.73	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	7.73	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods Crossing — Kansas City, MO
	July 2006
	2006	2007	2008	2009

Gross revenues	$969,929	$3,887,472	$4,145,429	$3,894,998
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	642,129	1,261,696	1,391,359	1,333,093
Interest expense	126,766	1,521,195	1,546,548	1,542,323
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$201,034	$1,104,581	$1,207,522	$1,019,582

Taxable income
— from operations	$201,034	$1,104,581	$1,207,522	$1,019,582
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	201,034	1,104,581	1,207,522	1,019,582
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	201,034	1,104,581	1,207,522	1,019,582
Less: Cash distributions to investors
— from operating cash flow	—	1,486,685	1,198,964	893,615
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	201,034	(382,104)	8,558	125,967
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$201,034	$(382,104)	$8,558	$125,967

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$9.85	$54.15	$59.19	$49.98
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	64.00	59.19	49.97
— return of capital	—	8.88	(0.42)	(6.17)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	64.00	59.19	49.97
— other	—	8.88	(0.42)	(6.17)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio III
	December 2006
	2006	2007	2008	2009

Gross revenues	$—	$2,447,247	$2,416,921	$2,413,694
Profit (loss) on sale of properties	—	—	13,766	—
Less:
Operating expenses(1)	—	119,032	109,158	107,334
Interest expense	—	1,241,384	1,305,593	1,302,026
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,086,831	$1,015,936	$1,004,334

Taxable income
— from operations	$—	$1,086,831	$1,002,170	$1,004,334
— from gain on sale	—	—	13,766	—
Cash generated
— from operations(4)	—	1,086,831	1,002,170	1,004,334
— from sales	—	—	21,115	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	1,004,334
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	1,004,184
— from sales and refinancing	—	—	13,766	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	150
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$150

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$65.01
— from recapture	—	—	—	—
Capital gain (loss)	—	—	0.89	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	0.89	—
— refinancing	—	—	—	—
— operations	—	65.00	64.11	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe Shopping Center — Woodridge, IL
	May 2007
	2006	2007	2008	2009

Gross revenues	$—	$2,632,042	$4,241,709	$4,267,839
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	—	643,478	1,525,240	1,393,905
Interest expense	—	837,535	1,525,064	1,520,897
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,151,029	$1,191,405	$1,353,037

Taxable income
— from operations	$—	$1,151,029	$1,191,405	$1,353,037
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	—	1,151,029	1,191,405	1,353,037
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,151,029	1,191,405	1,353,037
Less: Cash distributions to investors
— from operating cash flow	—	807,647	1,334,400	1,334,400
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	343,382	(142,995)	18,637
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$343,382	$(142,995)	$18,637

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$52.08	$53.91	$61.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	36.55	60.38	60.38
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	36.55	60.38	60.38
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio IV			Cole Net Lease Portfolio V
	May 2007			June 2007
	2007	2008	2009	2007	2008	2009

Gross revenues	$533,742	$904,933	$890,068	$1,216,587	$2,873,638	$3,074,756
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	57,576	150,569	136,884	33,570	109,101	104,964
Interest expense	217,699	368,879	367,871	444,412	1,378,431	1,374,664
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128

Taxable income
— from operations	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	258,467	385,485	385,313	738,605	1,386,106	1,595,128
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	258,467	385,485	385,313	738,605	1,386,106	1,595,128
Less: Cash distributions to investors
— from operating cash flow	232,801	360,185	360,180	550,545	1,449,144	1,449,147
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,666	25,300	25,133	188,060	(63,038)	145,981
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,666	$25,300	$25,133	$188,060	$(63,038)	$145,981

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$43.06	$64.22	$64.19	$33.64	$63.13	$72.65
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	38.78	60.00	60.00	25.07	66.00	66.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	38.78	60.00	60.00	25.07	66.00	66.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio VI
	September 2007
	2007	2008	2009

Gross revenues	$598,105	$3,551,029	$3,497,557
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(1)	45,111	229,233	212,360
Interest expense	144,049	1,700,718	1,696,068
Depreciation and amortization(2)	—	—	—

Net income (loss) — Tax basis(3)	$408,945	$1,621,078	$1,589,129

Taxable income
— from operations	$408,945	$1,621,078	$1,589,129
— from gain on sale	—	—	—
Cash generated
— from operations(4)	408,945	1,621,078	1,589,129
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	408,945	1,621,078	1,589,129
Less: Cash distributions to investors
— from operating cash flow	269,301	1,589,676	1,589,678
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	139,644	31,402	(549)
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$139,644	$31,402	$(549)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.58	$63.22	$61.98
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	11.57	62.00	62.00
— return of capital	—	—	—
Source (on a cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	11.57	62.00	62.00
— other	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real estate property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(3)	The respective program maintains its books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the program will not be significantly different between the two basis of accounting.

(4)	Cash generated from operations generally includes net income plus depreciation and amortization plus, where applicable, any decreases in accounts receivable and accrued rental income or increases in accounts payable minus, where applicable, any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(6)	Cole Credit Property Trust, Inc., and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

(7)	Represents cash flows from operations in excess of distributions from previous periods.

(8)	Represents cash flows from operations in excess of distributions from previous periods and cash proceeds from line of credit borrowings.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2005 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Cole	Cole
	Southwest	Collateralized		Cole
	Opportunity	Senior Notes,		Santa Fe
Program Name	Fund LP	LLC		Investors, LP

Dollar amount raised	$13,905,850	$28,038,500		$6,180,000
Number of properties purchased	2	45		1
Date of closing of offering	8/12/2001	6/3/2004		11/20/2002
Date of first sale of property	6/1/2002	11/6/2003		11/30/2007
Date of final sale of property	4/6/2005	4/26/2006		11/30/2007
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$(344)	$—	(2)	$(304)
— from recapture	247	—	(2)	429
Capital gain (loss)	80	—	(2)	1,762
Deferred gain
— Capital	—	—	(2)	—
— Ordinary	—	—	(2)	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	2	—	(2)	824
— Return of capital	829	28,038,500	(2)	1,000
Source (on Cash Basis)
— Sales	829	85,696,933	(3)	1,731
— Refinancing	—	—	(2)	—
— Operations	2	(506,433	)(2)	93
— Other	—	—	(2)	—
Receivable on net purchase money financing	—	—		—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Cole
		Cole Credit	Collateralized
	Cole Credit	Property	Senior
	Property	Fund II,	Notes II,
Program Name	Fund, LP	LP	LLC

Dollar amount raised	$25,000,000	$24,494,500	$28,750,000
Number of properties purchased	14	10	49
Date of closing of offering	9/2/2003	3/25/2004	2/15/2005
Date of first sale of property	9/30/2008	9/30/2008	8/13/2004
Date of final sale of property	9/30/2008	9/30/2008	5/8/2008
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$230	$218	$—	(2)
— from recapture	220	252	—	(2)
Capital gain (loss)	202	119	—	(2)
Deferred gain
— Capital	—	—	—	(2)
— Ordinary	—	—	—	(2)
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	488	507	—	(2)
— Return of capital	1,000	1,000	28,750,000	(2)
Source (on Cash Basis)
— Sales	1,035	1,091	153,355,044	(3)
— Refinancing	—	—	—	(2)
— Operations	453	416	(7,231,419	)(2)
— Other	—	—	—	(2)
Receivable on net purchase money financing	—	—	—

(1)	The respective program maintains its books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which include securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this may have occurred multiple times over the life of the program or certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2007 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2009.

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Cole Santa Fe Investors, LP — Santa Fe Square	07/99	11/07	11,243,173	15,026,825	—	—	26,269,998	3,443,065	12,809,742	16,252,807	319,660
Cole Collateralized Senior Notes II, LLC
DST Interests in Home Depot Bellingham, WA(5)	01/06	01/07	22,462,440	—	—	—	22,462,440	17,040,000	5,422,440	22,462,440	643,729
Walgreens New Kensington, PA	04/06	05/07	2,099,420	3,255,000	—	—	5,354,420	4,006,000	1,311,550	5,317,550	149,434
Walgreens Lorain, OH	11/06	06/07	5,134,371	—	—	—	5,134,371	—	4,944,487	4,944,487	174,154
DST Interests in Cole Net Lease Portfolio V(9)(5)	Various	09/07	19,985,580	25,443,000	—	—	45,428,580	29,464,000	15,964,580	45,428,580	302,801
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Cole Net Lease Portfolio III(7)(5)	Various	02/07	13,776,305	23,365,000	—	—	37,141,305	28,418,000	8,723,305	37,141,305	187,120
Walgreens Grandview, MO	09/06	01/07	1,684,764	4,918,000	—	—	6,602,764	4,918,000	1,463,883	6,381,883	41,637
Walgreens Morgantown, WV	09/06	03/07	2,358,280	3,563,000	—	—	5,921,280	4,385,000	1,398,566	5,783,566	81,761
Walgreens Kinston, NC	11/06	06/07	2,142,100	3,052,000	—	—	5,194,100	3,756,000	1,175,790	4,931,790	45,750
Taco Bell Elwood, IN	07/07	08/07	581,963	960,000	—	—	1,541,963	—	1,350,237	1,350,237	7,369
DST Interests in Cole Net Lease Portfolio VI(10)(5)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Collateralized Senior Notes IV, LLC
DST Interests in Cole Net Lease Portfolio IV(8)(5)	Various	08/07	5,301,010	6,488,000	—	—	11,789,010	8,899,000	2,890,010	11,789,010	51,556
Walgreens Auburn, AL	05/06	06/07	2,338,561	3,505,000	—	—	5,843,561	4,314,000	1,398,221	5,712,221	148,452
Cole Acquisitions I, LLC(6)
TIC Interests in Barrywoods Crossing Kansas City, MO(4)	06/06	01/07	17,968,247	28,275,000	—	—	46,243,247	38,200,000	8,043,247	46,243,247	543,718
TIC Interests in Centerpointe of Woodridge(4)	02/07	12/07	19,513,890	29,413,000	—	—	48,926,890	36,200,000	12,726,890	48,926,890	462,795
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181
Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(11)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(5)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(6)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(7)	Cole Net Lease Portfolio III DST includes: BJ’s Wholesale Kendall, FL, CVS Baton Rouge, LA, and CVS San Antonio, TX.

(8)	Cole Net Lease Portfolio IV DST includes: Tractor Supply Rutland, VT, Tractor Supply Watertown, WI, and Walgreens Ozark, MO.

(9)	Cole Net Lease Portfolio V DST includes: CVS Flowery Branch, GA, Walgreens Ellenton, FL, Walgreens Gretna, LA, Walgreens Mineral Wells, TX, Logan’s Roadhouse Houston, TX, Logan’s Roadhouse Killeen, TX, Logan’s Roadhouse Tuscaloosa, AL, Logan’s Roadhouse Waco, TX, and Wal-Mart Chanute, KS.

(10)	Cole Net Lease Portfolio VI DST includes: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(11)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

Cole Advisor Retail Income REIT, Inc.

Maximum Offering of $4,000,000,000 in Shares of Common Stock

Minimum Offering of $2,500,000 in Shares of Common Stock

PROSPECTUS

          , 2010

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

Until           all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based distribution fee. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee		$285,200
FINRA filing fee		75,500
Printing costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Miscellaneous expenses		*
Total	$	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On August 11, 2010, Cole Holdings Corporation purchased 20,000 shares of common stock of Cole Advisor Retail Income REIT, Inc. for total cash consideration of $200,000 to provide our initial capitalization. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals, however.

This provision does not reduce the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter, however, provides that the directors, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We will not, however, indemnify our advisor and its affiliates for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended (or the Securities Act), we have been informed that, in the opinion of the Securities and Exchange Commission, or the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired in the three years ended December 31, 2009 by Prior Real Estate Programs with similar investment objectives to those of Cole Corporate Income REIT, Inc. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit	Cole Credit
	Property Trust,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Topeka, KS Specialty Retail	HOM Furniture Store Fargo, ND Home Furnishings	La-Z-Boy Newington, CT Home Furnishings
Gross leasable square footage	24,727	122,108	20,701
Date of purchase	8/9/07	1/4/07	1/5/07
Mortgage financing at date of purchase	$1,677,500	$4,800,000	$4,140,000
Cash down payment	1,433,500	7,440,000	2,898,000

Contract purchase price plus acquisition fee	3,111,000	12,240,000	7,038,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,394	28,640	14,751

Total acquisition cost	$3,145,394	$12,268,640	$7,052,751

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Victoria Crossing Victoria, TX Shopping Center	Advanced Auto Maryland Heights, MO Automotive Parts	Academy Sports HQ Katy, TX Sporting Goods
Gross leasable square footage	87,473	7,000	1,500,596
Date of purchase	1/12/07	1/12/07	1/18/07
Mortgage financing at date of purchase	$10,200,000	$—	$68,250,000
Cash down payment	2,390,759	1,930,860	35,790,000

Contract purchase price plus acquisition fee	12,590,759	1,930,860	104,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	44,976	10,710	898,114

Total acquisition cost	$12,635,735	$1,941,570	$104,938,114

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Gordman’s Peoria, IL Department Store	One Pacific Place Omaha, NE Shopping Center	Sack ‘N Save Center Garland, TX Shopping Center
Gross leasable square footage	60,947	91,564	65,295
Date of purchase	1/18/07	2/6/07	2/6/07
Mortgage financing at date of purchase	$4,950,000	$24,336,000	$3,290,000
Cash down payment	4,230,000	12,384,000	1,871,200

Contract purchase price plus acquisition fee	9,180,000	36,720,000	5,161,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,834	84,766	22,188

Total acquisition cost	$9,192,834	$36,804,766	$5,183,388

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Ankeny, IA Specialty Retail	ABX Air Coventry, RI Distribution Center	Office Depot Enterprise, AL Office Supply
Gross leasable square footage	19,097	33,000	20,000
Date of purchase	2/9/07	2/16/07	2/27/07
Mortgage financing at date of purchase	$—	$—	$1,850,000
Cash down payment	3,060,000	4,171,800	981,884

Contract purchase price plus acquisition fee	3,060,000	4,171,800	2,831,884
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,335	22,121	14,281

Total acquisition cost	$3,080,335	$4,193,921	$2,846,165

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Northern Tool Blaine, MN Specialty Retail	Office Max Orangeburg, SC Office Supply	Walgreens Cincinnati, OH Drugstore
Gross leasable square footage	25,488	23,500	15,120
Date of purchase	2/28/07	2/28/07	3/6/07
Mortgage financing at date of purchase	$—	$1,875,000	$3,341,000
Cash down payment	4,998,000	1,312,500	1,901,800

Contract purchase price plus acquisition fee	4,998,000	3,187,500	5,242,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,065	16,865	26,780

Total acquisition cost	$5,017,065	$3,204,365	$5,269,580

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Madeira, OH Drugstore	Walgreens Sharonville, OH Drugstore	AT&T Beaumont, TX Office
Gross leasable square footage	13,905	13,905	141,525
Date of purchase	3/6/07	3/6/07	3/19/07
Mortgage financing at date of purchase	$2,876,000	$2,655,000	$8,592,000
Cash down payment	1,637,500	1,511,700	3,928,500

Contract purchase price plus acquisition fee	4,513,500	4,166,700	12,520,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,893	31,600	134,140

Total acquisition cost	$4,542,393	$4,198,300	$12,654,640

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Shreveport, LA Drugstore	Cost-U-Less St. Croix, USVI Discount Retail	Gallina Centro Collierville, TN Shopping Center
Gross leasable square footage	13,905	38,365	138,925
Date of purchase	3/23/07	3/26/07	3/26/07
Mortgage financing at date of purchase	$3,312,000	$4,035,000	$14,200,000
Cash down payment	910,800	2,299,200	3,905,000

Contract purchase price plus acquisition fee	4,222,800	6,334,200	18,105,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,943	41,940	95,377

Total acquisition cost	$4,251,743	$6,376,140	$18,200,377

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Apria Healthcare St. John, MO Healthcare	Logan’s Roadhouse Fairfax, VA Restaurant	Logan’s Roadhouse Johnson City, TN Restaurant
Gross leasable square footage	52,200	7,839	7,839
Date of purchase	3/27/07	3/28/07	3/28/07
Mortgage financing at date of purchase	$—	$2,567,000	$3,093,000
Cash down payment	6,630,000	706,180	850,320

Contract purchase price plus acquisition fee	6,630,000	3,273,180	3,943,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,130	26,160	18,740

Total acquisition cost	$6,657,130	$3,299,340	$3,962,060

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Center at 7500 Jenison Jenison, MI Shopping Center	Tractor Supply Greenfield, MN Specialty Retail	Eckerd Lincolnton, NC Drugstore
Gross leasable square footage	84,933	22,675	10,908
Date of purchase	3/30/07	4/2/07	4/3/07
Mortgage financing at date of purchase	$—	$2,227,500	$1,809,000
Cash down payment	5,395,800	1,893,500	498,240

Contract purchase price plus acquisition fee	5,395,800	4,121,000	2,307,240
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,090	28,284	30,055

Total acquisition cost	$5,408,890	$4,149,284	$2,337,295

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lincoln Place Fairview Heights, IL Shopping Center	Pocatello Square Pocatello, ID Shopping Center	Ashley Furniture Amarillo, TX Home Furnishings
Gross leasable square footage	176,945	138,925	74,797
Date of purchase	4/5/07	4/6/07	4/6/07
Mortgage financing at date of purchase	$35,432,000	$18,400,000	$4,736,000
Cash down payment	9,413,923	5,060,000	1,302,400

Contract purchase price plus acquisition fee	44,845,923	23,460,000	6,038,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,647	104,789	30,330

Total acquisition cost	$44,929,570	$23,564,789	$6,068,730

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Marinette, WI Specialty Retail	Tractor Supply Paw Paw, MI Specialty Retail	Staples Greenville, SC Office Supply
Gross leasable square footage	19,097	22,670	20,388
Date of purchase	4/9/07	4/9/07	4/11/07
Mortgage financing at date of purchase	$1,918,000	$2,048,000	$2,955,000
Cash down payment	1,091,000	1,108,900	1,680,900

Contract purchase price plus acquisition fee	3,009,000	3,156,900	4,635,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,985	19,383	31,166

Total acquisition cost	$3,031,985	$3,176,283	$4,667,066

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Big 5 Center Aurora, CO Shopping Center	Rite Aid Plains, PA Drugstore	Tractor Supply Navasota, TX Specialty Retail
Gross leasable square footage	15,800	14,564	22,670
Date of purchase	4/11/07	4/16/07	4/18/07
Mortgage financing at date of purchase	$2,804,000	$3,380,000	$2,412,000
Cash down payment	1,571,800	1,924,000	663,300

Contract purchase price plus acquisition fee	4,375,800	5,304,000	3,075,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,416	95,830	21,244

Total acquisition cost	$4,428,216	$5,399,830	$3,096,544

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Sportsman’s Warehouse DePere, WI Sporting Goods	Eckerd Easton, PA Drugstore	Applebee’s Albany, OR Restaurant
Gross leasable square footage	48,453	13,813	6,024
Date of purchase	4/20/07	4/25/07	4/26/07
Mortgage financing at date of purchase	$3,906,500	$4,776,000	$1,781,573
Cash down payment	2,223,700	1,313,400	1,014,126

Contract purchase price plus acquisition fee	6,130,200	6,089,400	2,795,699
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,047	113,210	64,058

Total acquisition cost	$6,151,247	$6,202,610	$2,859,757

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Augusta, GA Restaurant	Applebee’s Aurora, CO Restaurant	Applebee’s Colorado Springs, CO Restaurant
Gross leasable square footage	6,405	4,987	4,800
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,342,769	$1,665,771	$1,220,378
Cash down payment	1,333,575	948,207	694,676

Contract purchase price plus acquisition fee	3,676,344	2,613,978	1,915,054
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,309	47,158	57,172

Total acquisition cost	$3,730,653	$2,661,136	$1,972,226

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Columbus, GA Restaurant	Applebee’s Macon, GA Restaurant	Applebee’s Santa Fe, NM Restaurant
Gross leasable square footage	6,140	5,000	5,400
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,155,703	$1,692,494	$2,805,977
Cash down payment	1,227,092	963,420	1,597,249

Contract purchase price plus acquisition fee	3,382,795	2,655,914	4,403,226
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,836	46,592	20,224

Total acquisition cost	$3,437,631	$2,702,506	$4,423,450

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Walla Walla, WA Restaurant	Applebee’s Columbus, GA Restaurant	Applebee’s Gallup, NM Restaurant
Gross leasable square footage	6,025	5,200	6,800
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,496,521	$2,556,557	$2,137,888
Cash down payment	851,866	1,455,271	1,216,951

Contract purchase price plus acquisition fee	2,348,387	4,011,828	3,354,839
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	75,315	30,064	76,400

Total acquisition cost	$2,423,702	$4,041,892	$3,431,239

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Littleton, CO Restaurant	Applebee’s Loveland, CO Restaurant	Applebee’s Savannah, GA Restaurant
Gross leasable square footage	5,400	4,100	5,200
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,487,613	$1,621,231	$1,915,191
Cash down payment	846,796	922,855	1,090,185

Contract purchase price plus acquisition fee	2,334,409	2,544,086	3,005,376
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	67,136	54,389	49,798

Total acquisition cost	$2,401,545	$2,598,475	$3,055,174

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Union Gap, WA Restaurant	Applebee’s Warner Robbins, GA Restaurant	Applebee’s Aurora, CO Restaurant
Gross leasable square footage	5,295	4,990	5,200
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,692,494	$1,826,112	$1,808,297
Cash down payment	963,420	1,039,479	1,029,338

Contract purchase price plus acquisition fee	2,655,914	2,865,591	2,837,635
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	48,286	48,148	53,360

Total acquisition cost	$2,704,200	$2,913,739	$2,890,995

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Clovis, NM Restaurant	Applebee’s Fountain, CO Restaurant	Applebee’s Garden City, GA Restaurant
Gross leasable square footage	6,140	6,140	4,300
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$1,781,573	$1,906,283	$1,933,006
Cash down payment	1,014,126	1,085,115	1,100,327

Contract purchase price plus acquisition fee	2,795,699	2,991,398	3,033,333
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	73,886	70,049	30,658

Total acquisition cost	$2,869,585	$3,061,447	$3,063,991

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Applebee’s Grand Junction, CO Restaurant	Applebee’s Longview, WA Restaurant	Applebee’s Macon, GA Restaurant
Gross leasable square footage	4,900	6,800	5,000
Date of purchase	4/26/07	4/26/07	4/26/07
Mortgage financing at date of purchase	$2,289,321	$2,378,400	$1,754,849
Cash down payment	1,303,152	1,353,859	998,914

Contract purchase price plus acquisition fee	3,592,473	3,732,259	2,753,763
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,271	64,535	50,813

Total acquisition cost	$3,624,744	$3,796,794	$2,804,576

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Bridgetown, OH Drugstore	Rite Aid Fredericksburg, VA Drugstore	Tractor Supply Fredericksburg, TX Specialty Retail
Gross leasable square footage	13,905	14,564	22,670
Date of purchase	4/30/07	5/2/07	5/7/07
Mortgage financing at date of purchase	$3,580,000	$4,332,000	$2,031,250
Cash down payment	984,500	1,191,300	1,156,250

Contract purchase price plus acquisition fee	4,564,500	5,523,300	3,187,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,376	47,741	44,644

Total acquisition cost	$4,598,876	$5,571,041	$3,232,144

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Sam’s Club Anderson, SC Warehouse	Walgreens Dallas, TX Drugstore	Wal-Mart New London, WI Discount Retail
Gross leasable square footage	134,664	13,905	51,985
Date of purchase	5/8/07	5/9/07	5/9/07
Mortgage financing at date of purchase	$9,600,000	$2,175,000	$2,091,000
Cash down payment	2,640,000	1,038,000	575,280

Contract purchase price plus acquisition fee	12,240,000	3,213,000	2,666,280
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	57,826	58,801	19,541

Total acquisition cost	$12,297,826	$3,271,801	$2,685,821

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid Lima, OH Drugstore	Rite Aid Allentown, PA Drugstore	Eckerd Spartanburg, SC Drugstore
Gross leasable square footage	14,564	14,564	10,908
Date of purchase	5/14/07	5/15/07	5/17/07
Mortgage financing at date of purchase	$3,103,000	$3,615,000	$2,258,750
Cash down payment	1,737,881	2,057,334	1,285,750

Contract purchase price plus acquisition fee	4,840,881	5,672,334	3,544,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,677	96,755	30,321

Total acquisition cost	$4,882,558	$5,769,089	$3,574,821

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Florence, SC Drugstore	Staples Warsaw, IN Office Supply	Walgreens Bryan, TX Drugstore
Gross leasable square footage	10,125	23,990	15,050
Date of purchase	5/17/07	5/17/07	5/18/07
Mortgage financing at date of purchase	$1,706,250	$1,850,000	$5,060,000
Cash down payment	971,250	1,429,300	1,391,500

Contract purchase price plus acquisition fee	2,677,500	3,279,300	6,451,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,381	38,304	19,943

Total acquisition cost	$2,710,881	$3,317,604	$6,471,443

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Harris County, TX Drugstore	Wal-Mart Spencer, IN Discount Retail	Tractor Supply Fairview, TN Specialty Retail
Gross leasable square footage	15,050	41,304	19,067
Date of purchase	5/18/07	5/23/07	5/25/07
Mortgage financing at date of purchase	$4,521,000	$1,620,000	$1,930,500
Cash down payment	1,242,000	446,196	1,098,900

Contract purchase price plus acquisition fee	5,763,000	2,066,196	3,029,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,201	16,497	36,060

Total acquisition cost	$5,782,201	$2,082,693	$3,065,460

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Border’s Rapid City, SD Specialty Retail	Border’s Reading, PA Specialty Retail	Walgreens Gainesville, FL Drugstore
Gross leasable square footage	20,000	25,025	13,905
Date of purchase	6/1/07	6/1/07	6/1/07
Mortgage financing at date of purchase	$5,169,000	$5,009,000	$2,900,000
Cash down payment	1,421,220	1,377,220	797,500

Contract purchase price plus acquisition fee	6,590,220	6,386,220	3,697,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,369	31,757	49,951

Total acquisition cost	$6,617,589	$6,417,977	$3,747,451

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chili’s Fredericksburg, TX Restaurant	Tractor Supply Baytown, TX Specialty Retail	Starbucks Covington, TN Restaurant
Gross leasable square footage	5,495	22,670	1,805
Date of purchase	6/5/07	6/11/07	6/22/07
Mortgage financing at date of purchase	$1,851,000	$2,648,000	$—
Cash down payment	509,280	728,200	1,546,320

Contract purchase price plus acquisition fee	2,360,280	3,376,200	1,546,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,270	13,473	26,011

Total acquisition cost	$2,379,550	$3,389,673	$1,572,331

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Sedalia, MO Restaurant	Academy Sports Houston, TX Sporting Goods	Best Buy Evanston, IL Consumer Electronics
Gross leasable square footage	1,800	53,381	45,397
Date of purchase	6/22/07	6/27/07	6/27/07
Mortgage financing at date of purchase	$—	$3,825,000	$5,900,000
Cash down payment	1,251,540	1,683,000	2,515,000

Contract purchase price plus acquisition fee	1,251,540	5,508,000	8,415,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,364	35,268	30,891

Total acquisition cost	$1,275,904	$5,543,268	$8,445,891

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Mantua, NJ Drugstore	Eckerd Vineland, NJ Drugstore	Super Value Warwick, RI Discount Retail
Gross leasable square footage	8,710	14,910	64,514
Date of purchase	6/27/07	6/27/07	6/27/07
Mortgage financing at date of purchase	$1,470,000	$3,500,000	$5,350,000
Cash down payment	621,000	1,600,000	2,096,000

Contract purchase price plus acquisition fee	2,091,000	5,100,000	7,446,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	65,703	102,572	51,820

Total acquisition cost	$2,156,703	$5,202,572	$7,497,820

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	WinCo Eureka, CA Grocery	Kroger LaGrange, GA Grocery	La-Z-Boy Kentwood, MI Home Furnishings
Gross leasable square footage	82,490	61,331	30,245
Date of purchase	6/27/07	6/28/07	6/28/07
Mortgage financing at date of purchase	$11,247,000	$4,750,000	$3,602,000
Cash down payment	5,387,000	2,689,750	1,646,294

Contract purchase price plus acquisition fee	16,634,000	7,439,750	5,248,294
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	45,303	58,702	69,829

Total acquisition cost	$16,679,303	$7,498,452	$5,318,123

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circuit City Mesquite, TX Consumer Electronics	Tractor Supply Prior Lake, MN Specialty Retail	Staples Guntersville, AL Office Supply
Gross leasable square footage	42,918	36,183	23,942
Date of purchase	6/29/07	6/29/07	7/6/07
Mortgage financing at date of purchase	$4,305,000	$3,283,250	$2,161,250
Cash down payment	3,676,500	1,867,750	1,230,250

Contract purchase price plus acquisition fee	7,981,500	5,151,000	3,391,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,392	140,718	38,237

Total acquisition cost	$8,021,892	$5,291,718	$3,429,737

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Kansas City (63rd), MO Drugstore	Walgreens Kansas City (Independence), MO Drugstore	Walgreens Kansas City (Linwood), MO Drugstore
Gross leasable square footage	13,905	13,905	13,905
Date of purchase	7/11/07	7/11/07	7/11/07
Mortgage financing at date of purchase	$3,034,500	$2,990,000	$2,437,500
Cash down payment	1,387,200	1,699,960	1,387,500

Contract purchase price plus acquisition fee	4,421,700	4,689,960	3,825,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,347	27,635	27,387

Total acquisition cost	$4,450,047	$4,717,595	$3,852,387

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit	Cole Credit
	Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Kansas City (Troost), MO Drugstore	Walgreens Topeka, KS Drugstore	Circuit City Taunton, MA Consumer Electronics
Gross leasable square footage	13,905	13,905	32,748
Date of purchase	7/11/07	7/11/07	7/13/07
Mortgage financing at date of purchase	$2,464,000	$1,870,000	$4,323,000
Cash down payment	2,562,560	1,314,389	3,694,200

Contract purchase price plus acquisition fee	5,026,560	3,184,389	8,017,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,515	31,744	26,978

Total acquisition cost	$5,055,075	$3,216,133	$8,044,178

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	EDS Salt Lake City, UT Office	Kohl’s Lake Zurich, IL Department Store	Lowe’s Cincinnati, OH Home Improvement
Gross leasable square footage	406,101	88,306	129,044
Date of purchase	7/17/07	7/17/07	7/17/07
Mortgage financing at date of purchase	$18,000,000	$9,075,000	$13,800,000
Cash down payment	5,281,320	3,891,985	7,169,653

Contract purchase price plus acquisition fee	23,281,320	12,966,985	20,969,653
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	59,296	34,988	77,794

Total acquisition cost	$23,340,616	$13,001,973	$21,047,447

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Fort Worth, TX Drugstore	Circuit City Groveland, FL Consumer Electronics	Telerx King’s Mountain, NC Office
Gross leasable square footage	15,120	706,560	60,000
Date of purchase	7/17/07	7/17/07	7/17/07
Mortgage financing at date of purchase	$3,675,000	$20,250,000	$6,083,000
Cash down payment	1,277,256	7,849,786	2,531,846

Contract purchase price plus acquisition fee	4,952,256	28,099,786	8,614,846
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,222	245,223	28,511

Total acquisition cost	$4,979,478	$28,345,009	$8,643,357

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Dickinson Theatre Yukon, OK Theater	Academy Sports Baton Rouge, LA Sporting Goods	Academy Sports Houston (Breton), TX Sporting Goods
Gross leasable square footage	27,442	52,550	53,381
Date of purchase	7/17/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$4,687,000	$3,045,000
Cash down payment	4,641,000	2,394,638	1,774,058

Contract purchase price plus acquisition fee	4,641,000	7,081,638	4,819,058
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,031	41,570	22,970

Total acquisition cost	$4,665,031	$7,123,208	$4,842,028

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Houston (SW), TX Sporting Goods	Academy Sports N. Richland Hills, TX Sporting Goods	CVS Amarillo, TX Drugstore
Gross leasable square footage	52,548	52,500	9,504
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$4,625,000	$4,217,000	$1,741,000
Cash down payment	2,656,597	2,201,320	1,105,888

Contract purchase price plus acquisition fee	7,281,597	6,418,320	2,846,888
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,733	24,843	20,552

Total acquisition cost	$7,307,330	$6,443,163	$2,867,440

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Del City, OK Drugstore	Dave & Busters Addison, IL Restaurant	Eckerd Chattanooga, TN Drugstore
Gross leasable square footage	10,906	50,000	10,909
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$2,631,000	$5,600,000	$1,920,000
Cash down payment	1,632,092	8,607,142	933,597

Contract purchase price plus acquisition fee	4,263,092	14,207,142	2,853,597
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,793	18,808	32,472

Total acquisition cost	$4,291,885	$14,225,950	$2,886,069

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit Property	Cole Credit
	Property Trust II,	Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Eckerd Mableton, GA Drugstore	Long John Silvers Houston, TX Restaurant	Taco Bell Anderson, IN Restaurant
Gross leasable square footage	8,996	34,094	2,166
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$1,197,000	$—	$—
Cash down payment	690,650	1,228,917	1,760,024

Contract purchase price plus acquisition fee	1,887,650	1,228,917	1,760,024
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,490	6,481	7,940

Total acquisition cost	$1,913,140	$1,235,398	$1,767,964

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Brazil, IN Restaurant	Taco Bell Henderson, KY Restaurant	Taco Bell Martinsville, IN Restaurant
Gross leasable square footage	1,993	2,320	2,057
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,009,048	1,583,659	2,013,023

Contract purchase price plus acquisition fee	2,009,048	1,583,659	2,013,023
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,312	10,358	8,564

Total acquisition cost	$2,017,360	$1,594,017	$2,021,587

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell Princeton, IN Restaurant	Taco Bell Robinson, IL Restaurant	Taco Bell Washington, IN Restaurant
Gross leasable square footage	2,436	1,944	2,093
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,452,815	1,581,685	1,280,656

Contract purchase price plus acquisition fee	1,452,815	1,581,685	1,280,656
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,039	6,917	7,704

Total acquisition cost	$1,460,854	$1,588,602	$1,288,360

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Taco Bell / KFC Spencer, IN Restaurant	Taco Bell / KFC Vinceness, IN Restaurant	Federal Express Peoria, IL Distribution Center
Gross leasable square footage	2,296	2,691	38,200
Date of purchase	7/19/07	7/19/07	7/20/07
Mortgage financing at date of purchase	$—	$—	$2,080,000
Cash down payment	984,162	1,508,264	1,179,000

Contract purchase price plus acquisition fee	984,162	1,508,264	3,259,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,107	8,566	25,559

Total acquisition cost	$992,269	$1,516,830	$3,284,559

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Gold’s Gym St. Peter’s, MO Fitness	Federal Express Walker, MI Distribution Center	Wal-Mart Bay City, TX Discount Retail
Gross leasable square footage	39,900	78,034	90,921
Date of purchase	7/31/07	8/8/07	8/14/07
Mortgage financing at date of purchase	$5,250,000	$4,669,000	$—
Cash down payment	2,400,000	2,801,369	3,830,100

Contract purchase price plus acquisition fee	7,650,000	7,470,369	3,830,100
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,746	22,816	20,521

Total acquisition cost	$7,697,746	$7,493,185	$3,850,621

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Richmond, VA Drugstore	Home Depot Bedford Park, IL Home Improvement	Circuit City Aurora, CO Consumer Electronics
Gross leasable square footage	13,869	217,716	39,440
Date of purchase	8/17/07	8/21/07	8/22/07
Mortgage financing at date of purchase	$—	$—	$4,777,000
Cash down payment	4,105,500	29,988,000	2,567,000

Contract purchase price plus acquisition fee	4,105,500	29,988,000	7,344,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	42,178	15,541	42,131

Total acquisition cost	$4,147,678	$30,003,541	$7,386,131

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	24 Hour Fitness Olathe, KS Fitness	Walgreens Dallas (DeSoto), TX Drugstore	Gold’s Gym O’Fallon, MO Fitness
Gross leasable square footage	25,000	13,905	39,900
Date of purchase	8/24/07	8/27/07	8/29/07
Mortgage financing at date of purchase	$4,816,500	$—	$5,425,000
Cash down payment	2,537,700	3,434,340	2,480,000

Contract purchase price plus acquisition fee	7,354,200	3,434,340	7,905,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	42,377	24,878	46,022

Total acquisition cost	$7,396,577	$3,459,218	$7,951,022

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wal-Mart Washington, IL Discount Retail	Wal-Mart Borger, TX Discount Retail	Broadview Village Square Broadview, IL Shopping Center
Gross leasable square footage	74,136	65,930	359,383
Date of purchase	9/10/07	9/12/07	9/14/07
Mortgage financing at date of purchase	$—	$—	$31,500,000
Cash down payment	3,649,560	3,269,100	27,660,000

Contract purchase price plus acquisition fee	3,649,560	3,269,100	59,160,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,214	8,631	80,573

Total acquisition cost	$3,655,774	$3,277,731	$59,240,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Chamber’s Corners Wayland, MI Shopping Center	Ashley Furniture Anderson, SC Home Furnishings	Best Buy Fayetteville, NC Consumer Electronics
Gross leasable square footage	99,564	23,800	45,582
Date of purchase	9/19/07	9/28/07	10/4/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,999,565	4,386,000	6,810,540

Contract purchase price plus acquisition fee	8,999,565	4,386,000	6,810,540
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	34,799	21,995	18,351

Total acquisition cost	$9,034,364	$4,407,995	$6,828,891

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Massard Farms Fort Smith, AR Shopping Center	Wal-Mart Whiteville, NC Discount Retail	Staples Moraine, OH Office Supply
Gross leasable square footage	126,584	65,930	20,388
Date of purchase	10/11/07	10/11/07	10/12/07
Mortgage financing at date of purchase	$10,237,000	$—	$—
Cash down payment	5,808,000	2,720,340	3,876,000

Contract purchase price plus acquisition fee	16,045,000	2,720,340	3,876,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,094	30,178	26,944

Total acquisition cost	$16,103,094	$2,750,518	$3,902,944

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Wickes Furniture Chicago, IL Home Furnishings	Walgreens Brentwood, TN Drugstore	Starbucks Bowling Green, KY Restaurant
Gross leasable square footage	48,000	14,820	1,850
Date of purchase	10/17/07	10/17/07	10/23/07
Mortgage financing at date of purchase	$15,925,000	$—	$—
Cash down payment	7,983,800	5,752,800	1,690,140

Contract purchase price plus acquisition fee	23,908,800	5,752,800	1,690,140
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,258	31,821	12,574

Total acquisition cost	$23,926,058	$5,784,621	$1,702,714

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Harriman, TN Drugstore	Starbucks Shawnee, OK Restaurant	Stations Casino Las Vegas, NV Office
Gross leasable square footage	14,820	1,750	138,558
Date of purchase	10/24/07	10/31/07	11/1/07
Mortgage financing at date of purchase	$—	$—	$42,250,000
Cash down payment	5,128,475	1,118,847	29,150,000

Contract purchase price plus acquisition fee	5,128,475	1,118,847	71,400,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	38,710	7,448	66,499

Total acquisition cost	$5,167,185	$1,126,295	$71,466,499

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Oklahoma City, OK Restaurant	Starbucks Powell, TN Restaurant	Starbucks Seymour, TN Restaurant
Gross leasable square footage	1,750	1,850	1,850
Date of purchase	11/20/07	11/26/07	11/26/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,263,444	1,350,480	1,378,020

Contract purchase price plus acquisition fee	1,263,444	1,350,480	1,378,020
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,128	20,772	19,370

Total acquisition cost	$1,274,572	$1,371,252	$1,397,390

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Chattanooga, TN Restaurant	Starbucks Maryville, TN Restaurant	Walgreens Beverly Hills, TX Drugstore
Gross leasable square footage	1,850	1,850	13,905
Date of purchase	11/26/07	11/26/07	12/5/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,448,400	1,519,800	3,672,000

Contract purchase price plus acquisition fee	1,448,400	1,519,800	3,672,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,977	19,919	15,712

Total acquisition cost	$1,468,377	$1,539,719	$3,687,712

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Waco, TX Drugstore	Allstate Cross Plains, WI Office	Mealey’s Furniture Maple Shade, NJ Home Furnishings
Gross leasable square footage	13,905	34,992	66,750
Date of purchase	12/5/07	12/7/07	12/13/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,672,000	5,834,400	5,457,000

Contract purchase price plus acquisition fee	3,672,000	5,834,400	5,457,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,651	31,832	102,996

Total acquisition cost	$3,687,651	$5,866,232	$5,559,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Brittain), OH Convenience Store	Circle K Cuyahoga Falls (Portage), OH Convenience Store	Circle K Cleveland, OH Convenience Store
Gross leasable square footage	2,857	2,959	4,318
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$710,000	$810,000
Cash down payment	627,175	701,406	807,451

Contract purchase price plus acquisition fee	1,267,175	1,411,406	1,617,451
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,639	7,394	8,473

Total acquisition cost	$1,273,814	$1,418,800	$1,625,924

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Cuyahoga), OH Convenience Store	Circle K Augusta, GA Convenience Store	Circle K Auburn, AL Convenience Store
Gross leasable square footage	2,800	3,010	2,772
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$860,000	$530,000	$820,000
Cash down payment	798,660	592,944	941,682

Contract purchase price plus acquisition fee	1,658,660	1,122,944	1,761,682
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,689	5,882	9,230

Total acquisition cost	$1,667,349	$1,128,826	$1,770,912

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K El Paso (Americas), TX Convenience Store	Circle K Fort Mill, SC Convenience Store	Circle K Mt. Pleasant, SC Convenience Store
Gross leasable square footage	3,500	6,553	2,820
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,170,000	$1,240,000	$750,000
Cash down payment	1,086,187	1,160,420	815,939

Contract purchase price plus acquisition fee	2,256,187	2,400,420	1,565,939
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,819	12,576	8,204

Total acquisition cost	$2,268,006	$2,412,996	$1,574,143

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Goose Creek, SC Convenience Store	Circle K Akron (1693 Market), OH Convenience Store	Circle K Akron (Waterloo), OH Convenience Store
Gross leasable square footage	2,632	4,977	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$850,000	$630,000
Cash down payment	720,802	780,596	577,467

Contract purchase price plus acquisition fee	1,390,802	1,630,596	1,207,467
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,286	9,816	7,268

Total acquisition cost	$1,398,088	$1,640,412	$1,214,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Parma, OH Convenience Store	Circle K Twinsburg, OH Convenience Store	Circle K Cuyahoga Falls (Bath), OH Convenience Store
Gross leasable square footage	3,039	3,298	4,269
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$690,000	$1,040,000
Cash down payment	609,708	692,911	1,024,046

Contract purchase price plus acquisition fee	1,279,708	1,382,911	2,064,046
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,704	8,325	12,425

Total acquisition cost	$1,287,412	$1,391,236	$2,076,471

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Charlotte (Independence), NC Convenience Store	Circle K Savannah (King George), GA Convenience Store	Circle K Phenix City, AL Convenience Store
Gross leasable square footage	2,556	2,477	2,580
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$965,000	$800,000	$820,000
Cash down payment	954,562	840,917	810,596

Contract purchase price plus acquisition fee	1,919,562	1,640,917	1,630,596
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,556	9,878	9,816

Total acquisition cost	$1,931,118	$1,650,795	$1,640,412

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Macon (Riverside), GA Convenience Store	Circle K Lanett, AL Convenience Store	Circle K Monroe, LA Convenience Store
Gross leasable square footage	2,660	2,631	4,140
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$600,000	$455,000	$780,000
Cash down payment	679,708	411,899	778,355

Contract purchase price plus acquisition fee	1,279,708	866,899	1,558,355
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,704	5,219	9,381

Total acquisition cost	$1,287,412	$872,118	$1,567,736

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (1559 Market), OH Convenience Store	Circle K Akron (Ridgewood), OH Convenience Store	Circle K Akron (Manchester), OH Convenience Store
Gross leasable square footage	1,624	2,635	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$720,000	$640,000	$840,000
Cash down payment	764,929	690,249	830,546

Contract purchase price plus acquisition fee	1,484,929	1,330,249	1,670,546
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,812	7,894	9,913

Total acquisition cost	$1,493,741	$1,338,143	$1,680,459

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Barberton (31st), OH Convenience Store	Circle K Charlotte (Sharon), NC Convenience Store	Circle K Savannah (Johnny Mercer), GA Convenience Store
Gross leasable square footage	2,800	2,477	1,152
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$480,000	$1,000,000	$740,000
Cash down payment	509,953	990,218	899,610

Contract purchase price plus acquisition fee	989,953	1,990,218	1,639,610
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,874	11,810	9,730

Total acquisition cost	$995,827	$2,002,028	$1,649,340

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Columbus (Buena Vista), GA Convenience Store	Circle K Columbus (Airport), GA Convenience Store	Circle K Opelika (Columbus), AL Convenience Store
Gross leasable square footage	2,205	2,205	3,796
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$770,000	$730,000	$1,160,000
Cash down payment	869,610	837,425	1,232,387

Contract purchase price plus acquisition fee	1,639,610	1,567,425	2,392,387
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,730	9,302	14,197

Total acquisition cost	$1,649,340	$1,576,727	$2,406,584

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Baton Rouge (Burbank), LA Convenience Store	Circle K West Monroe (503), LA Convenience Store	Circle K Copley, OH Convenience Store
Gross leasable square footage	2,400	3,327	2,439
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$470,000	$750,000	$590,000
Cash down payment	499,329	745,241	584,159

Contract purchase price plus acquisition fee	969,329	1,495,241	1,174,159
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,753	8,874	6,254

Total acquisition cost	$975,082	$1,504,115	$1,180,413

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Albrecht), OH Convenience Store	Circle K Akron (1178 Arlington), OH Convenience Store	Circle K Kent, OH Convenience Store
Gross leasable square footage	2,763	2,862	2,068
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$570,000	$720,000	$500,000
Cash down payment	562,961	721,949	509,365

Contract purchase price plus acquisition fee	1,132,961	1,441,949	1,009,365
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,024	7,668	5,367

Total acquisition cost	$1,138,985	$1,449,617	$1,014,732

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Huntersville, NC Convenience Store	Circle K Springdale, SC Convenience Store	Circle K Charleston, SC Convenience Store
Gross leasable square footage	2,170	1,800	3,000
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,030,000	$860,000	$1,330,000
Cash down payment	1,019,628	911,537	1,317,007

Contract purchase price plus acquisition fee	2,049,628	1,771,537	2,647,007
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,900	9,421	14,076

Total acquisition cost	$2,060,528	$1,780,958	$2,661,083

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Port Wentworth, GA Convenience Store	Circle K Columbus (Warm Springs), GA Convenience Store	Circle K Baton Rouge (Jefferson), LA Convenience Store
Gross leasable square footage	3,760	4,934	2,780
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,150,000	$940,000	$510,000
Cash down payment	1,215,828	1,058,130	592,062

Contract purchase price plus acquisition fee	2,365,828	1,998,130	1,102,062
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,580	10,625	5,860

Total acquisition cost	$2,378,408	$2,008,755	$1,107,922

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Cuyahoga Falls (State), OH Convenience Store	Circle K Akron (940 Arlington), OH Convenience Store	Circle K Akron (Exchange), OH Convenience Store
Gross leasable square footage	2,100	2,800	3,190
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$490,000	$580,000	$750,000
Cash down payment	560,332	573,305	743,119

Contract purchase price plus acquisition fee	1,050,332	1,153,305	1,493,119
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,854	6,429	8,322

Total acquisition cost	$1,056,186	$1,159,734	$1,501,441

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Bedford, OH Convenience Store	Circle K Columbia (Hardscrabble), SC Convenience Store	Circle K El Paso (Mesa), TX Convenience Store
Gross leasable square footage	2,450	2,477	3,150
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$660,000	$900,000	$610,000
Cash down payment	637,469	881,445	553,603

Contract purchase price plus acquisition fee	1,297,469	1,781,445	1,163,603
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,232	9,929	6,486

Total acquisition cost	$1,304,701	$1,791,374	$1,170,089

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Valley, AL Convenience Store	Circle K Columbus (Midland), GA Convenience Store	Circle K Columbus (Bradley), GA Convenience Store
Gross leasable square footage	3,312	3,760	4,750
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$800,000	$1,240,000	$1,600,000
Cash down payment	785,795	1,313,748	1,798,132

Contract purchase price plus acquisition fee	1,585,795	2,553,748	3,398,132
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,839	14,235	18,939

Total acquisition cost	$1,594,634	$2,567,983	$3,417,071

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Baton Rouge (Floynell), LA Convenience Store	Circle K Akron (Darrow), OH Convenience Store	Circle K Barberton (Wooster), OH Convenience Store
Gross leasable square footage	2,780	2,800	3,600
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$670,000	$640,000	$1,140,000
Cash down payment	761,335	596,483	1,147,495

Contract purchase price plus acquisition fee	1,431,335	1,236,483	2,287,495
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,978	6,658	12,317

Total acquisition cost	$1,439,313	$1,243,141	$2,299,812

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Norton, OH Convenience Store	Circle K Willoughby, OH Convenience Store	Circle K Columbia (Garners), SC Convenience Store
Gross leasable square footage	3,750	2,938	2,600
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$730,000	$610,000	$1,080,000
Cash down payment	733,172	605,876	1,073,542

Contract purchase price plus acquisition fee	1,463,172	1,215,876	2,153,542
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,879	6,547	11,596

Total acquisition cost	$1,471,051	$1,222,423	$2,165,138

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K El Paso (Zaragosa),TX Convenience Store	Circle K Martinez, GA Convenience Store	Circle K Pine Mountain, GA Convenience Store
Gross leasable square footage	3,800	2,250	3,285
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,090,000	$630,000	$600,000
Cash down payment	1,012,023	668,308	564,355

Contract purchase price plus acquisition fee	2,102,023	1,298,308	1,164,355
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,318	6,991	6,270

Total acquisition cost	$2,113,341	$1,305,299	$1,170,625

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Beaufort, SC Convenience Store	Circle K West Monroe (1602), LA Convenience Store	Circle K Akron (Main), OH Convenience Store
Gross leasable square footage	3,054	3,927	1,710
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$830,000	$850,000	$600,000
Cash down payment	839,253	850,165	606,518

Contract purchase price plus acquisition fee	1,669,253	1,700,165	1,206,518
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,988	9,156	6,754

Total acquisition cost	$1,678,241	$1,709,321	$1,213,272

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Akron (Brown), OH Convenience Store	Circle K Canton (12th), OH Convenience Store	Circle K Maple Heights, OH Convenience Store
Gross leasable square footage	3,258	2,800	2,967
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$640,000	$555,000	$760,000
Cash down payment	690,264	630,894	755,882

Contract purchase price plus acquisition fee	1,330,264	1,185,894	1,515,882
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,446	6,639	8,486

Total acquisition cost	$1,337,710	$1,192,533	$1,524,368

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Brookpark, OH Convenience Store	Circle K Charlotte (Sugar Creek), NC Convenience Store	Circle K Mobile (Airport), AL Convenience Store
Gross leasable square footage	2,740	2,770	2,448
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$690,000	$1,030,000	$860,000
Cash down payment	691,824	1,022,112	996,181

Contract purchase price plus acquisition fee	1,381,824	2,052,112	1,856,181
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,736	11,488	10,391

Total acquisition cost	$1,389,560	$2,063,600	$1,866,572

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Bluffton, SC Convenience Store	Circle K Macon (Arkwright), GA Convenience Store	Circle K Mobile (Moffett), AL Convenience Store
Gross leasable square footage	1,760	2,248	678
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$1,230,000	$560,000	$655,000
Cash down payment	1,409,904	605,270	933,067

Contract purchase price plus acquisition fee	2,639,904	1,165,270	1,588,067
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,777	6,523	8,889

Total acquisition cost	$2,654,681	$1,171,793	$1,596,956

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Shreveport, LA Convenience Store	Circle K Albuquerque, NM Convenience Store	Circle K Bossier City, LA Convenience Store
Gross leasable square footage	3,180	7,200	2,800
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$620,000	$650,000	$780,000
Cash down payment	617,454	647,751	775,241

Contract purchase price plus acquisition fee	1,237,454	1,297,751	1,555,241
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	271,629	34,075	1,882

Total acquisition cost	$1,509,083	$1,331,826	$1,557,123

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Barberton (5th), OH Convenience Store	Circle K Canton (Tuscarawas), OH Convenience Store	Circle K Fairlawn, OH Convenience Store
Gross leasable square footage	2,900	4,500	4,647
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$630,000	$1,130,000	$800,000
Cash down payment	626,552	1,105,014	837,638

Contract purchase price plus acquisition fee	1,256,552	2,235,014	1,637,638
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,532	12,368	16,713

Total acquisition cost	$1,272,084	$2,247,382	$1,654,351

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K Northfield, OH Convenience Store	Circle K Seville, OH Convenience Store	Circle K Columbus (Lumpkin), GA Convenience Store
Gross leasable square footage	2,874	2,531	2,700
Date of purchase	12/20/07	12/20/07	12/20/07
Mortgage financing at date of purchase	$990,000	$1,300,000	$800,000
Cash down payment	987,525	1,192,505	899,435

Contract purchase price plus acquisition fee	1,977,525	2,492,505	1,699,435
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,683	(12,407)	362

Total acquisition cost	$1,982,208	$2,480,098	$1,699,797

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Circle K N. Augusta, GA Convenience Store	Circle K Opelika (2nd), AL Convenience Store	Walgreens Cincinnati, OH Drugstore
Gross leasable square footage	2,240	3,211	15,120
Date of purchase	12/20/07	12/20/07	12/21/07
Mortgage financing at date of purchase	$590,000	$630,000	$—
Cash down payment	625,354	698,649	4,987,800

Contract purchase price plus acquisition fee	1,215,354	1,328,649	4,987,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,725	12,452	32,219

Total acquisition cost	$1,222,079	$1,341,101	$5,020,019

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Rome, NY Specialty Retail	HH Gregg Greensboro, NC Consumer Electronics	Starbucks Altus, OK Restaurant
Gross leasable square footage	19,097	30,167	1,741
Date of purchase	1/4/08	1/11/08	1/16/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,213,000	6,936,000	1,195,862

Contract purchase price plus acquisition fee	3,213,000	6,936,000	1,195,862
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	36,291	25,101	17,473

Total acquisition cost	$3,249,291	$6,961,101	$1,213,335

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Milford Commons Milford, NH Shopping Center	CarMax Greenville, SC Auto Dealership	Bank of America Delray Beach, FL Bank
Gross leasable square footage	78,430	46,535	54,254
Date of purchase	1/17/08	1/25/08	1/31/08
Mortgage financing at date of purchase	$5,816,924	$15,125,000	$10,632,014
Cash down payment	2,292,076	7,315,000	4,667,986

Contract purchase price plus acquisition fee	8,109,000	22,440,000	15,300,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,029	47,000	240,104

Total acquisition cost	$8,206,029	$22,487,000	$15,540,104

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Arby’s New Castle, PA Restaurant	Mustang Engineering Houston, TX Office	Circuit City Kennesaw, GA Consumer Electronics
Gross leasable square footage	3,283	136,954	182,035
Date of purchase	1/31/08	1/31/08	1/31/08
Mortgage financing at date of purchase	$1,063,201	$13,467,218	$14,176,019
Cash down payment	487,199	5,912,782	6,060,781

Contract purchase price plus acquisition fee	1,550,400	19,380,000	20,236,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,196	163,269	140,168

Total acquisition cost	$1,591,596	$19,543,269	$20,376,968

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CarMax Raleigh, NC Auto Dealership	Office Depot Alcoa, TN Office Supply	CarMax Pineville, NC Auto Dealership
Gross leasable square footage	57,010	26,850	16,375
Date of purchase	1/31/08	1/31/08	1/31/08
Mortgage financing at date of purchase	$6,520,969	$2,888,364	$7,017,129
Cash down payment	2,806,931	842,796	3,068,631

Contract purchase price plus acquisition fee	9,327,900	3,731,160	10,085,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	85,562	50,844	84,739

Total acquisition cost	$9,413,462	$3,782,004	$10,170,499

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Mishawaka, IN Distribution Center	Best Buy Wichita, KS Consumer Electronics	Boscov’s Voorhees, NJ Department Store
Gross leasable square footage	54,804	66,756	173,767
Date of purchase	2/6/08	2/6/08	2/6/08
Mortgage financing at date of purchase	$2,799,764	$8,080,331	$3,189,604
Cash down payment	1,210,876	3,467,089	982,196

Contract purchase price plus acquisition fee	4,010,640	11,547,420	4,171,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	40,541	111,473	101,795

Total acquisition cost	$4,051,181	$11,658,893	$4,273,595

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Bridgestone/ Firestone Atlanta, GA Automotive Parts	Academy Sports Lufkin, TX Sporting Goods	Marsh Supermarkets Indianapolis, IN Grocery
Gross leasable square footage	10,325	60,750	65,000
Date of purchase	2/6/08	2/6/08	2/6/08
Mortgage financing at date of purchase	$1,754,282	$3,685,765	$10,242,174
Cash down payment	726,358	1,618,235	4,360,146

Contract purchase price plus acquisition fee	2,480,640	5,304,000	14,602,320
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,749	57,877	97,290

Total acquisition cost	$2,510,389	$5,361,877	$14,699,610

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Indianapolis, IN Drugstore	Hilltop Plaza Bridgeton, MO Shopping Center	Starbucks Stillwater, OK Restaurant
Gross leasable square footage	10,880	302,921	1,850
Date of purchase	2/6/08	2/6/08	2/28/08
Mortgage financing at date of purchase	$2,675,724	$—	$—
Cash down payment	1,088,076	23,658,900	1,329,517

Contract purchase price plus acquisition fee	3,763,800	23,658,900	1,329,517
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,575	40,446	18,850

Total acquisition cost	$3,801,375	$23,699,346	$1,348,367

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Oneida, TN Drugstore	Starbucks Memphis, TN Restaurant	Starbucks Ponca City, OK Restaurant
Gross leasable square footage	14,820	1,853	1,750
Date of purchase	2/29/08	3/4/08	3/11/08
Mortgage financing at date of purchase	$3,800,000	$—	$—
Cash down payment	1,222,901	1,394,340	1,082,988

Contract purchase price plus acquisition fee	5,022,901	1,394,340	1,082,988
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	146,858	29,221	19,939

Total acquisition cost	$5,169,759	$1,423,561	$1,102,927

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Starbucks Kingsport, TN Restaurant	Pep Boys El Centro, CA Automotive Parts	Pep Boys Lakeland, FL Automotive Parts
Gross leasable square footage	1,850	18,196	20,747
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,354,560	2,474,520	2,771,340

Contract purchase price plus acquisition fee	1,354,560	2,474,520	2,771,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,139	12,505	13,605

Total acquisition cost	$1,381,699	$2,487,025	$2,784,945

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tamarac, FL Automotive Parts	Pep Boys Clarksville, IN Automotive Parts	Pep Boys Frederick, MD Automotive Parts
Gross leasable square footage	18,020	22,211	17,690
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,166,700	2,567,340	4,811,340

Contract purchase price plus acquisition fee	4,166,700	2,567,340	4,811,340
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,135	15,984	21,064

Total acquisition cost	$4,185,835	$2,583,324	$4,832,404

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys West Warwick, RI Automotive Parts	Pep Boys Pasadena, TX Automotive Parts	Pep Boys Orem, UT Automotive Parts
Gross leasable square footage	22,211	22,341	21,770
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,776,040	5,046,960	3,149,760

Contract purchase price plus acquisition fee	3,776,040	5,046,960	3,149,760
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,951	62,959	(24,491)

Total acquisition cost	$3,793,991	$5,109,919	$3,125,269

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Hampton, VA Automotive Parts	Pep Boys Redlands, CA Automotive Parts	Pep Boys El Paso, CO Automotive Parts
Gross leasable square footage	22,211	22,290	22,211
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,077,960	4,712,400	2,718,300

Contract purchase price plus acquisition fee	4,077,960	4,712,400	2,718,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,157	20,439	12,232

Total acquisition cost	$4,096,117	$4,732,839	$2,730,532

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Tampa, FL Automotive Parts	Pep Boys Fort Myers, FL Automotive Parts	Pep Boys Arlington Heights, IL Automotive Parts
Gross leasable square footage	22,356	22,225	20,464
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,963,500	3,108,960	6,261,780

Contract purchase price plus acquisition fee	1,963,500	3,108,960	6,261,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,017	14,328	25,570

Total acquisition cost	$1,973,517	$3,123,288	$6,287,350

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys Nashua, NH Automotive Parts	Pep Boys Albuquerque, NM Automotive Parts	Pep Boys New Hartford, NY Automotive Parts
Gross leasable square footage	19,300	21,768	22,211
Date of purchase	3/25/08	3/25/08	3/25/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,462,500	3,848,460	2,416,380

Contract purchase price plus acquisition fee	4,462,500	3,848,460	2,416,380
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,798	19,065	11,095

Total acquisition cost	$4,481,298	$3,867,525	$2,427,475

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Pep Boys San Antonio, TX Automotive Parts	Walgreens Batesville, MS Drugstore	Tractor Supply Clovis, NM Specialty Retail
Gross leasable square footage	22,373	14,250	19,097
Date of purchase	3/25/08	3/31/08	4/7/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,509,200	5,427,420	3,121,200

Contract purchase price plus acquisition fee	2,509,200	5,427,420	3,121,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,445	31,609	26,120

Total acquisition cost	$2,520,645	$5,459,029	$3,147,320

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BJ’s Wholesale Club Haverhill, MA Warehouse	Walgreens Elmira, NY Drugstore	Tractor Supply Carroll, OH Specialty Retail
Gross leasable square footage	119,598	14,820	40,700
Date of purchase	4/14/08	5/1/08	5/8/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	19,788,000	6,197,520	2,040,000

Contract purchase price plus acquisition fee	19,788,000	6,197,520	2,040,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	52,683	37,837	30,879

Total acquisition cost	$19,840,683	$6,235,357	$2,070,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Onley, VA Drugstore	Walgreens Hibbing, MN Drugstore	Allstate Yuma, AZ Office
Gross leasable square footage	13,225	14,820	28,800
Date of purchase	5/8/08	5/14/08	5/22/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,595,720	4,284,000	7,840,137

Contract purchase price plus acquisition fee	5,595,720	4,284,000	7,840,137
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,725	25,881	38,569

Total acquisition cost	$5,614,445	$4,309,881	$7,878,706

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Essex, MD Drugstore	Convergy’s Las Cruces, NM Office	Walgreens Bath, NY Drugstore
Gross leasable square footage	14,820	45,761	12,222
Date of purchase	5/30/08	6/2/08	6/2/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,617,760	8,273,485	4,320,726

Contract purchase price plus acquisition fee	6,617,760	8,273,485	4,320,726
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	41,097	55,078	31,798

Total acquisition cost	$6,658,857	$8,328,563	$4,352,524

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chino Valley, AZ Drugstore	III Forks Dallas, TX Restaurant	Kohl’s Grand Forks, ND Department Store
Gross leasable square footage	14,820	21,145	68,725
Date of purchase	6/2/08	6/5/08	6/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,543,700	11,220,000	8,695,500

Contract purchase price plus acquisition fee	5,543,700	11,220,000	8,695,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	24,526	51,821	22,385

Total acquisition cost	$5,568,226	$11,271,821	$8,717,885

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Albany, GA Drugstore	Coral Walk Cape Coral, FL Shopping Center	L.A. Fitness Brooklyn Park, MN Fitness
Gross leasable square footage	14,820	94,817	45,000
Date of purchase	6/11/08	6/12/08	6/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,692,000	27,540,000	10,659,000

Contract purchase price plus acquisition fee	4,692,000	27,540,000	10,659,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,220	2,397,962	24,728

Total acquisition cost	$4,719,220	$29,937,962	$10,683,728

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Market Pointe Papillion, NE Shopping Center	Petsmart McCarran, NV Specialty Retail	Cumming Town Center Cumming, GA Shopping Center
Gross leasable square footage	254,125	870,720	310,192
Date of purchase	6/20/08	7/2/08	7/11/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	26,010,000	52,555,500	59,548,929

Contract purchase price plus acquisition fee	26,010,000	52,555,500	59,548,929
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	83,527	351,110	5,724,660

Total acquisition cost	$26,093,527	$52,906,610	$65,273,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Rome, NY Drugstore	L.A. Fitness Matteson, IL Fitness	Walgreens Columbus, MS Drugstore
Gross leasable square footage	13,770	45,000	14,450
Date of purchase	7/15/08	7/16/08	7/24/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,567,282	10,290,780	4,508,400

Contract purchase price plus acquisition fee	4,567,282	10,290,780	4,508,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,016	24,201	22,652

Total acquisition cost	$4,604,298	$10,314,981	$4,531,052

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Weston Shops Weston, FL Shopping Center	L.A. Fitness Greenwood, IN Fitness	JoAnn’s Fabric Alpharetta, GA Specialty Retail
Gross leasable square footage	30,420	45,000	38,418
Date of purchase	7/30/08	8/5/08	8/5/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	16,728,000	10,817,100	6,569,820

Contract purchase price plus acquisition fee	16,728,000	10,817,100	6,569,820
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	58,772	19,587	30,176

Total acquisition cost	$16,786,772	$10,836,687	$6,599,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Petsmart Chattanooga, TN Specialty Retail	Petsmart Daytona Beach, FL Specialty Retail	Petsmart Fredericksburg, VA Specialty Retail
Gross leasable square footage	26,040	26,194	26,051
Date of purchase	8/5/08	8/5/08	8/5/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,911,300	5,439,660	5,302,980

Contract purchase price plus acquisition fee	4,911,300	5,439,660	5,302,980
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	28,342	27,755

Total acquisition cost	$4,944,509	$5,468,002	$5,330,735

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Shallotte, NC Specialty Retail	Ferguson Enterprises Salisbury, MD Specialty Retail	Ferguson Enterprises Powhatan, VA Specialty Retail
Gross leasable square footage	17,234	97,912	48,131
Date of purchase	8/21/08	8/21/08	8/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,541,551	10,997,986	7,529,534

Contract purchase price plus acquisition fee	2,541,551	10,997,986	7,529,534
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,635	119,536	74,475

Total acquisition cost	$2,571,186	$11,117,522	$7,604,009

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Ocala, FL Specialty Retail	Ferguson Enterprises Front Royal, VA Specialty Retail	Ferguson Enterprises Cohasset, MN Specialty Retail
Gross leasable square footage	55,321	764,000	14,300
Date of purchase	8/21/08	8/21/08	8/21/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,113,824	45,305,275	1,501,525

Contract purchase price plus acquisition fee	7,113,824	45,305,275	1,501,525
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,611	281,253	28,638

Total acquisition cost	$7,153,435	$45,586,528	$1,530,163

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Ferguson Enterprises Auburn, AL Specialty Retail	Ferguson Enterprises Charlotte, NC Specialty Retail	Home Depot Lakewood, CO Home Improvement
Gross leasable square footage	15,000	99,945	102,000
Date of purchase	8/21/08	8/21/08	8/27/08
Mortgage financing at date of purchase	$—	$—	$8,034,632
Cash down payment	2,329,039	11,210,380	3,491,368

Contract purchase price plus acquisition fee	2,329,039	11,210,380	11,526,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,040	35,761	33,433

Total acquisition cost	$2,362,079	$11,246,141	$11,559,433

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Mobile, AL Drugstore	Aaron’s Rents Alamogordo, NM Specialty Retail	Aaron’s Rents Anderson, SC Specialty Retail
Gross leasable square footage	13,360	8,006	9,475
Date of purchase	8/28/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,523,300	880,584	1,145,665

Contract purchase price plus acquisition fee	5,523,300	880,584	1,145,665
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,395	28,166	29,600

Total acquisition cost	$5,553,695	$908,750	$1,175,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Baton Rouge, LA Specialty Retail	Aaron’s Rents Beeville, TX Specialty Retail	Aaron’s Rents Calmet City, IL Specialty Retail
Gross leasable square footage	7,959	7,969	9,001
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	857,730	1,566,182	1,454,381

Contract purchase price plus acquisition fee	857,730	1,566,182	1,454,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	28,897	33,183	35,931

Total acquisition cost	$886,627	$1,599,365	$1,490,312

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Charlotte, NC Specialty Retail	Aaron’s Rents Chiefland, FL Specialty Retail	Aaron’s Rents Clanton, AL Specialty Retail
Gross leasable square footage	6,287	7,692	8,000
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	913,871	1,414,526	1,222,902

Contract purchase price plus acquisition fee	913,871	1,414,526	1,222,902
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,387	27,461	29,798

Total acquisition cost	$941,258	$1,441,987	$1,252,700

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Essex, MD Specialty Retail	Aaron’s Rents Forrest City, AR Specialty Retail	Aaron’s Rents Griffin, GA Specialty Retail
Gross leasable square footage	14,220	6,896	7,692
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,098,730	1,158,864	1,777,529

Contract purchase price plus acquisition fee	2,098,730	1,158,864	1,777,529
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	72,931	32,776	27,772

Total acquisition cost	$2,171,661	$1,191,640	$1,805,301

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Grovetown, GA Specialty Retail	Aaron’s Rents Harrisonville, MO Specialty Retail	Aaron’s Rents Hartsville, SC Specialty Retail
Gross leasable square footage	7,692	6,741	9,459
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,237,009	720,773	1,355,439

Contract purchase price plus acquisition fee	1,237,009	720,773	1,355,439
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,801	28,733	29,496

Total acquisition cost	$1,263,810	$749,506	$1,384,935

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Largo, FL Specialty Retail	Aaron’s Rents Mansfield, TX Specialty Retail	Aaron’s Rents Navasota, TX Specialty Retail
Gross leasable square footage	14,299	9,459	7,692
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	783,331	1,396,495	1,326,292

Contract purchase price plus acquisition fee	783,331	1,396,495	1,326,292
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,054	32,391	32,405

Total acquisition cost	$810,385	$1,428,886	$1,358,697

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Okeechobee, FL Specialty Retail	Aaron’s Rents Rensselaer, NY Specialty Retail	Aaron’s Rents Rome, NY Specialty Retail
Gross leasable square footage	7,597	14,714	13,146
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,585,525	1,581,454	1,169,759

Contract purchase price plus acquisition fee	1,585,525	1,581,454	1,169,759
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,526	33,281	31,459

Total acquisition cost	$1,613,051	$1,614,735	$1,201,218

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Sandersville, GA Specialty Retail	Aaron’s Rents Shreveport, LA Specialty Retail	Aaron’s Rents Stuart, FL Specialty Retail
Gross leasable square footage	7,692	9,163	19,479
Date of purchase	9/15/08	9/15/08	9/15/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,235,863	588,347	2,121,684

Contract purchase price plus acquisition fee	1,235,863	588,347	2,121,684
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,643	27,929	29,591

Total acquisition cost	$1,263,506	$616,276	$2,151,275

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Wichita, KS Specialty Retail	Aaron’s Rents Wilton, NY Specialty Retail	HH Gregg Grove City, OH Consumer Electronics
Gross leasable square footage	7,577	41,063	30,167
Date of purchase	9/15/08	9/15/08	9/17/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	870,848	2,864,922	6,020,040

Contract purchase price plus acquisition fee	870,848	2,864,922	6,020,040
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,656	36,576	37,410

Total acquisition cost	$900,504	$2,901,498	$6,057,450

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Chester, NY Home Improvement	BJ’s Wholesale Club Ft. Lauderdale, FL Warehouse	HH Gregg Mt. Juliet, TN Consumer Electronics
Gross leasable square footage	131,798	119,598	30,000
Date of purchase	9/19/08	9/23/08	9/23/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,177,778	28,838,314	6,472,920

Contract purchase price plus acquisition fee	7,177,778	28,838,314	6,472,920
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	55,468	24,290	28,789

Total acquisition cost	$7,233,246	$28,862,604	$6,501,709

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Winter Garden Village Winter Garden, FL Shopping Center	FedEx Huntsville, AL Distribution Center	AT&T(2) Santa Clara, CA Office
Gross leasable square footage	698,210	56,360	33,257
Date of purchase	9/26/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$105,700,000	$—	$6,032,000
Cash down payment	78,258,312	11,166,742	4,372,000

Contract purchase price plus acquisition fee	183,958,312	11,166,742	10,404,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	1,076,828	34,450	8,942

Total acquisition cost	$185,035,140	$11,201,192	$10,412,942

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy(2) Las Cruces, NM Consumer Electronics	CVS(2) Columbia I, TN Drugstore	CVS(2) Columbia II, TN Drugstore
Gross leasable square footage	30,000	10,715	10,759
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$3,809,000	$1,715,000	$1,735,000
Cash down payment	2,413,000	937,000	713,000

Contract purchase price plus acquisition fee	6,222,000	2,652,000	2,448,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,417	47,475	47,416

Total acquisition cost	$6,236,417	$2,699,475	$2,495,416

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Hamilton, OH Drugstore	CVS(2) Mechanicville, NY Drugstore	Home Depot(2) Colma, CA Home Improvement
Gross leasable square footage	11,180	10,125	99,970
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,787,500	$1,290,000	$21,613,000
Cash down payment	1,884,500	1,362,000	18,483,200

Contract purchase price plus acquisition fee	3,672,000	2,652,000	40,096,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,915	13,049	39,368

Total acquisition cost	$3,684,915	$2,665,049	$40,135,568

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Office Depot(2) Laurel, MS Office Supply	Office Depot(2) London, KY Office Supply	Payless Shoes(2) Columbia, SC Specialty Retail
Gross leasable square footage	20,515	20,468	5,534
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,270,000	$1,680,000	$860,000
Cash down payment	1,433,000	1,890,000	568,000

Contract purchase price plus acquisition fee	2,703,000	3,570,000	1,428,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,699	13,447	14,681

Total acquisition cost	$2,715,699	$3,583,447	$1,442,681

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Staples(2) Angola, IN Office Supply	TJ Maxx(2) Staunton, VA Department Store	Walgreens(2) Akron, OH Drugstore
Gross leasable square footage	24,049	78,823	13,500
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,999,000	$3,116,000	$1,900,000
Cash down payment	1,265,000	1,270,000	976,400

Contract purchase price plus acquisition fee	3,264,000	4,386,000	2,876,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,578	12,627	12,811

Total acquisition cost	$3,276,578	$4,398,627	$2,889,211

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Broken Arrow, OK Drugstore	Walgreens(2) Crossville, TN Drugstore	Walgreens(2) Jacksonville, AR Drugstore
Gross leasable square footage	12,751	15,070	14,560
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$1,127,500	$2,753,000	$2,510,750
Cash down payment	1,014,500	1,786,000	2,640,250

Contract purchase price plus acquisition fee	2,142,000	4,539,000	5,151,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,338	13,175	14,165

Total acquisition cost	$2,155,338	$4,552,175	$5,165,165

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) LaMarque, TX Drugstore	Walgreens(2) Tulsa (Memorial), OK Drugstore	Walgreens(2) Newton, IA Drugstore
Gross leasable square footage	15,120	13,500	15,047
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$2,277,000	$1,926,000	$2,393,000
Cash down payment	2,323,200	1,083,000	2,023,600

Contract purchase price plus acquisition fee	4,600,200	3,009,000	4,416,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,458	13,633	13,644

Total acquisition cost	$4,614,658	$3,022,633	$4,430,244

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens(2) Saginaw, MI Drugstore	Walgreens(2) Seattle, WA Drugstore	Walgreens(2) Tulsa, OK Drugstore
Gross leasable square footage	15,120	14,410	13,000
Date of purchase	9/30/08	9/30/08	9/30/08
Mortgage financing at date of purchase	$2,282,500	$3,349,500	$1,215,500
Cash down payment	2,001,500	3,555,900	1,018,300

Contract purchase price plus acquisition fee	4,284,000	6,905,400	2,233,800
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,940	10,524	13,338

Total acquisition cost	$4,296,940	$6,915,924	$2,247,138

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	FedEx Baton Rouge, LA Distribution Center	CVS Atlanta, GA Drugstore	Tractor Supply Baldwinsville, NY Specialty Retail
Gross leasable square footage	29,400	12,013	24,727
Date of purchase	10/3/08	10/7/08	10/15/08
Mortgage financing at date of purchase	$—	$—	$2,024,013
Cash down payment	9,178,858	3,917,820	1,446,149

Contract purchase price plus acquisition fee	9,178,858	3,917,820	3,470,162
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,249	27,360	29,036

Total acquisition cost	$9,218,107	$3,945,180	$3,499,198

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	BE Aerospace Winston-Salem, NC Warehouse	Church’s Chicken Birmingham (29th), AL Restaurant	Church’s Chicken Birmingham (Ensley), AL Restaurant
Gross leasable square footage	89,600	787	1,130
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$—	$40,011	$40,011
Cash down payment	5,528,400	36,489	36,489

Contract purchase price plus acquisition fee	5,528,400	76,500	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,724	5,304	5,304

Total acquisition cost	$5,562,124	$81,804	$81,804

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Birmingham (Jefferson), AL Restaurant	Church’s Chicken Birmingham (Vanderbilt), AL Restaurant	Church’s Chicken Greensboro, AL Restaurant
Gross leasable square footage	1,750	1,364	787
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$375,732	$301,451	$338,402
Cash down payment	342,659	274,916	308,614

Contract purchase price plus acquisition fee	718,391	576,367	647,016
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,305	5,305	5,592

Total acquisition cost	$723,696	$581,672	$652,608

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Day), AL Restaurant	Church’s Chicken Montgomery (South), AL Restaurant	Church’s Chicken Montgomery (Fairview), AL Restaurant
Gross leasable square footage	1,560	1,230	1,286
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$259,909	$472,192	$400,082
Cash down payment	237,031	430,627	364,864

Contract purchase price plus acquisition fee	496,940	902,819	764,946
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,407	5,406

Total acquisition cost	$502,346	$908,226	$770,352

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Montgomery (Hwy 31), AL Restaurant	Church’s Chicken Montgomery (Wetumpka), AL Restaurant	Church’s Chicken Phenix City, AL Restaurant
Gross leasable square footage	1,230	1,781	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$379,328	$272,019	$439,166
Cash down payment	345,938	248,075	400,508

Contract purchase price plus acquisition fee	725,266	520,094	839,674
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,406	5,406	5,775

Total acquisition cost	$730,672	$525,500	$845,449

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Talladega, AL Restaurant	Church’s Chicken W. Birmingham, AL Restaurant	Church’s Chicken Little Rock (12th), AR Restaurant
Gross leasable square footage	1,232	1,395	945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$206,453	$221,387	$271,305
Cash down payment	188,281	201,900	247,424

Contract purchase price plus acquisition fee	394,734	423,287	518,729
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,488	5,304	5,189

Total acquisition cost	$400,222	$428,591	$523,918

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Little Rock (Geyer), AR Restaurant	Church’s Chicken Little Rock (MLK), AR Restaurant	Church’s Chicken N. Little Rock, AR Restaurant
Gross leasable square footage	1,144	945	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$309,080	$118,614	$49,138
Cash down payment	281,873	108,174	44,812

Contract purchase price plus acquisition fee	590,953	226,788	93,950
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,190	5,189	5,189

Total acquisition cost	$596,143	$231,977	$99,139

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pine Bluff, AR Restaurant	Church’s Chicken Nogales, AZ Restaurant	Church’s Chicken Phoenix (4245 Central), AZ Restaurant
Gross leasable square footage	945	1,144	1,157
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$626,959	$295,098	$269,924
Cash down payment	571,772	269,121	246,164

Contract purchase price plus acquisition fee	1,198,731	564,219	516,088
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,200	5,468	4,952

Total acquisition cost	$1,205,931	$569,687	$521,040

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (7444 Central), AZ Restaurant	Church’s Chicken Phoenix (Roosevelt), AZ Restaurant	Church’s Chicken Phoenix (E. Thomas), AZ Restaurant
Gross leasable square footage	966	1,156	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$474,007	$288,142	$345,198
Cash down payment	432,282	262,778	314,811

Contract purchase price plus acquisition fee	906,289	550,920	660,009
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,952

Total acquisition cost	$911,241	$555,872	$664,961

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Phoenix (Grand), AZ Restaurant	Church’s Chicken Phoenix (35th), AZ Restaurant	Church’s Chicken Phoenix (W. Thomas), AZ Restaurant
Gross leasable square footage	1,169	1,144	1,172
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$250,297	$393,080	$279,370
Cash down payment	228,266	358,479	254,780

Contract purchase price plus acquisition fee	478,563	751,559	534,150
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,952	4,951

Total acquisition cost	$483,514	$756,511	$539,101

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Golf), AZ Restaurant	Church’s Chicken Tucson (Grant), AZ Restaurant	Church’s Chicken Tucson (Oracle), AZ Restaurant
Gross leasable square footage	987	1,176	1,155
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$314,739	$276,165	$186,239
Cash down payment	287,034	251,855	169,846

Contract purchase price plus acquisition fee	601,773	528,020	356,085
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,951

Total acquisition cost	$606,725	$532,972	$361,036

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Tucson (Valencia), AZ Restaurant	Church’s Chicken Americus, GA Restaurant	Church’s Chicken Atlanta (Campbleton), GA Restaurant
Gross leasable square footage	1,106	1,335	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$319,272	$258,631	$281,549
Cash down payment	291,167	235,865	256,765

Contract purchase price plus acquisition fee	610,439	494,496	538,314
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,951

Total acquisition cost	$615,391	$499,447	$543,265

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Atlanta (Cleveland), GA Restaurant	Church’s Chicken Atlanta (MLK), GA Restaurant	Church’s Chicken Atlanta (Moreland), GA Restaurant
Gross leasable square footage	1,350	1,144	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$307,062	$276,957	$376,283
Cash down payment	280,033	252,578	343,161

Contract purchase price plus acquisition fee	587,095	529,535	719,444
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,988	4,951	5,216

Total acquisition cost	$592,083	$534,486	$724,660

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Columbus (Buena Vista), GA Restaurant	Church’s Chicken Columbus (Ft. Benning), GA Restaurant	Church’s Chicken Cordele, GA Restaurant
Gross leasable square footage	1,335	1,169	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$468,923	$99,600	$270,647
Cash down payment	427,647	90,832	246,822

Contract purchase price plus acquisition fee	896,570	190,432	517,469
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,342	4,951	5,166

Total acquisition cost	$901,912	$195,383	$522,635

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (1805 Candler), GA Restaurant	Church’s Chicken Decatur (2700 Candler), GA Restaurant	Church’s Chicken Decatur (Decatur), GA Restaurant
Gross leasable square footage	1,134	1,155	1,491
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$266,180	$279,838	$280,127
Cash down payment	242,749	255,206	255,469

Contract purchase price plus acquisition fee	508,929	535,044	535,596
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,960	4,951	4,951

Total acquisition cost	$513,889	$539,995	$540,547

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Decatur (Wesley), GA Restaurant	Church’s Chicken East Point, GA Restaurant	Church’s Chicken Fort Valley, GA Restaurant
Gross leasable square footage	1,302	1,320	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$261,576	$286,491	$318,999
Cash down payment	238,551	261,273	290,919

Contract purchase price plus acquisition fee	500,127	547,764	609,918
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	5,048	4,961

Total acquisition cost	$505,079	$552,812	$614,879

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Griffin, GA Restaurant	Church’s Chicken LaGrange, GA Restaurant	Church’s Chicken Macon (Georgia), GA Restaurant
Gross leasable square footage	1,335	1,335	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$314,631	$230,535	$225,619
Cash down payment	286,936	210,243	205,758

Contract purchase price plus acquisition fee	601,567	440,778	431,377
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,968	4,951	4,952

Total acquisition cost	$606,535	$445,729	$436,329

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Macon (Pio Nono), GA Restaurant	Church’s Chicken Macon (Shurling), GA Restaurant	Church’s Chicken Marietta, GA Restaurant
Gross leasable square footage	1,335	1,144	1,122
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$335,637	$408,473	$223,270
Cash down payment	306,094	372,518	203,617

Contract purchase price plus acquisition fee	641,731	780,991	426,887
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,992	5,080	5,150

Total acquisition cost	$646,723	$786,071	$432,037

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City, KS Restaurant	Church’s Chicken Kansas City (Blue Ridge), MO Restaurant	Church’s Chicken Kansas City (12th St), MO Restaurant
Gross leasable square footage	940	1,395	1,080
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$375,383	$441,310	$553,206
Cash down payment	342,339	402,464	504,511

Contract purchase price plus acquisition fee	717,722	843,774	1,057,717
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,709	5,625	5,625

Total acquisition cost	$723,431	$849,399	$1,063,342

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Kansas City (Gregory), MO Restaurant	Church’s Chicken Kansas City (Indiana), MO Restaurant	Church’s Chicken Kansas City (Prospect), MO Restaurant
Gross leasable square footage	1,774	1,245	1,110
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$436,595	$318,954	$372,309
Cash down payment	398,164	290,877	339,537

Contract purchase price plus acquisition fee	834,759	609,831	711,846
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,625	5,626	5,625

Total acquisition cost	$840,384	$615,457	$717,471

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (28th), TX Restaurant	Church’s Chicken Gulfport, MS Restaurant	Church’s Chicken Jackson (Ellis), MS Restaurant
Gross leasable square footage	1,172	983	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$202,621	$453,269	$881,939
Cash down payment	184,785	413,370	804,307

Contract purchase price plus acquisition fee	387,406	866,639	1,686,246
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	4,951	5,747

Total acquisition cost	$392,650	$871,590	$1,691,993

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Jackson (Northside), MS Restaurant	Church’s Chicken Jackson (Terry), MS Restaurant	Church’s Chicken Jackson (Woodrow), MS Restaurant
Gross leasable square footage	1,472	1,200	1,335
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$323,662	$454,422	$287,786
Cash down payment	295,172	414,422	262,453

Contract purchase price plus acquisition fee	618,834	868,844	550,239
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,748	5,748	5,748

Total acquisition cost	$624,582	$874,592	$555,987

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Laurel, MS Restaurant	Church’s Chicken Vicksburg, MS Restaurant	Church’s Chicken Albuquerque (Broadway), NM Restaurant
Gross leasable square footage	985	983	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$526,565	$207,872	$359,424
Cash down payment	480,215	189,573	327,787

Contract purchase price plus acquisition fee	1,006,780	397,445	687,211
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,357	4,951	5,578

Total acquisition cost	$1,012,137	$402,396	$692,789

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Albuquerque (Fourth), NM Restaurant	Church’s Chicken Albuquerque (Isleta), NM Restaurant	Church’s Chicken Albuquerque (Juan Tabo), NM Restaurant
Gross leasable square footage	1,190	1,190	1,190
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$306,040	$519,573	$205,443
Cash down payment	279,101	473,838	187,359

Contract purchase price plus acquisition fee	585,141	993,411	392,802
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	6,252	4,951

Total acquisition cost	$590,093	$999,663	$397,753

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Hobbs, NM Restaurant	Church’s Chicken Roswell, NM Restaurant	Church’s Chicken Altus, OK Restaurant
Gross leasable square footage	1,144	1,144	1,390
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$617,934	$315,859	$186,155
Cash down payment	563,540	288,055	169,768

Contract purchase price plus acquisition fee	1,181,474	603,914	355,923
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	7,428	5,516	5,411

Total acquisition cost	$1,188,902	$609,430	$361,334

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Midwest City, OK Restaurant	Church’s Chicken Oklahoma City (23rd), OK Restaurant	Church’s Chicken Oklahoma City (44th), OK Restaurant
Gross leasable square footage	1,350	945	1,500
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$398,549	$259,595	$292,081
Cash down payment	363,466	236,744	266,371

Contract purchase price plus acquisition fee	762,015	496,339	558,452
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,976	5,976	5,976

Total acquisition cost	$767,991	$502,315	$564,428

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken The Village, OK Restaurant	Church’s Chicken Tulsa (Peoria), OK Restaurant	Church’s Chicken Tulsa (Garnett), OK Restaurant
Gross leasable square footage	1,335	1,491	1,100
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$328,037	$445,986	$573,052
Cash down payment	299,163	406,728	522,609

Contract purchase price plus acquisition fee	627,200	852,714	1,095,661
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,189	6,005	6,005

Total acquisition cost	$632,389	$858,719	$1,101,666

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (2275 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (4458 Elvis Presley), TN Restaurant	Church’s Chicken Memphis (Airways), TN Restaurant
Gross leasable square footage	1,276	1,008	875
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$193,368	$40,011	$68,992
Cash down payment	176,347	36,489	62,920

Contract purchase price plus acquisition fee	369,715	76,500	131,912
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	4,951

Total acquisition cost	$374,667	$81,451	$136,863

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Bellevue), TN Restaurant	Church’s Chicken Memphis (Chelsea), TN Restaurant	Church’s Chicken Memphis (Frayser), TN Restaurant
Gross leasable square footage	960	1,140	1,176
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$130,900	$190,327	$389,148
Cash down payment	119,378	173,574	354,894

Contract purchase price plus acquisition fee	250,278	363,901	744,042
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,952	4,951

Total acquisition cost	$255,230	$368,853	$748,993

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Jackson), TN Restaurant	Church’s Chicken Memphis (Park), TN Restaurant	Church’s Chicken Memphis (Third), TN Restaurant
Gross leasable square footage	960	960	1,230
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$250,409	$282,753
Cash down payment	36,489	228,367	257,863

Contract purchase price plus acquisition fee	76,500	478,776	540,616
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,951	4,951	36,564

Total acquisition cost	$81,451	$483,727	$577,180

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Memphis (Summer), TN Restaurant	Church’s Chicken Memphis (Sycamore), TN Restaurant	Church’s Chicken Abilene, TX Restaurant
Gross leasable square footage	1,134	1,230	1,543
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$93,610	$445,939	$230,301
Cash down payment	85,370	406,685	210,029

Contract purchase price plus acquisition fee	178,980	852,624	440,330
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	4,952	4,951	5,243

Total acquisition cost	$183,932	$857,575	$445,573

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Alamo, TX Restaurant	Church’s Chicken Arlington, TX Restaurant	Church’s Chicken Austin (Airport), TX Restaurant
Gross leasable square footage	1,176	787	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,508,134	$129,701	$683,454
Cash down payment	1,375,381	118,284	623,294

Contract purchase price plus acquisition fee	2,883,515	247,985	1,306,748
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$2,888,758	$253,229	$1,311,991

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Cameron), TX Restaurant	Church’s Chicken Austin (Research), TX Restaurant	Church’s Chicken Austin (Riverside), TX Restaurant
Gross leasable square footage	1,122	1,924	1,758
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$693,511	$592,644	$522,960
Cash down payment	632,465	540,477	476,926

Contract purchase price plus acquisition fee	1,325,976	1,133,121	999,886
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,331,219	$1,138,364	$1,005,129

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Austin (Oltorf), TX Restaurant	Church’s Chicken Balch Springs, TX Restaurant	Church’s Chicken Beeville, TX Restaurant
Gross leasable square footage	886	1,945	1,360
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$50,082	$373,465	$187,945
Cash down payment	45,673	340,590	171,400

Contract purchase price plus acquisition fee	95,755	714,055	359,345
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$100,998	$719,299	$364,588

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Boca), TX Restaurant	Church’s Chicken Brownsville (Farm), TX Restaurant	Church’s Chicken Brownsville (International), TX Restaurant
Gross leasable square footage	1,335	420	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$775,279	$506,149	$672,366
Cash down payment	707,035	461,594	613,181

Contract purchase price plus acquisition fee	1,482,314	967,743	1,285,547
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,487,557	$972,987	$1,290,790

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Brownsville (Padre), TX Restaurant	Church’s Chicken Brownsville (Southmost), TX Restaurant	Church’s Chicken Brownsville (Elizabeth), TX Restaurant
Gross leasable square footage	1,723	1,784	1,428
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$692,234	$426,697	$416,576
Cash down payment	631,300	389,138	379,907

Contract purchase price plus acquisition fee	1,323,534	815,835	796,483
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,328,777	$821,078	$801,727

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Bryan, TX Restaurant	Church’s Chicken Carrollton, TX Restaurant	Church’s Chicken Cleburne, TX Restaurant
Gross leasable square footage	1,200	1,934	1,150
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$494,249	$322,460	$250,473
Cash down payment	450,743	294,076	228,425

Contract purchase price plus acquisition fee	944,992	616,536	478,898
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$950,236	$621,779	$484,142

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Copperas Cove, TX Restaurant	Church’s Chicken Dallas (Buckner), TX Restaurant	Church’s Chicken Dallas (Camp Wisdom), TX Restaurant
Gross leasable square footage	1,122	1,462	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$169,131	$237,648	$207,473
Cash down payment	154,244	216,728	189,210

Contract purchase price plus acquisition fee	323,375	454,376	396,683
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$328,618	$459,620	$401,927

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Gaston), TX Restaurant	Church’s Chicken Dallas (Inwood), TX Restaurant	Church’s Chicken Dallas (Lancaster), TX Restaurant
Gross leasable square footage	1,386	1,100	852
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$121,065	$464,240	$277,499
Cash down payment	110,409	423,375	253,072

Contract purchase price plus acquisition fee	231,474	887,615	530,571
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$236,717	$892,859	$535,815

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Dallas (Singleton), TX Restaurant	Church’s Chicken Dallas (Mockingbird), TX Restaurant	Church’s Chicken Donna, TX Restaurant
Gross leasable square footage	780	1,800	1,470
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$292,357	$648,743
Cash down payment	36,489	266,621	591,638

Contract purchase price plus acquisition fee	76,500	558,978	1,240,381
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,244

Total acquisition cost	$81,743	$564,222	$1,245,625

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Eagle Pass, TX Restaurant	Church’s Chicken Edinburg, TX Restaurant	Church’s Chicken Elsa, TX Restaurant
Gross leasable square footage	1,335	1,924	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$474,311	$816,250	$678,816
Cash down payment	432,560	744,400	619,064

Contract purchase price plus acquisition fee	906,871	1,560,650	1,297,880
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$912,114	$1,565,893	$1,303,123

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Floresville, TX Restaurant	Church’s Chicken Fort Worth (Lackland), TX Restaurant	Church’s Chicken Fort Worth (Mansfield), TX Restaurant
Gross leasable square footage	1,218	1,406	1,320
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$237,552	$373,926	$325,264
Cash down payment	216,642	341,011	296,634

Contract purchase price plus acquisition fee	454,194	714,937	621,898
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$459,437	$720,181	$627,141

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Fort Worth (Miller), TX Restaurant	Church’s Chicken Fort Worth (Seminary), TX Restaurant	Church’s Chicken Garland, TX Restaurant
Gross leasable square footage	1,176	1,430	1,280
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$293,535	$348,382	$211,939
Cash down payment	267,697	317,715	193,283

Contract purchase price plus acquisition fee	561,232	666,097	405,222
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$566,475	$671,340	$410,465

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Grand Prairie (Main), TX Restaurant	Church’s Chicken Grand Prairie (Pioneer), TX Restaurant	Church’s Chicken Greenville, TX Restaurant
Gross leasable square footage	1,496	1,169	983
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$266,579	$358,086	$312,666
Cash down payment	166,633	326,566	285,144

Contract purchase price plus acquisition fee	433,212	684,652	597,810
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$438,456	$689,895	$603,053

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Haltom City, TX Restaurant	Church’s Chicken Harlingen (Sunshine), TX Restaurant	Church’s Chicken Harlingen (Tyler), TX Restaurant
Gross leasable square footage	950	1,470	1,516
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$426,881	$362,832	$962,822
Cash down payment	389,305	330,894	878,071

Contract purchase price plus acquisition fee	816,186	693,726	1,840,893
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$821,429	$698,970	$1,846,136

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Hildalgo, TX Restaurant	Church’s Chicken Irving, TX Restaurant	Church’s Chicken Kilgore, TX Restaurant
Gross leasable square footage	2,600	780	2,080
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$749,623	$357,100	$236,648
Cash down payment	683,637	325,667	215,817

Contract purchase price plus acquisition fee	1,433,260	682,767	452,465
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,283

Total acquisition cost	$1,438,504	$688,010	$457,748

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Killeen, TX Restaurant	Church’s Chicken Kingsville, TX Restaurant	Church’s Chicken Kirby, TX Restaurant
Gross leasable square footage	1,122	994	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$343,002	$302,827	$55,725
Cash down payment	312,809	276,170	50,819

Contract purchase price plus acquisition fee	655,811	578,997	106,544
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$661,054	$584,240	$111,788

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken LaFeria, TX Restaurant	Church’s Chicken Laredo (Guadalupe), TX Restaurant	Church’s Chicken Laredo (San Bernardo), TX Restaurant
Gross leasable square footage	2,123	1,590	1,180
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$554,919	$420,758	$739,289
Cash down payment	506,073	383,721	674,214

Contract purchase price plus acquisition fee	1,060,992	804,479	1,413,503
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$1,066,235	$809,723	$1,418,746

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lewisville, TX Restaurant	Church’s Chicken Longview, TX Restaurant	Church’s Chicken Lubbock (Ave. Q), TX Restaurant
Gross leasable square footage	1,144	1,169	2,123
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$667,723	$290,655	$456,863
Cash down payment	608,948	265,070	416,647

Contract purchase price plus acquisition fee	1,276,671	555,725	873,510
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,281,914	$560,968	$878,753

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Lubbock (Broadway), TX Restaurant	Church’s Chicken Marlin, TX Restaurant	Church’s Chicken McAllen (10th), TX Restaurant
Gross leasable square footage	950	1,274	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$40,011	$149,954	$40,011
Cash down payment	36,489	136,755	36,489

Contract purchase price plus acquisition fee	76,500	286,709	76,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$81,743	$291,952	$81,743

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken McAllen (Nolana), TX Restaurant	Church’s Chicken Mercedes, TX Restaurant	Church’s Chicken Mesquite, TX Restaurant
Gross leasable square footage	1,336	1,176	1,945
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$618,863	$580,934	$276,588
Cash down payment	564,388	529,798	252,241

Contract purchase price plus acquisition fee	1,183,251	1,110,732	528,829
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,244

Total acquisition cost	$1,188,494	$1,115,975	$534,073

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Midland, TX Restaurant	Church’s Chicken Mission, TX Restaurant	Church’s Chicken New Braunfels, TX Restaurant
Gross leasable square footage	983	1,470	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$61,712	$609,998	$285,884
Cash down payment	56,280	556,303	260,720

Contract purchase price plus acquisition fee	117,992	1,166,301	546,604
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$123,235	$1,171,544	$551,847

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Odessa (Andrews), TX Restaurant	Church’s Chicken Odessa (County), TX Restaurant	Church’s Chicken Pharr, TX Restaurant
Gross leasable square footage	983	1,335	1,800
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$440,751	$575,440	$538,466
Cash down payment	401,955	524,787	491,069

Contract purchase price plus acquisition fee	842,706	1,100,227	1,029,535
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,244	5,243

Total acquisition cost	$847,949	$1,105,471	$1,034,778

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Pleasanton, TX Restaurant	Church’s Chicken Port Isabel, TX Restaurant	Church’s Chicken Port Lavaca, TX Restaurant
Gross leasable square footage	420	2,123	1,750
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$515,344	$468,804	$381,214
Cash down payment	469,980	427,537	347,657

Contract purchase price plus acquisition fee	985,324	896,341	728,871
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$990,568	$901,585	$734,114

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Raymondville, TX Restaurant	Church’s Chicken Richland Hills, TX Restaurant	Church’s Chicken Rio Grand City, TX Restaurant
Gross leasable square footage	1,169	1,100	420
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$583,733	$192,104	$1,053,427
Cash down payment	532,351	175,195	960,701

Contract purchase price plus acquisition fee	1,116,084	367,299	2,014,128
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,243	5,243	5,243

Total acquisition cost	$1,121,327	$372,542	$2,019,371

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Roma, TX Restaurant	Church’s Chicken San Antonio (Commercial), TX Restaurant	Church’s Chicken San Antonio (Five Palms), TX Restaurant
Gross leasable square footage	1,512	576	1,512
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$671,362	$207,055	$568,079
Cash down payment	612,265	188,828	518,073

Contract purchase price plus acquisition fee	1,283,627	395,883	1,086,152
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,244

Total acquisition cost	$1,288,871	$401,127	$1,091,396

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Flores), TX Restaurant	Church’s Chicken San Antonio (General McMullen), TX Restaurant	Church’s Chicken San Antonio (Goliad), TX Restaurant
Gross leasable square footage	764	1,855	638
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$124,546	$437,939	$551,084
Cash down payment	113,583	399,390	502,575

Contract purchase price plus acquisition fee	238,129	837,329	1,053,659
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,244	5,243

Total acquisition cost	$243,373	$842,573	$1,058,902

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Huebner), TX Restaurant	Church’s Chicken San Antonio (New Braunfels), TX Restaurant	Church’s Chicken San Antonio (Hwy 90), TX Restaurant
Gross leasable square footage	420	5,468	1,260
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$204,433	$408,373	$358,496
Cash down payment	186,438	372,426	326,939

Contract purchase price plus acquisition fee	390,871	780,799	685,435
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$396,115	$786,042	$690,678

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Perrin Beitel), TX Restaurant	Church’s Chicken San Antonio (Rigsby), TX Restaurant	Church’s Chicken San Antonio (San Pedro), TX Restaurant
Gross leasable square footage	1,144	480	1,500
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$537,298	$193,864	$392,419
Cash down payment	490,003	176,800	357,878

Contract purchase price plus acquisition fee	1,027,301	370,664	750,297
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$1,032,545	$375,907	$755,540

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Walzem), TX Restaurant	Church’s Chicken San Antonio (West), TX Restaurant	Church’s Chicken San Antonio (Bitters), TX Restaurant
Gross leasable square footage	1,296	1,144	2,378
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$326,872	$201,356	$249,028
Cash down payment	298,100	183,632	227,108

Contract purchase price plus acquisition fee	624,972	384,988	476,136
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$630,216	$390,231	$481,379

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Antonio (Wurzbach), TX Restaurant	Church’s Chicken San Antonio (White), TX Restaurant	Church’s Chicken San Antonio (Zarzamora), TX Restaurant
Gross leasable square footage	1,118	800	780
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$212,761	$488,212	$162,249
Cash down payment	194,032	445,238	147,967

Contract purchase price plus acquisition fee	406,793	933,450	310,216
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$412,037	$938,693	$315,459

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken San Benito, TX Restaurant	Church’s Chicken Temple, TX Restaurant	Church’s Chicken Tyler, TX Restaurant
Gross leasable square footage	1,335	1,176	1,144
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$1,248,408	$573,162	$311,207
Cash down payment	1,138,518	522,709	283,812

Contract purchase price plus acquisition fee	2,386,926	1,095,871	595,019
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$2,392,170	$1,101,114	$600,262

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Universal City, TX Restaurant	Church’s Chicken Victoria (Ben Jordan), TX Restaurant	Church’s Chicken Victoria (Rio Grande), TX Restaurant
Gross leasable square footage	1,169	1,169	1,701
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$319,430	$250,733	$242,767
Cash down payment	291,312	228,662	221,397

Contract purchase price plus acquisition fee	610,742	479,395	464,164
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,244

Total acquisition cost	$615,986	$484,638	$469,408

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Waco, TX Restaurant	Church’s Chicken Weslaco (Hwy 83), TX Restaurant	Church’s Chicken Weslaco (TX), TX Restaurant
Gross leasable square footage	1,196	1,300	1,575
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$398,736	$613,636	$787,813
Cash down payment	363,636	559,621	718,465

Contract purchase price plus acquisition fee	762,372	1,173,257	1,506,278
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,244	5,243	5,243

Total acquisition cost	$767,616	$1,178,500	$1,511,521

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Church’s Chicken Norfolk (Hampton), VA Restaurant	Church’s Chicken Norfolk (Princess Ann), VA Restaurant	Church’s Chicken Portsmouth, VA Restaurant
Gross leasable square footage	1,100	1,572	1,169
Date of purchase	10/31/08	10/31/08	10/31/08
Mortgage financing at date of purchase	$240,954	$372,815	$426,285
Cash down payment	219,744	339,998	388,761

Contract purchase price plus acquisition fee	460,698	712,813	815,046
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	5,448	5,720	5,832

Total acquisition cost	$466,146	$718,533	$820,878

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply LaGrange, KY Specialty Retail	Walgreens Evansville, IN Drugstore	CVS Carrollton, TX Drugstore
Gross leasable square footage	19,097	14,820	9,504
Date of purchase	11/19/08	11/25/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,372,715	4,794,000	2,158,728

Contract purchase price plus acquisition fee	3,372,715	4,794,000	2,158,728
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,160	18,173	33,223

Total acquisition cost	$3,409,875	$4,812,173	$2,191,951

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Kissimmee, FL Drugstore	CVS Lake Worth, TX Drugstore	CVS Richardson, TX Drugstore
Gross leasable square footage	9,504	9,504	10,560
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,568,258	1,886,184	2,450,448

Contract purchase price plus acquisition fee	2,568,258	1,886,184	2,450,448
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	31,085	32,669	35,734

Total acquisition cost	$2,599,343	$1,918,853	$2,486,182

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS River Oaks, TX Drugstore	CVS The Colony, TX Drugstore	CVS Wichita Falls, TX Drugstore
Gross leasable square footage	10,908	9,504	9,504
Date of purchase	12/19/08	12/19/08	12/19/08
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,809,080	2,000,118	1,918,416

Contract purchase price plus acquisition fee	2,809,080	2,000,118	1,918,416
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	37,644	33,292	32,924

Total acquisition cost	$2,846,724	$2,033,410	$1,951,340

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Wichita Falls (SW), TX Drugstore	BJ’s Wholesale Club Woodstock, GA Warehouse	Chili’s Tilton, NH Restaurant
Gross leasable square footage	9,504	115,426	—(4)
Date of purchase	12/19/08	1/29/09	3/27/09
Mortgage financing at date of purchase	$—	$10,131,105	$1,260,000
Cash down payment	2,197,386	6,239,895	75,415

Contract purchase price plus acquisition fee	2,197,386	16,371,000	1,335,415
Other cash expenditures expensed	—	35,072	38,692
Other cash expenditures capitalized	34,535	—	—

Total acquisition cost	$2,231,921	$16,406,072	$1,374,107

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Tilton, NH Department Store	Lowe’s Tilton, NH Home Improvement	CVS Myrtle Beach, SC Drugstore
Gross leasable square footage	—(4)	—(4)	11,970
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$3,780,000	$12,960,000	$4,788,000
Cash down payment	299,382	765,248	426,905

Contract purchase price plus acquisition fee	4,079,382	13,725,248	5,214,905
Other cash expenditures expensed	85,563	240,669	34,254
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,164,945	$13,965,917	$5,249,159

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Austin, MN Drugstore	Walgreens Canton, IL Drugstore	Walgreens Galloway, OH Drugstore
Gross leasable square footage	14,820	14,490	14,560
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$3,531,000	$4,428,500	$4,250,000
Cash down payment	199,004	510,026	596,022

Contract purchase price plus acquisition fee	3,730,004	4,938,526	4,846,022
Other cash expenditures expensed	29,241	31,968	35,594
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,759,245	$4,970,494	$4,881,616

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Humble, TX Drugstore	Walgreens Memphis, TN Drugstore	Walgreens Parkville, MO Drugstore
Gross leasable square footage	14,560	14,490	14,820
Date of purchase	3/27/09	3/27/09	3/27/09
Mortgage financing at date of purchase	$4,395,000	$5,058,000	$4,274,000
Cash down payment	849,386	611,607	518,459

Contract purchase price plus acquisition fee	5,244,386	5,669,607	4,792,459
Other cash expenditures expensed	26,980	39,684	26,571
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,271,366	$5,709,291	$4,819,030

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens San Antonio, TX Drugstore	Walgreens Toledo, OH Drugstore	CVS Maynard, MA Drugstore
Gross leasable square footage	14,560	14,820	10,880
Date of purchase	3/27/09	3/27/09	3/31/09
Mortgage financing at date of purchase	$4,060,000	$5,400,000	$5,596,000
Cash down payment	789,006	284,527	247,873

Contract purchase price plus acquisition fee	4,849,006	5,684,527	5,843,873
Other cash expenditures expensed	25,754	37,312	35,716
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,874,760	$5,721,839	$5,879,589

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Waynesville, NC Drugstore	Walgreens Antioch, TN Drugstore	Walgreens Decatur, IL Drugstore
Gross leasable square footage	10,055	14,490	14,490
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$3,966,000	$4,425,000	$4,003,000
Cash down payment	331,115	424,006	562,525

Contract purchase price plus acquisition fee	4,297,115	4,849,006	4,565,525
Other cash expenditures expensed	29,908	48,728	30,383
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,327,023	$4,897,734	$4,595,908

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust II,	Property Trust II,	Property Trust II,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Long Beach, MS Drugstore	Walgreens Roselle, NJ Drugstore	Walgreens Saraland, AL Drugstore
Gross leasable square footage	14,820	12,875	14,560
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$3,662,000	$5,742,000	$5,079,000
Cash down payment	417,133	673,608	366,807

Contract purchase price plus acquisition fee	4,079,133	6,415,608	5,445,807
Other cash expenditures expensed	26,200	110,185	28,667
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,105,333	$6,525,793	$5,474,474

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS(2) Fredericksburg, VA Drugstore	Walgreens(2) Indianapolis, IN Drugstore	Walgreens(2) Tulsa (S. Yale), OK Drugstore
Gross leasable square footage	12,900	14,820	13,650
Date of purchase	1/6/09	1/6/09	1/6/09
Mortgage financing at date of purchase	$5,504,000	$5,625,000	$3,512,000
Cash down payment	734,861	750,000	468,040

Contract purchase price plus acquisition fee	6,238,861	6,375,000	3,980,040
Other cash expenditures expensed	115,852	31,054	21,365
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,354,713	$6,406,054	$4,001,405

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s(2) Burnsville, MN Department Store	Walgreens(2) Fredericksburg, VA Drugstore	Sam’s Club(2) Hoover, AL Warehouse
Gross leasable square footage	101,346	14,820	115,347
Date of purchase	1/9/09	1/9/09	1/15/09
Mortgage financing at date of purchase	$9,310,000	$6,560,000	$11,070,000
Cash down payment	1,241,900	875,047	1,476,000

Contract purchase price plus acquisition fee	10,551,900	7,435,047	12,546,000
Other cash expenditures expensed	22,080	132,900	107,454
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,573,980	$7,567,947	$12,653,454

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Lowe’s Las Vegas, NV Home Improvement	Wal-Mart Las Vegas, NV Discount Retail	Wal-Mart Albuquerque, NM Discount Retail
Gross leasable square footage	—(4)	—(4)	—(4)
Date of purchase	3/31/09	3/31/09	3/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	10,954,800	15,060,300	18,416,100

Contract purchase price plus acquisition fee	10,954,800	15,060,300	18,416,100
Other cash expenditures expensed	17,639	48,935	55,309
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$10,972,439	$15,109,235	$18,471,409

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot Las Vegas, NV Home Improvement	Home Depot Odessa, TX Home Improvement	Home Depot San Diego, CA Home Improvement
Gross leasable square footage	—(4)	—(4)	—(4)
Date of purchase	4/15/09	4/15/09	4/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,544,802	9,444,938	12,599,724

Contract purchase price plus acquisition fee	8,544,802	9,444,938	12,599,724
Other cash expenditures expensed	54,958	62,326	55,125
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,599,760	$9,507,264	$12,654,849

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Home Depot San Jose, CA Home Improvement	Walgreens Dunkirk, NY Drugstore	Aaron’s Rents Humble, TX Specialty Retail
Gross leasable square footage	—(4)	13,650	8,000
Date of purchase	4/15/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,187,190	3,937,971	1,412,700

Contract purchase price plus acquisition fee	8,187,190	3,937,971	1,412,700
Other cash expenditures expensed	54,441	33,273	18,647
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,241,631	$3,971,244	$1,431,347

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Indianapolis, IN Specialty Retail	Aaron’s Rents Meadville, PA Specialty Retail	Aaron’s Rents Mexia, TX Specialty Retail
Gross leasable square footage	7,667	11,988	8,000
Date of purchase	5/29/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	998,580	1,158,720	1,096,500

Contract purchase price plus acquisition fee	998,580	1,158,720	1,096,500
Other cash expenditures expensed	22,055	33,218	17,744
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,020,635	$1,191,938	$1,114,244

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Minden, LA Specialty Retail	Aaron’s Rents Odessa, TX Specialty Retail	Aaron’s Rents Oxford, AL Specialty Retail
Gross leasable square footage	8,000	6,240	7,480
Date of purchase	5/29/09	5/29/09	5/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,377,000	748,680	758,880

Contract purchase price plus acquisition fee	1,377,000	748,680	758,880
Other cash expenditures expensed	20,243	17,006	19,294
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,397,243	$765,686	$778,174

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Shawnee, OK Specialty Retail	Aaron’s Rents Battle Creek, MI Specialty Retail	Aaron’s Rents Chattanooga, TN Specialty Retail
Gross leasable square footage	8,000	8,400	11,368
Date of purchase	5/29/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,250,520	954,720	1,052,640

Contract purchase price plus acquisition fee	1,250,520	954,720	1,052,640
Other cash expenditures expensed	19,563	19,883	20,711
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,270,083	$974,603	$1,073,351

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Columbia, SC Specialty Retail	Aaron’s Rents Mansura, LA Specialty Retail	Aaron’s Rents Statesboro, GA Specialty Retail
Gross leasable square footage	12,516	7,207	8,050
Date of purchase	6/18/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,207,680	539,580	1,248,480

Contract purchase price plus acquisition fee	1,207,680	539,580	1,248,480
Other cash expenditures expensed	17,871	19,192	17,484
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,225,551	$558,772	$1,265,964

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Pasadena, TX Specialty Retail	Aaron’s Rents Killeen, TX Specialty Retail	Aaron’s Rents Livingston, TX Specialty Retail
Gross leasable square footage	8,000	37,500	10,000
Date of purchase	6/18/09	6/18/09	6/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,410,660	3,333,360	1,401,480

Contract purchase price plus acquisition fee	1,410,660	3,333,360	1,401,480
Other cash expenditures expensed	18,082	21,395	18,173
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,428,742	$3,354,755	$1,419,653

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Bossier City, LA Sporting Goods	Academy Sports Laredo, TX Sporting Goods	Academy Sports Montgomery, AL Sporting Goods
Gross leasable square footage	89,929	86,000	76,786
Date of purchase	6/19/09	6/19/09	6/19/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,670,000	9,078,000	9,588,000

Contract purchase price plus acquisition fee	8,670,000	9,078,000	9,588,000
Other cash expenditures expensed	30,810	28,182	22,860
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,700,810	$9,106,182	$9,610,860

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Academy Sports Fort Worth, TX Sporting Goods	Cracker Barrel Fort Mill, SC Restaurant	Cracker Barrel Piedmont, SC Restaurant
Gross leasable square footage	83,741	10,179	10,170
Date of purchase	6/19/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	7,752,000	3,135,834	3,533,001

Contract purchase price plus acquisition fee	7,752,000	3,135,834	3,533,001
Other cash expenditures expensed	26,785	6,269	6,405
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$7,778,785	$3,142,103	$3,539,406

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Rocky Mount, NC Restaurant	Cracker Barrel Greensboro, NC Restaurant	Cracker Barrel Mebane, NC Restaurant
Gross leasable square footage	10,097	10,170	9,984
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,842,812	3,125,730	2,702,796

Contract purchase price plus acquisition fee	2,842,812	3,125,730	2,702,796
Other cash expenditures expensed	6,188	6,285	6,690
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,849,000	$3,132,015	$2,709,486

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Braselton, GA Restaurant	Cracker Barrel Bremen, GA Restaurant	Cracker Barrel Waynesboro, VA Restaurant
Gross leasable square footage	10,101	10,141	10,041
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,155,867	2,883,417	3,248,630

Contract purchase price plus acquisition fee	3,155,867	2,883,417	3,248,630
Other cash expenditures expensed	6,094	6,000	6,688
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,161,961	$2,889,417	$3,255,318

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Woodstock, VA Restaurant	Cracker Barrel Bristol, VA Restaurant	Cracker Barrel Emporia, VA Restaurant
Gross leasable square footage	10,161	10,182	10,024
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,646,694	2,719,791	2,769,534

Contract purchase price plus acquisition fee	2,646,694	2,719,791	2,769,534
Other cash expenditures expensed	5,932	5,957	6,524
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,652,626	$2,725,748	$2,776,058

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Cracker Barrel Abilene, TX Restaurant	Cracker Barrel San Antonio, TX Restaurant	Cracker Barrel Sherman, TX Restaurant
Gross leasable square footage	10,101	9,984	10,158
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	3,421,986	3,461,928	3,345,326

Contract purchase price plus acquisition fee	3,421,986	3,461,928	3,345,326
Other cash expenditures expensed	8,603	8,646	8,521
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$3,430,589	$3,470,574	$3,353,847

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Benton Harbor, MI Specialty Retail	Aaron’s Rents Richmond, VA Specialty Retail	Aaron’s Rents Pensacola, FL Specialty Retail
Gross leasable square footage	6,745	11,616	8,398
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	987,360	1,759,500	841,500

Contract purchase price plus acquisition fee	987,360	1,759,500	841,500
Other cash expenditures expensed	32,745	39,861	33,906
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,020,105	$1,799,361	$875,406

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents El Dorado, AR Specialty Retail	Aaron’s Rents Copperas Cove, TX Specialty Retail	Aaron’s Rents Port Lavaca, TX Specialty Retail
Gross leasable square footage	4,860	11,387	8,000
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	898,620	1,447,396	1,218,900

Contract purchase price plus acquisition fee	898,620	1,447,396	1,218,900
Other cash expenditures expensed	21,279	20,549	20,284
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$919,899	$1,467,945	$1,239,184

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Haltom City, TX Specialty Retail	L.A. Fitness Carmel, IN Fitness	Kohl’s Tavares, FL Department Store
Gross leasable square footage	10,000	45,000	—(4)
Date of purchase	6/30/09	6/30/09	6/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,653,420	8,275,909	8,636,340

Contract purchase price plus acquisition fee	1,653,420	8,275,909	8,636,340
Other cash expenditures expensed	32,802	33,093	30,194
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,686,222	$8,309,002	$8,666,534

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	HH Gregg N. Charleston, SC Consumer Electronics	Walgreens Edmond, OK Drugstore	Cracker Barrel Columbus, GA Restaurant
Gross leasable square footage	30,167	13,905	10,000
Date of purchase	7/2/09	7/7/09	7/15/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,704,860	4,174,860	3,092,978

Contract purchase price plus acquisition fee	5,704,860	4,174,860	3,092,978
Other cash expenditures expensed	25,838	26,957	6,059
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,730,698	$4,201,817	$3,099,037

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Stillwater, OK Drugstore	Kohl’s Port Orange, FL Department Store	Walgreens Denton, TX Drugstore
Gross leasable square footage	15,120	—(4)	14,820
Date of purchase	7/21/09	7/23/09	7/24/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,031,040	9,953,160	4,539,000

Contract purchase price plus acquisition fee	4,031,040	9,953,160	4,539,000
Other cash expenditures expensed	26,732	29,048	26,470
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,057,772	$9,982,208	$4,565,470

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Roswell, NM Specialty Retail	Tractor Supply Edinburg, TX Specialty Retail	Tractor Supply Del Rio, TX Specialty Retail
Gross leasable square footage	19,097	18,800	19,097
Date of purchase	7/27/09	7/27/09	7/27/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,729,520	3,152,820	2,427,600

Contract purchase price plus acquisition fee	2,729,520	3,152,820	2,427,600
Other cash expenditures expensed	19,181	19,852	19,065
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,748,701	$3,172,672	$2,446,665

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Kohl’s Monrovia, CA Department Store	Kohl’s Rancho Cordova, CA Department Store	Harris Teeter Durham, NC Grocery
Gross leasable square footage	76,804	76,158	—(4)
Date of purchase	7/30/09	7/30/09	7/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	13,150,860	7,428,660	3,309,900

Contract purchase price plus acquisition fee	13,150,860	7,428,660	3,309,900
Other cash expenditures expensed	31,415	27,960	32,484
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$13,182,275	$7,456,620	$3,342,384

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Southaven, MS Drugstore	CVS Oak Forest, IL Drugstore	CVS Noblesville, IN Drugstore
Gross leasable square footage	13,225	13,225	12,900
Date of purchase	7/31/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,414,832	4,710,714	6,219,198

Contract purchase price plus acquisition fee	5,414,832	4,710,714	6,219,198
Other cash expenditures expensed	25,113	21,111	20,517
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,439,945	$4,731,825	$6,239,715

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Liberty, MO Drugstore	CVS Sparks, NV Drugstore	CVS Edinburg, TX Drugstore
Gross leasable square footage	12,900	13,625	13,204
Date of purchase	8/13/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,086,902	5,939,236	3,977,019

Contract purchase price plus acquisition fee	5,086,902	5,939,236	3,977,019
Other cash expenditures expensed	18,703	24,454	24,842
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,105,605	$5,963,690	$4,001,861

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS McAllen, TX Drugstore	CVS Newport News, VA Drugstore	CVS Virginia Beach, VA Drugstore
Gross leasable square footage	13,225	13,225	13,225
Date of purchase	8/13/09	8/13/09	8/13/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,595,363	5,182,129	6,082,542

Contract purchase price plus acquisition fee	4,595,363	5,182,129	6,082,542
Other cash expenditures expensed	26,066	25,626	27,259
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,621,429	$5,207,755	$6,109,801

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Raymore, MO Drugstore	CVS Kyle, TX Drugstore	CVS Thomasville, NC Drugstore
Gross leasable square footage	12,900	13,225	13,225
Date of purchase	8/14/09	8/14/09	8/14/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,806,240	4,182,000	3,353,760

Contract purchase price plus acquisition fee	4,806,240	4,182,000	3,353,760
Other cash expenditures expensed	13,877	20,394	13,760
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,820,117	$4,202,394	$3,367,520

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Aaron’s Rents Texas City, TX Specialty Retail	Best Buy Bourbonnais, IL Consumer Electronics	Best Buy Coral Springs, FL Consumer Electronics
Gross leasable square footage	11,943	46,996	52,550
Date of purchase	8/31/09	8/31/09	8/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,032,860	6,154,354	6,364,248

Contract purchase price plus acquisition fee	2,032,860	6,154,354	6,364,248
Other cash expenditures expensed	10,555	31,360	28,870
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,043,415	$6,185,714	$6,393,118

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Best Buy Lakewood, CO Consumer Electronics	Walgreens Nampa, ID Drugstore	CVS Lee’s Summit, MO Drugstore
Gross leasable square footage	45,976	14,490	12,900
Date of purchase	8/31/09	9/18/09	9/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	8,429,094	4,462,500	4,465,560

Contract purchase price plus acquisition fee	8,429,094	4,462,500	4,465,560
Other cash expenditures expensed	34,287	29,704	15,401
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$8,463,381	$4,492,204	$4,480,961

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Grand Junction, CO Drugstore	Walgreens McPherson, KS Drugstore	Walgreens St. George, UT Drugstore
Gross leasable square footage	14,490	13,650	14,490
Date of purchase	9/30/09	9/30/09	9/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,488,000	4,092,240	6,528,000

Contract purchase price plus acquisition fee	4,488,000	4,092,240	6,528,000
Other cash expenditures expensed	25,157	15,460	27,063
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,513,157	$4,107,700	$6,555,063

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Houston (Quitman), TX Drugstore	Walgreens Spearfish, SD Drugstore	Walgreens Papillion, NE Drugstore
Gross leasable square footage	13,650	14,820	14,820
Date of purchase	9/30/09	10/6/09	10/6/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,948,903	4,972,500	4,217,700

Contract purchase price plus acquisition fee	5,948,903	4,972,500	4,217,700
Other cash expenditures expensed	25,311	30,998	22,587
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,974,214	$5,003,498	$4,240,287

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens Chickasha, OK Drugstore	Tractor Supply Irmo, SC Specialty Retail	Walgreens Warner Robins, GA Drugstore
Gross leasable square footage	14,820	19,097	14,820
Date of purchase	10/14/09	10/15/09	10/20/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,117,740	2,550,000	4,080,000

Contract purchase price plus acquisition fee	4,117,740	2,550,000	4,080,000
Other cash expenditures expensed	22,082	28,442	17,748
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,139,822	$2,578,442	$4,097,748

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit		Cole Credit
	Property Trust III,	Property Trust III,		Property Trust III,
Program:	Inc.	Inc.		Inc.

Name, location, type of property	Home Depot Winchester, VA Home Improvement	Home Depot Tucson, AZ Home Improvement		Walgreens Goose Creek, SC Drugstore
Gross leasable square footage	465,600	—	(4)	14,820
Date of purchase	10/21/09	10/21/09		10/29/09
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	29,172,000	11,566,800		5,253,000

Contract purchase price plus acquisition fee	29,172,000	11,566,800		5,253,000
Other cash expenditures expensed	61,414	31,956		35,145
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$29,233,414	$11,598,756		$5,288,145

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	L.A. Fitness Glendale, AZ Fitness	Staples Iowa City, IA Office Supply	University Plaza Flagstaff, AZ Shopping Center
Gross leasable square footage	38,000	18,049	163,620
Date of purchase	10/30/09	11/13/09	11/17/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,528,000	4,263,600	17,508,300

Contract purchase price plus acquisition fee	6,528,000	4,263,600	17,508,300
Other cash expenditures expensed	23,668	22,885	100,027
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,551,668	$4,286,485	$17,608,327

	Cole Credit	Cole Credit		Cole Credit
	Property Trust III,	Property Trust III,		Property Trust III,
Program:	Inc.	Inc.		Inc.

Name, location, type of property	Walgreens South Bend, IN Drugstore	Lowe’s Kansas City, MO Home Improvement		L.A. Fitness Spring, TX Fitness
Gross leasable square footage	14,550	—	(4)	45,000
Date of purchase	11/18/09	11/20/09		11/20/09
Mortgage financing at date of purchase	$—	$—		$—
Cash down payment	5,036,250	8,096,250		7,509,750

Contract purchase price plus acquisition fee	5,036,250	8,096,250		7,509,750
Other cash expenditures expensed	20,369	28,136		31,784
Other cash expenditures capitalized	—	—		—

Total acquisition cost	$5,056,619	$8,124,386		$7,541,534

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Publix Mountain Brook, AL Grocery	Kohl’s Columbia, SC Department Store	Walgreens Machesney Park, IL Drugstore
Gross leasable square footage	44,271	89,706	14,490
Date of purchase	12/1/09	12/7/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,222,000	12,138,000	4,256,460

Contract purchase price plus acquisition fee	6,222,000	12,138,000	4,256,460
Other cash expenditures expensed	30,615	26,860	18,960
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,252,615	$12,164,860	$4,275,420

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Huntsville, TX Automotive Parts	Advanced Auto Lubbock, TX Automotive Parts	Advanced Auto Deer Park, TX Automotive Parts
Gross leasable square footage	6,000	6,000	6,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,331,203	1,244,297	1,502,780

Contract purchase price plus acquisition fee	1,331,203	1,244,297	1,502,780
Other cash expenditures expensed	20,135	23,522	20,199
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,351,338	$1,267,819	$1,522,979

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Houston (Wallisville), TX Automotive Parts	Advanced Auto Houston (Imperial), TX Automotive Parts	Advanced Auto Kingwood, TX Automotive Parts
Gross leasable square footage	7,000	8,000	6,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,540,072	1,253,574	1,509,810

Contract purchase price plus acquisition fee	1,540,072	1,253,574	1,509,810
Other cash expenditures expensed	20,712	19,918	19,898
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,560,784	$1,273,492	$1,529,708

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Advanced Auto Houston (Aldine), TX Automotive Parts	Advanced Auto Humble, TX Automotive Parts	Advanced Auto Webster, TX Automotive Parts
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	12/16/09	12/16/09	12/16/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,398,858	1,525,827	1,530,642

Contract purchase price plus acquisition fee	1,398,858	1,525,827	1,530,642
Other cash expenditures expensed	21,201	22,039	20,324
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,420,059	$1,547,866	$1,550,966

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Tractor Supply Gloucester, NJ Specialty Retail	Walgreens Janesville, WI Drugstore	Mueller Regional Retail District Austin, TX Shopping Center
Gross leasable square footage	22,670	14,490	341,736
Date of purchase	12/17/09	12/17/09	12/18/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	5,457,000	6,014,940	68,595,000

Contract purchase price plus acquisition fee	5,457,000	6,014,940	68,595,000
Other cash expenditures expensed	83,474	16,735	220,243
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$5,540,474	$6,031,675	$68,815,243

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Walgreens S. Bend (Ironwood), IN Drugstore	Walgreens Brooklyn Park, MD Drugstore	FedEx Effingham, IL Distribution Center
Gross leasable square footage	14,820	14,560	101,240
Date of purchase	12/21/09	12/23/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	6,056,250	4,925,580	14,433,000

Contract purchase price plus acquisition fee	6,056,250	4,925,580	14,433,000
Other cash expenditures expensed	22,608	134,044	21,800
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$6,078,858	$5,059,624	$14,454,800

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	CVS Meridianville, AL Drugstore	Walgreens St. Charles, IL Drugstore	Walgreens Elgin, IL Drugstore
Gross leasable square footage	13,225	14,490	14,490
Date of purchase	12/29/09	12/29/09	12/29/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	4,046,340	4,143,750	4,526,250

Contract purchase price plus acquisition fee	4,046,340	4,143,750	4,526,250
Other cash expenditures expensed	25,138	11,386	12,451
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$4,071,478	$4,155,136	$4,538,701

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Valero Rio Hondo, TX Convenience Store	Valero Pharr, TX Convenience Store	Valero Andrews, TX Convenience Store
Gross leasable square footage	6,350	8,528	4,656
Date of purchase	12/30/09	12/30/09	12/30/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	2,619,057	2,525,901	2,413,590

Contract purchase price plus acquisition fee	2,619,057	2,525,901	2,413,590
Other cash expenditures expensed	14,777	14,543	14,574
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$2,633,834	$2,540,444	$2,428,164

	Cole Credit	Cole Credit	Cole Credit
	Property Trust III,	Property Trust III,	Property Trust III,
Program:	Inc.	Inc.	Inc.

Name, location, type of property	Valero LaFeria, TX Convenience Store	Kum & Go Rogers, AR Convenience Store	Kum & Go Lowell, AR Convenience Store
Gross leasable square footage	4,950	3,391	4,692
Date of purchase	12/30/09	12/31/09	12/31/09
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,955,554	2,142,000	2,131,200

Contract purchase price plus acquisition fee	1,955,554	2,142,000	2,131,200
Other cash expenditures expensed	13,991	16,353	15,796
Other cash expenditures capitalized	—	—	—

Total acquisition cost	$1,969,545	$2,158,353	$2,146,996

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Collateralized	Cole Collateralized
	Property Trust III,	Senior Notes II,	Senior Notes II,
Program:	Inc.	LLC	LLC

Name, location, type of property	Kum & Go Bentonville, AR Convenience Store	Walgreens Ozark, MO Drugstore	Logan’s Roadhouse Florence, AL Restaurant
Gross leasable square footage	3,392	14,820	8,014
Date of purchase	12/31/09	1/30/07	3/29/07
Mortgage financing at date of purchase	$—	$2,952,000	$3,872,000
Cash down payment	1,884,000	811,800	1,064,800

Contract purchase price plus acquisition fee	1,884,000	3,763,800	4,936,800
Other cash expenditures expensed	14,957	—	—
Other cash expenditures capitalized	—	34,812	31,766

Total acquisition cost	$1,898,957	$3,798,612	$4,968,566

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Houston, TX Restaurant	Logan’s Roadhouse Waco, TX Restaurant	Logan’s Roadhouse Tuscaloosa, AL Restaurant
Gross leasable square footage	7,990	8,060	7,839
Date of purchase	3/28/07	3/28/07	3/28/07
Mortgage financing at date of purchase	$1,638,000	$2,489,000	$3,339,500
Cash down payment	450,960	685,240	919,000

Contract purchase price plus acquisition fee	2,088,960	3,174,240	4,258,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,592	20,950	28,348

Total acquisition cost	$2,109,552	$3,195,190	$4,286,848

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Logan’s Roadhouse Killeen, TX Restaurant	Walgreens Ellenton, FL Drugstore	CVS(2) Flowery Branch, GA Drugstore
Gross leasable square footage	7,969	14,490	12,900
Date of purchase	3/28/07	3/30/07	6/11/07
Mortgage financing at date of purchase	$2,568,500	$4,616,000	$3,880,000
Cash down payment	706,720	1,269,400	970,000

Contract purchase price plus acquisition fee	3,275,220	5,885,400	4,850,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,719	55,703	141,709

Total acquisition cost	$3,296,939	$5,941,103	$4,991,709

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Wal-Mart(2) Chanute, KS Discount Retail	Walgreens Mineral Wells, TX Drugstore	Walgreens Gretna, LA Drugstore
Gross leasable square footage	154,756	14,787	14,490
Date of purchase	6/11/07	5/17/07	5/18/07
Mortgage financing at date of purchase	$3,517,000	$3,544,000	$—
Cash down payment	879,224	974,600	6,446,400

Contract purchase price plus acquisition fee	4,396,224	4,518,600	6,446,400
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	118,291	20,918	24,522

Total acquisition cost	$4,514,515	$4,539,518	$6,470,922

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes II,	Senior Notes II,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Brenham, TX Drugstore	Kohl’s(3) Burnsville, MN Department Store	CVS(3) Fredericksburg, VA Drugstore
Gross leasable square footage	14,550	101,346	12,900
Date of purchase	8/9/07	12/19/08	11/19/08
Mortgage financing at date of purchase	$3,400,000	$—	$—
Cash down payment	1,828,000	10,551,900	6,238,861

Contract purchase price plus acquisition fee	5,228,000	10,551,900	6,238,861
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,134	20,875	113,704

Total acquisition cost	$5,253,134	$10,572,775	$6,352,565

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes II,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(3) Fredericksburg, VA Drugstore	CVS(3) Flowery Branch, GA Drugstore	Wal-Mart(3) Chanute, KS Discount Retail
Gross leasable square footage	14,820	12,900	154,756
Date of purchase	11/19/08	4/26/07	5/9/07
Mortgage financing at date of purchase	$—	$3,880,000	$3,517,000
Cash down payment	7,435,047	1,067,000	967,148

Contract purchase price plus acquisition fee	7,435,047	4,947,000	4,484,148
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	131,342	44,709	30,367

Total acquisition cost	$7,566,389	$4,991,709	$4,514,515

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Taco Bell Connersville, IN Restaurant	Taco Bell Linton, IN Restaurant	Taco Bell Elwood, IN Restaurant
Gross leasable square footage	2,084	2,435	2,098
Date of purchase	7/19/07	7/19/07	7/19/07
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,823,780	1,778,613	1,342,452

Contract purchase price plus acquisition fee	1,823,780	1,778,613	1,342,452
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,506	19,469	7,785

Total acquisition cost	$1,843,286	$1,798,082	$1,350,237

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Taco Bell Owensboro, KY Restaurant	Walgreens Wilmington, MA Drugstore	Penske West Covina, CA Automotive Services
Gross leasable square footage	2,442	15,466	81,530
Date of purchase	7/19/07	7/31/07	7/31/07
Mortgage financing at date of purchase	$—	$4,630,000	$17,000,000
Cash down payment	2,269,941	2,495,000	10,725,130

Contract purchase price plus acquisition fee	2,269,941	7,125,000	27,725,130
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,839	34,230	78,818

Total acquisition cost	$2,292,780	$7,159,230	$27,803,948

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens Westford, MA Drugstore	Walgreens(3) Indianapolis, IN Drugstore	Walgreens(3) Tulsa (S. Yale), OK Drugstore
Gross leasable square footage	14,820	14,820	13,650
Date of purchase	8/3/07	12/12/08	12/12/08
Mortgage financing at date of purchase	$4,710,000	$—	$—
Cash down payment	2,534,000	6,375,000	3,980,040

Contract purchase price plus acquisition fee	7,244,000	6,375,000	3,980,040
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,411	30,865	21,365

Total acquisition cost	$7,270,411	$6,405,865	$4,001,405

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Tractor Supply Rutland, VT Specialty Retail	Tractor Supply Watertown, WI Specialty Retail	Starbucks Somerset, KY Restaurant
Gross leasable square footage	21,688	22,627	1,853
Date of purchase	2/7/07	2/7/07	8/10/07
Mortgage financing at date of purchase	$3,047,000	$2,900,000	$—
Cash down payment	876,270	833,750	1,570,000

Contract purchase price plus acquisition fee	3,923,270	3,733,750	1,570,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	65,493	30,123	19,764

Total acquisition cost	$3,988,763	$3,763,873	$1,589,764

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Starbucks Crestwood, KY Restaurant	Starbucks Danville, KY Restaurant	Walgreens Gulf Breeze, FL Drugstore
Gross leasable square footage	1,853	1,853	14,287
Date of purchase	8/10/07	8/10/07	8/17/07
Mortgage financing at date of purchase	$—	$—	$3,194,480
Cash down payment	1,550,000	1,629,000	783,520

Contract purchase price plus acquisition fee	1,550,000	1,629,000	3,978,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,719	19,807	46,779

Total acquisition cost	$1,569,719	$1,648,807	$4,024,779

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreens(3) Oneida, TN Drugstore	Land Parcel Canyon Trails, AZ Land	Sam’s Club(3) Hoover, AL Warehouse
Gross leasable square footage	14,820	591,458	115,347
Date of purchase	8/30/07	5/14/08	12/16/08
Mortgage financing at date of purchase	$3,800,000	$200,000	$—
Cash down payment	1,323,359	1,840,000	12,546,000

Contract purchase price plus acquisition fee	5,123,359	2,040,000	12,546,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	47,905	56,399	105,467

Total acquisition cost	$5,171,264	$2,096,399	$12,651,467

TABLE VI (UNAUDITED)

ACQUISITION OF PROPERTIES BY PROGRAMS — (Continued)

Cole Acquisitions I,
Program:	LLC(1)

Name, location, type of property	Centerpointe at Woodridge Woodridge, IL Shopping Center
Gross leasable square footage	465,437
Date of purchase	2/8/07
Mortgage financing at date of purchase	$36,200,000
Cash down payment	10,407,500

Contract purchase price plus acquisition fee	46,607,500
Other cash expenditures expensed	—
Other cash expenditures capitalized	69,949

Total acquisition cost	$46,677,449

(1)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC and Cole Collateralized Senior Notes IV, LLC.

(2)	These properties were acquired at their original cost from an affiliate.

(3)	These properties were sold at their original cost to an affiliate.

(4)	These properties are subject to a ground lease.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 3rd day of December, 2010.

Cole Advisor Retail Income REIT, Inc.

By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Christopher H. Cole Christopher H. Cole	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	December 3, 2010

/s/ D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 3, 2010

/s/ Marc T. Nemer Marc T. Nemer	Director	December 3, 2010

Exhibit Index

1	.1**	Form of Distribution Agreement
1	.2**	Form of Participating Broker-Dealer Agreement
3	.1**	Form of Articles of Amendment and Restatement of Cole Advisor Retail Income REIT, Inc.
3	.2**	Bylaws of Cole Advisor Retail Income REIT, Inc.
5	.1**	Form of Opinion of Goodwin Procter LLP as to legality of securities
8	.1**	Form of Opinion of Goodwin Procter LLP as to tax matters
10	.1**	Form of Advisory Agreement
10	.2**	Independent Valuation Expert Agreement
10	.3**	Form of Escrow Agreement
21	.1**	Subsidiaries of the registrant
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23	.2**	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and Exhibit 8.1)
23	.3**	Consent of Independent Valuation Expert

**	To be filed by amendment.